Filed Pursuant to Rule 424(b)(3)
Registration No. 333-294297
PROSPECTUS

Offer to Exchange
$400,000,000 aggregate principal amount of 6.150% Notes due 2030
$350,000,000 aggregate principal amount of 5.750% Notes due 2029

For

$400,000,000 aggregate principal amount of 6.150% Notes due 2030
$350,000,000 aggregate principal amount of 5.750% Notes due 2029 registered under the Securities Act of 1933, as amended
Barings Private Credit Corporation (the “Company,” “we,” “us,” or “our”) is offering to exchange all of its outstanding (i) 6.150% Notes due 2030 that were issued in a transaction not requiring registration under the Securities Act of 1933, as amended (the “Securities Act”) on June 11, 2025 (the “2030 Restricted Notes”) and (ii) 5.750% Notes due 2029 that were issued in a separate transaction not requiring registration under the Securities Act on February 6, 2026 (the “2029 Restricted Notes” and, together with the 2030 Restricted Notes, the “Restricted Notes”), for an equal aggregate principal amount of its new (a) 6.150% Notes due 2030 (the “2030 Exchange Notes”) and (b) 5.750% Notes due 2029 (the “2029 Exchange Notes” and, together with the 2030 Exchange Notes, the “Exchange Notes”), respectively, that have been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act. We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes.”
If you participate in the exchange offer, you will receive Exchange Notes for your Restricted Notes that are validly tendered. The terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes.
MATERIAL TERMS OF THE EXCHANGE OFFER
The exchange offer expires at 5:00 p.m., New York City time, on June 5, 2026, unless extended.
We will exchange all 2030 Restricted Notes and 2029 Restricted Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for the 2030 Exchange Notes and the 2029 Exchange Notes, respectively. You may withdraw tendered Restricted Notes at any time prior to the expiration of the exchange offer.
The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or applicable interpretation of the staff of the SEC and that no injunction, order or decree has been or is issued that would prohibit, prevent or materially impair our ability to complete the exchange offer.
We will not receive any cash proceeds from the exchange offer.
There is no active trading market for the Restricted Notes, and we do not intend to list the Exchange Notes on any securities exchange or to seek approval for quotations through any automated dealer quotation system.
Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 11 of this prospectus.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Restricted Notes where such Restricted Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Broker-dealers who acquired Restricted Notes directly from us in the initial offering of the Restricted Notes must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resales and cannot rely on the position of the staff enunciated in Exxon Capital Holdings Corp., SEC no-action letter (publicly available May 13, 1988).
Neither the SEC nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 6, 2026
No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Exchange Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

i

This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. This information is available without charge to security holders upon written request at:
Barings Private Credit Corporation
300 South Tryon Street, Suite 2500
Charlotte, NC 28202
Attention: Secretary
To obtain timely delivery, you must request information no later than five business days prior to the expiration of the exchange offer, which expiration is 5:00 p.m., New York City time, on June 5, 2026.
You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the Exchange Notes in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.
Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. The accompanying letter of transmittal relating to the Exchange Offer states that, by so acknowledging and delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales or other transfers of Exchange Notes received in the exchange offer for Restricted Notes that were acquired by the broker-dealer as a result of market-making or other trading activities.
ii

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks discussed under the heading “Risk Factors” beginning on page 11 of this prospectus, as well as the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and any updates to those risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), all of which we incorporate by reference herein other than as specified.
The Company
Unless otherwise noted, the terms “we,” “us,” “our” and “Company” refer to Barings Private Credit Corporation and its consolidated subsidiaries. We are an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company, or BDC, under the Investment Company Act of 1940, as amended, or the 1940 Act. In addition, we have elected and intend to qualify annually for U.S. federal income tax purposes to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. We are externally managed by Barings LLC (“Barings”), or the Adviser, a subsidiary of Massachusetts Mutual Life Insurance Company, or MassMutual.
We are a non-exchange traded, privately offered perpetual-life BDC, which is a BDC whose shares are not listed for trading on a stock exchange or other securities market. We use the term “privately offered perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the BDC on a continuous basis in private offerings at a price generally equal to the BDC’s monthly net asset value, or NAV, per share and which offers limited liquidity to its stockholders via a periodic repurchase program.
Our primary investment objective is to generate current income by investing directly in privately-held middle-market companies to help these companies fund acquisitions, growth or refinancing. We focus on investing primarily in senior secured private debt instruments in well-established middle-market businesses that operate across a wide range of industries. Barings believes such investments can be considered defensive in the context of broader portfolio construction. To a lesser extent, we will invest opportunistically in assets such as, without limitation, equity, special situations, structured credit (e.g., private asset-backed securities), syndicated loan opportunities and/or high-yield investments. Barings employs fundamental credit analysis, and targets investments in businesses with low levels of cyclicality (i.e., the risk of business cycles or other economic cycles adversely affecting them) and operating risk relative to other businesses in this market segment. We source investments within our primary investment strategy primarily from Barings Global Private Finance and Capital Solutions Team (“Barings GPF”). The holding size of each position will generally be dependent upon a number of factors including total facility size, pricing and structure, and the number of other lenders in the facility. Barings has experience managing levered vehicles, both public and private, and seeks to enhance our returns through the use of leverage with a prudent approach that prioritizes capital preservation. Barings believes this strategy and approach offers attractive risk/return with lower volatility given the potential for fewer defaults and greater resilience through market cycles. A significant portion of our investments are expected to be rated below investment grade by rating agencies or, if unrated, would be rated below investment grade if they were rated. Below investment grade securities, which are often referred to as “junk,” have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal.

Summary of the Terms of the Exchange Offer
The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For a more complete description of the exchange offer, you should read the discussion under the heading “The Exchange Offer.”
Exchange Notes
$400,000,000 aggregate principal amount of 6.150% Notes due 2030 (the “2030 Exchange Notes”).
$350,000,000 aggregate principal amount of 5.750% Notes due 2029 (the “2029 Exchange Notes” and, together with the 2030 Exchange Notes, the “Exchange Notes”).
The terms of our 2030 Exchange Notes and 2029 Exchange Notes that have been registered with the SEC under the Securities Act are substantially identical to those of our outstanding 6.150% Notes due 2030 (the “2030 Restricted Notes”) and 5.750% Notes due 2029 (the “2029 Restricted Notes” and, collectively with the 2030 Restricted Notes, the “Restricted Notes”) that were issued in transactions not requiring registration under the Securities Act on June 11, 2025 and February 6, 2026, respectively, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes. See “Description of the Exchange Notes.”
We refer to the 2030 Restricted Notes and the 2030 Exchange Notes collectively as the “2030 Notes” and the 2029 Restricted Notes and the 2029 Exchange Notes collectively as the “2029 Notes”. We refer to the Restricted Notes and the Exchange Notes as the “Notes”.
Restricted Notes
$400,000,000 aggregate principal amount of 6.150% Notes due 2030, which were issued in a private placement on June 11, 2025.
$350,000,000 aggregate principal amount of 5.750% Notes due 2029, which were issued in a private placement on February 6, 2026.
The Exchange Offer
In the exchange offer, we will exchange the Restricted Notes for a like principal amount of the Exchange Notes to satisfy certain of our obligations under the registration rights agreements that we entered into when the Restricted Notes were issued in reliance upon exemptions from registration under the Securities Act.
In order to be exchanged, an outstanding Restricted Note must be validly tendered and accepted. We will accept any and all Restricted Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on June 5, 2026. Holders may tender some or all of their

Restricted Notes pursuant to the exchange offer. However, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000.
We will issue Exchange Notes promptly after the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”
Registration Rights Agreements
In connection with the private placements of the 2030 Restricted Notes, we entered into registration rights agreements with SMBC Nikko Securities America, Inc., BNP Paribas Securities Corp., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers. In connection with the private placements of the 2029 Restricted Notes, we entered into registration rights agreements with SMBC Nikko Securities America, Inc., BNP Paribas Securities Corp., ING Financial Markets LLC and Wells Fargo Securities, LLC, as representatives of the initial purchasers.
Under each registration rights agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:
•
file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•
cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the Securities Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•
cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

The registration statement of which this prospectus forms a part constitutes an Exchange Offer Registration Statement for purposes of the registration rights agreements.
We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If we fail to meet certain conditions described in the registration rights agreements (“Registration Default”), the interest rate borne by the affected Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum (the “Additional Interest”). Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.
If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.
A copy of each registration rights agreement is incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”
Resales of Exchange Notes
We believe that the Exchange Notes received in the exchange offer may be resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act (subject to the limitations described below). This, however, is based on your representations to us that:
(1)	you are acquiring the Exchange Notes in the ordinary course of your business;
(2)	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;

(3)	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;
(4)	you are not our “affiliate,” as that term is defined in Rule 405 under the Securities Act;
(5)	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and
(6)	you are not acting on behalf of any person that could not truthfully make these representations.
Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993). We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.
If you cannot make the representations described above:
•	you cannot rely on the applicable interpretations of the staff of the SEC;
•	you may not participate in the exchange offer; and
•
you must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of your Restricted Notes.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”
The Company has not entered into any arrangement or understanding with any person who will receive Exchange Notes in the exchange offer to distribute those notes following completion of the offer. The Company is not aware of any person that will participate in the exchange offer with a view to distribute the Exchange Notes.

Expiration Date
The exchange offer will expire at 5:00 p.m., New York City time, on June 5, 2026, unless we decide to extend the exchange offer. We do not currently intend to extend the exchange offer, although we reserve the right to do so.
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, including that it not violate any applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of Restricted Notes being tendered for exchange. See “The Exchange Offer—Conditions.”
Procedures for Tendering Restricted Notes
The Restricted Notes are represented by global securities in fully registered form without coupons. Beneficial interests in the Restricted Notes are held by direct or indirect participants in The Depository Trust Company (“DTC”) through certificateless depositary interests and are shown on, and transfers of the Restricted Notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.
Accordingly, if you wish to exchange your Restricted Notes for Exchange Notes pursuant to the exchange offer, you must transmit to U.S. Bank Trust Company, National Association, our exchange agent, prior to the expiration of the exchange offer, a computer-generated message transmitted through DTC’s Automated Tender Offer Program, which we refer to as “ATOP,” system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal (“Letter of Transmittal”). See “The Exchange Offer—Procedures for Tendering Restricted Notes.”
Procedures for Beneficial Owners
If you are the beneficial owner of Restricted Notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the exchange offer, you should promptly contact the person in whose name your Restricted Notes are held and instruct that person to tender on your behalf. See “The Exchange Offer—Procedures for Tendering Restricted Notes.”
Acceptance of Restricted Notes and Delivery of Exchange Notes
Except under the circumstances summarized above under “—Conditions to the Exchange Offer,” we will accept for exchange any and all Restricted Notes that are validly tendered (and not withdrawn) in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. The Exchange Notes to be issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants promptly following completion of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal Rights; Non-Acceptance
You may withdraw any tender of your Restricted Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer by following the procedures described in this prospectus and the letter of transmittal. Any Restricted Notes that have been tendered for exchange but are withdrawn or otherwise not exchanged for any reason will be returned by credit to the accounts at DTC of the applicable DTC participants, without cost to you, promptly after withdrawal of such Restricted Notes or expiration or termination of the exchange offer, as the case may be. See “The Exchange Offer—Withdrawal Rights.”
No Appraisal or Dissenters’ Rights
Holders of the Restricted Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.
Exchange Agent
U.S. Bank Trust Company, National Association, the trustee (the “Trustee”) under the Indenture (defined below) governing the Notes, is serving as the exchange agent in connection with the exchange offer.
Consequences of Failure to Exchange
If you do not participate or validly tender your Restricted Notes in the exchange offer:
•
you will retain Restricted Notes that are not registered under the Securities Act and that will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•	you will not be able, except in very limited instances, to require us to register your Restricted Notes under the Securities Act;
•
you will not be able to resell or transfer your Restricted Notes unless they are registered under the Securities Act or unless you resell or transfer them pursuant to an exemption from registration under the Securities Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.
Certain Material U.S. Federal Income Tax Considerations
Your exchange of Restricted Notes for Exchange Notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes
The summary below describes the principal terms of the Exchange Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms of the Exchange Notes.
Issuer
Barings Private Credit Corporation
Notes Offered
$400,000,000 aggregate principal amount of 6.150% Notes due 2030.
$350,000,000 aggregate principal amount of 5.750% Notes due 2029.
Maturity Date
The 2030 Exchange Notes will mature on June 11, 2030.
The 2029 Exchange Notes will mature on February 6, 2029.
Ranking
The Exchange Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Exchange Notes. The Exchange Notes will rank equally in right of payment with all of our existing and future senior liabilities that are not so subordinated, including $150.0 million of our senior unsecured notes due July 29, 2026, or the July 2026 Notes, and $155.0 million of our senior unsecured notes due May 10, 2027, or the May 2027 Notes, and together with the 2030 Notes and 2029 Notes, the Existing Notes, effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, including our senior secured revolving credit agreement with Sumitomo Mitsui Banking Corporation, or the SMBC Credit Facility, and structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, including BPC Funding LLC’s, our wholly-owned subsidiary, senior secured revolving credit facility with BNP Paribas, or the BNP Credit Facility, BPCC Senior Finance I, LLC’s, our wholly-owned subsidiary, senior secured revolving credit facility with Bank of America, N.A., or the BANA SPV Credit Facility and our BPCC debt securitization.
As of April 20, 2026, our total consolidated indebtedness was approximately $2,562.5 million, of which $1,507.5 million was secured and $1,133.3 million was indebtedness of our subsidiaries. The Exchange Notes will be ranked pari passu to the $1.1 billion of our outstanding unsecured senior debt, which includes the Existing Notes.
Interest and Payment Dates
The 2030 Notes bear cash interest from June 11, 2025, at an annual rate of 6.150% payable on June 11 and December 11 of each year, beginning on December 11, 2025. The 2029 Notes bear cash interest from February 6, 2026, at an annual rate of 5.750% payable on February 6 and August 6 of each year, beginning on August 6, 2026. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.
Optional Redemption
Prior to May 11, 2030 (one month prior to their maturity date), we may redeem some or all of the 2030 Notes, in whole or in part, at any time, or from time to time, at the “make-whole” redemption price described in “Description of the Exchange Notes—Optional Redemption” in this prospectus.
Prior to January 6, 2029, (one month prior to their maturity date), we may redeem some or all of the 2029 Notes, in whole or in part, at any time, or from time to time, at the “make-whole” redemption price described in “Description of the Exchange Notes— Optional Redemption” in this prospectus.
Commencing on May 11, 2030 (one month prior to their maturity date), we may redeem the 2030 Notes, in whole or in part, from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date.
Commencing on January 6, 2029 (one month prior to their maturity date), we may redeem the 2029 Notes, in whole or in part, from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date.
Change of Control; Offer to Repurchase
If a Change of Control Repurchase Event described under “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” occurs prior to maturity, holders of the Exchange Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”
Use of Proceeds
We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.
Book-Entry Form
The Exchange Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in any of the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances described below. See “Description of Exchange Notes—Book-Entry, Settlement and Clearance.”
Trustee, Paying Agent, and Security Registrar
The Trustee for the Exchange Notes will be U.S. Bank Trust Company, National Association.
Governing Law
The Indenture and the Restricted Notes are, and the Exchange Notes will be, governed by the laws of the State of New York without regard to conflict of laws principles thereof.
Risk Factors
You should refer to the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus for an explanation of certain risks of investing in the Exchange Notes. See “Risk Factors.”

RISK FACTORS
In addition to the other information included in this prospectus, you should carefully consider the risks described under “Cautionary Statement Regarding Forward-Looking Statements” and under “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which is incorporated by reference in this prospectus, other than as specified, and the following risks before investing in the Exchange Notes. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. Each of the risk factors could materially and adversely affect our business, financial condition and results of operations. In such case, our net asset value and the value of our debt securities may decline, and investors may lose all or part of their investment.
Risks Related to the Exchange Notes
The Exchange Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we may incur.
The Exchange Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Exchange Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured in respect of which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Exchange Notes. As of April 20, 2026, our total consolidated indebtedness was approximately $2,562.5 million, of which $1,507.5 million was secured.The Notes will be ranked pari passu to the $1.1 billion of our outstanding unsecured senior debt, which includes the Existing Notes.
The Exchange Notes are subordinated structurally to the indebtedness and other liabilities of our subsidiaries.
The Exchange Notes are obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Exchange Notes and the Exchange Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of April 20, 2026, approximately $1,133.3 million of the indebtedness required to be consolidated on our balance sheet was held through subsidiary financing vehicles and secured by the assets of our subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our claims with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims (and therefore the claims of our creditors, including the holders of the Exchange Notes) would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Exchange Notes are subordinated structurally to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries is structurally senior to the Exchange Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Exchange Notes.
A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Exchange Notes, if any, could cause the liquidity or market value of the Exchange Notes to decline significantly.
Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes or an investment in other debt securities we may issue. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Exchange Notes or an investment in other debt securities we may issue. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. None of the initial purchasers in the private offering, Barings or us undertakes any obligation to maintain our credit ratings or to advise holders of the Exchange Notes of any changes in our credit ratings. The Exchange Notes are subject to periodic review by independent credit rating agencies. Such ratings are limited in scope and do not address all material risks relating to an investment in the Exchange Notes, but rather reflect only the view of each rating agency at the time the rating is issued. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that their respective credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the applicable ratings agency if in its judgment future circumstances relating to the basis of the credit rating, such as adverse changes in our business, financial condition and results of operations, so warrant.
An increase in market interest rates could result in a decrease in the market values of the Exchange Notes.
The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices, if any, or market values of the Exchange Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase the Exchange Notes bearing interest at fixed rates and market interest rates increase, the market values, if any, or values of those Exchange Notes may decline. We cannot predict the future level of market interest rates.
The Indenture (as defined below) governing the Exchange Notes contains limited protection for holders of the Exchange Notes.
The Indenture governing the Exchange Notes offers limited protection to holders of the Exchange Notes. The terms of the Indenture and the Exchange Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Exchange Notes. In particular, the terms of the Indenture and the Exchange Notes do not place any restrictions on our or our subsidiaries’ ability to:
•
issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Exchange Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Exchange Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Exchange Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Exchange Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;
•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
•	enter into transactions with affiliates;
•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
•	make investments; or
•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.
In addition, the terms of the Indenture and the Exchange Notes do not protect holders of the Exchange Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity other than as described under “Description of the Exchange Notes—Events of Default” in this prospectus.
Our ability to recapitalize, incur additional debt and take a number of other actions are not limited by the terms of the Exchange Notes and may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes or negatively affecting the value of the Exchange Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the Indenture and the Exchange Notes, including additional covenants and events of default. See “Item 1A.—Risk Factors Risks Relating to Our Business and Structure—Incurring additional leverage may magnify our exposure to risks associated with changes in leverage, including fluctuations in interest rates that could adversely affect our profitability” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. The issuance or incurrence of any such debt with incremental protections could affect the value of the Exchange Notes.
The optional redemption provision for the Exchange Notes may materially adversely affect your return on the Exchange Notes.
The Exchange Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Exchange Notes at times when prevailing interest rates are lower than the interest rate paid on the Exchange Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Exchange Notes being redeemed.
There is currently no public market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop or is not maintained, you may not be able to sell them.
The Exchange Notes are a new issue of debt securities for which there currently is no trading market. We do not currently intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. If the Exchange Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the initial purchasers in the private offering of the outstanding Restricted Notes have advised us that they intend to make a market in the Exchange Notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the Exchange Notes, and they may discontinue their market-making activities at their sole discretion. Accordingly, we cannot assure you that an active and liquid trading market will develop or continue for the Exchange Notes, that you will be able to sell your Exchange Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Exchange Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Exchange Notes for an indefinite period of time.
We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event.
We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event (as defined in the Indenture governing the Notes) because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Exchange Notes may require us to repurchase for cash some or all of the Exchange Notes at a repurchase price equal to 100% of the aggregate principal amount of the Exchange Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Exchange Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the Indenture governing the Exchange Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness and/or to make the required repurchase of the Exchange Notes. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus for additional information.
FATCA withholding may apply to payments to certain foreign entities.
Payments made under the Exchange Notes to a foreign financial institution or non-financial foreign entity (including such an institution or entity acting as an intermediary) may be subject to a U.S. withholding tax of 30% under U.S. Foreign Account Tax Compliance Act provisions of the Code (commonly referred to as “FATCA”). This withholding tax may apply to certain payments of interest on the Exchange Notes unless the foreign financial institution or non-financial foreign entity complies with certain information reporting, withholding, identification, certification and related requirements imposed by FATCA. You should consult your own tax advisors regarding FATCA and how it may affect your investment in the Exchange Notes. See “Certain Material U.S. Federal Income Tax Considerations” in this prospectus for further information.
Risks Related to the Exchange Offer
If you fail to exchange your Restricted Notes, they will continue to be restricted securities and may become less liquid.
Restricted Notes that you do not validly tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue the Exchange Notes in exchange for the Restricted Notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Restricted Notes.” Because we anticipate that most holders of the Restricted Notes will elect to exchange their outstanding Restricted Notes, we expect that the liquidity of the market for the Restricted Notes remaining after the completion of the exchange offer will be substantially limited, which may have an adverse effect upon and increase the volatility of the market price of the outstanding Restricted Notes. Any Restricted Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding Restricted Notes at maturity. Further, following the exchange offer, if you did not exchange your Restricted Notes, you generally will not have any further registration rights, and Restricted Notes will continue to be subject to certain transfer restrictions.
Broker-dealers may need to comply with the registration and prospectus delivery requirements of the Securities Act.
Any broker-dealer that (1) exchanges its Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes or (2) resells Exchange Notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.
You may not receive the Exchange Notes in the exchange offer if the exchange offer procedures are not validly followed.
We will issue the Exchange Notes in exchange for your Restricted Notes only if you validly tender such Restricted Notes before expiration of the exchange offer. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the Restricted Notes for exchange. If you are the beneficial holder of Restricted Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Restricted Notes in the exchange offer, you should promptly contact the person through whom your Restricted Notes are held and instruct that person to tender the Restricted Notes on your behalf.

USE OF PROCEEDS
We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. These expenses are estimated in the aggregate to be approximately $200,000, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses. No underwriter is being used in connection with the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements in this prospectus, including the documents we incorporate by reference herein, constitute forward-looking statements because they relate to future events or our future performance or financial condition. Forward-looking statements may include, among other things, statements as to our future operating results, our business prospects and the prospects of our portfolio companies, the impact of the investments that we expect to make, the ability of our portfolio companies to achieve their objectives, our expected financings and investments, the adequacy of our cash resources and working capital, and the timing of cash flows, if any, from the operations of our portfolio companies. Words such as “expect,” “anticipate,” “target,” “goals,” “project,” “intend,” “plan,” “believe,” “seek,” “estimate,” “continue,” “forecast,” “may,” “should,” “potential,” variations of such words, and similar expressions indicate a forward-looking statement, although not all forward-looking statements include these words. Readers are cautioned that the forward-looking statements contained in this prospectus, including the documents we incorporate by reference herein, are only predictions, are not guarantees of future performance, and are subject to risks, events, uncertainties and assumptions that are difficult to predict. Our actual results could differ materially from those implied or expressed in the forward-looking statements for any reason, including the items discussed in Item 1A entitled “Risk Factors” in Part I of our Annual Report on Form 10-K and in Item 1A entitled “Risk Factors” in Part II of our subsequently filed Quarterly Reports on Form 10-Q or in other reports we may file with the Securities and Exchange Commission, or the SEC, from time to time. Other factors that could cause our actual results and financial condition to differ materially include, but are not limited to, changes in political, economic or industry conditions, including the risks of a slowing economy, rising inflation and risk of recession, disruptions related to tariffs and other trade or sanction issues, government shutdowns, and volatility in the financial services sector, including bank failures; the interest rate environment or conditions affecting the financial and capital markets; the impact of global health crises on our or our portfolio companies’ business and the U.S. and global economies; our, or our portfolio companies’, future business, operations, operating results or prospects; risks associated with possible disruption due to terrorism in our operations or the economy generally; and future changes in laws or regulations and conditions in our or our portfolio companies’ operating areas. These projections and forward-looking statements apply only as of the date of this prospectus.
These projections and forward-looking statements apply only as of the date of this prospectus. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless we are required to do so by law. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements in this prospectus, including the documents incorporated by reference herein, and any applicable prospectus supplement or free writing prospectus, including the documents we incorporate by reference therein, are excluded from the safe harbor protection provided by Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
The 2030 Restricted Notes were issued, and the 2030 Exchange Notes will be issued, pursuant to a base indenture dated as of June 11, 2025 (the “Base Indenture”), and the first supplemental indenture, dated as of June 11, 2025, to the Base Indenture (the “First Supplemental Indenture,”) between us and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”). The 2029 Restricted Notes were issued, and the 2029 Exchange Notes will be issued, pursuant to the Base Indenture and the second supplemental indenture, dated as of February 6, 2026, to the Base Indenture (the “Second Supplemental Indenture,” and, together with the Base Indenture, the First Supplemental Indenture, the “Indenture”) between us and the Trustee.
In connection with such issuances, we entered into registration rights agreements, which requires that we file this registration statement under the Securities Act with respect to the Exchange Notes to be issued in the exchange offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your Restricted Notes for a like principal amount of Exchange Notes.
Under the registration rights agreements, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:
•
file the Exchange Offer Registration Statement with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•
cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the Securities Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•
cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If there is a Registration Default, the interest rate borne by the affected Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to each subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum. Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.
If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.
The Exchange Notes will be issued without a restrictive legend, and except as set forth below, you may resell or otherwise transfer them without registration under the Securities Act. After we complete the exchange offer, our obligation to register the exchange of Exchange Notes for Restricted Notes will terminate. Copies of the registration rights agreements has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), subject to the limitations described in the succeeding three paragraphs, we believe that you may resell or otherwise transfer the Exchange Notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the Securities Act. Our belief, however, is based on your representations to us that:
•	you are acquiring the Exchange Notes in the ordinary course of your business;
•	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;
•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;
•	you are not our “affiliate” as that term is defined in Rule 405 under the Securities Act;
•	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and
•	you are not acting on behalf of any person that could not truthfully make these representations.
If you cannot make the representations described above, you may not participate in the exchange offer, you may not rely on the staff’s interpretations discussed above, and you must, in the absence of an exemption therefrom, comply with registration and the prospectus delivery requirements of the Securities Act in order to resell your Restricted Notes.
Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”
The Company has not entered into any arrangement or understanding with any person who will receive Exchange Notes in the exchange offer to distribute those notes following completion of the offer. The Company is not aware of any person that will participate in the exchange offer with a view to distribute the Exchange Notes.
We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.
If you are not eligible to participate in the exchange offer, you can elect to have your Restricted Notes registered for resale on a “shelf” registration statement pursuant to Rule 415 under the Securities Act. In the event that we are obligated to file a shelf registration statement, we will be required to use commercially reasonable efforts to keep the shelf registration statement effective for so long as such Restricted Notes remain registrable securities under the registration rights agreements. Other than as set forth in this paragraph, you will not have the right to require us to register your Restricted Notes under the Securities Act. See “—Procedures for Tendering Restricted Notes.”
Consequences of Failure to Exchange
If you do not participate or validly tender your Restricted Notes in the exchange offer:
•
you will retain your Restricted Notes that are not registered under the Securities Act and they will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•
you will not be able to require us to register your Restricted Notes under the Securities Act unless, as set forth above, you do not receive freely tradable Exchange Notes in the exchange offer or are not eligible to participate in the exchange offer, and we are obligated to file a shelf registration statement;

•
you will not be able to resell or otherwise transfer your Restricted Notes unless they are registered under the Securities Act or unless you offer to resell or transfer them pursuant to an exemption under the Securities Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Terms of the Exchange Offer
Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all Restricted Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of the Restricted Notes accepted in the exchange offer. You may tender some or all of your Restricted Notes pursuant to the exchange offer; however, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants.
The form and terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes (except for Restricted Notes sold pursuant to the shelf registration statement described above). The Exchange Notes will be issued under and entitled to the benefits of the same Indenture that authorized the issuance of the Restricted Notes.
As of the date of this prospectus, $400,000,000 aggregate principal amount of the 2030 Restricted Notes and $350,000,000 aggregate principal amount of the 2029 Restricted Notes, are outstanding and registered in the name of Cede & Co., as nominee for DTC. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the Restricted Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.
We will be deemed to have accepted validly tendered Restricted Notes if and when we have given oral (any such oral notice to be promptly confirmed in writing) or written notice of our acceptance to U.S. Bank Trust Company, National Association, the exchange agent for the exchange offer. The exchange agent will act as our agent for the purpose of receiving from us the Exchange Notes for the tendering noteholders. If we do not accept any tendered Restricted Notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return such Restricted Notes by credit to the accounts at DTC of the applicable DTC participants, without expense, to the tendering noteholder promptly after the expiration date of the exchange offer.
You will not be required to pay brokerage commissions or fees or transfer taxes, except as set forth under “—Transfer Taxes,” with respect to the exchange of your Restricted Notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “—Fees and Expenses.”
Expiration Date; Amendment
The expiration date for the exchange offer will be 5:00 p.m., New York City time, on June 5, 2026, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not currently intend to extend the exchange offer, however, although we reserve the right to do so. If we extend the exchange offer, we will give oral (any such oral notice to be promptly confirmed in writing) or written notice of the extension to the exchange agent and give each registered holder of Restricted Notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.
We also reserve the right, in our sole discretion:
•	to accept tendered Restricted Notes upon the expiration of the exchange offer, and extend the exchange offer with respect to untendered Restricted Notes;
•
to delay accepting any Restricted Notes or, if any of the conditions set forth under “—Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of such delay or termination to the exchange agent; or

•
to amend or waive the terms and conditions of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act, to the extent that rule applies. To the extent we materially amend the terms of the exchange offer, we will extend the tender offer by an additional five business days.

We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to issue the Exchange Notes, or return the Restricted Notes tendered for exchange, promptly after the termination or withdrawal of the exchange offer.
Procedures for Tendering Restricted Notes
The Restricted Notes are represented by global securities without interest coupons in fully registered form, registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the global securities are held by direct or indirect participants in DTC through certificateless depositary interests and are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants. You are not entitled to receive certificated Restricted Notes in exchange for your beneficial interest in these global securities except in limited circumstances described in “Description of the Exchange Notes— Book-Entry, Settlement and Clearance.”
Accordingly, you must tender your Restricted Notes pursuant to DTC’s ATOP procedures. As the DTC’s ATOP system is the only method of processing exchange offers through DTC, you must instruct a participant in DTC to transmit to the exchange agent on or prior to the expiration date for the exchange offer a computer-generated message transmitted by means of the ATOP system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal, instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender Restricted Notes through the ATOP system, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal, including the representations to us described above under “—Purpose and Effect of the Exchange Offer,” and be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.
If you hold Restricted Notes through a broker, dealer, commercial bank, trust company, other financial institution or other nominee, each referred to herein as an “intermediary,” and you wish to tender your Restricted Notes, you should contact such intermediary promptly and instruct such intermediary to tender on your behalf. So long as the Restricted Notes are in book-entry form represented by global securities, Restricted Notes may only be tendered by your intermediary pursuant to DTC’s ATOP procedures.
If you tender a Restricted Note and you do not properly withdraw the tender prior to the expiration date, you will have made an agreement with us to participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.
We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Restricted Notes. Our determination will be final and binding. We reserve the absolute right to reject any and all Restricted Notes not validly tendered or any Restricted Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to certain Restricted Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.
You must cure any defects or irregularities in connection with tenders of your Restricted Notes within the time period that we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Restricted Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Restricted Notes will be returned to you unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer, if:
•	you invalidly tender your Restricted Notes;
•	you have not cured any defects or irregularities in your tender; and
•	we have not waived those defects, irregularities or invalid tender.

In addition, we reserve the right in our sole discretion to:
•	purchase or make offers for, or offer Exchange Notes for, any Restricted Notes that remain outstanding subsequent to the expiration of the exchange offer;
•	terminate the exchange offer; and
•	to the extent permitted by applicable law, purchase Restricted Notes in the open market, in privately negotiated transactions or otherwise.
The terms of any of these purchases of or offers for Restricted Notes could differ from the terms of the exchange offer.
In all cases, the issuance of Exchange Notes for Restricted Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of a timely book-entry confirmation of your Restricted Notes into the exchange agent’s account at DTC, a computer-generated message instead of the Letter of Transmittal, and all other required documents. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Restricted Notes are submitted for a greater principal amount than you indicate your desire to exchange, the unaccepted or non-exchanged Restricted Notes, or Restricted Notes in substitution therefor, will be returned without expense to you by credit to the accounts at DTC of the applicable DTC participant, promptly after rejection of tender or the expiration or termination of the exchange offer.
Book-Entry Transfer
The exchange agent will make a request to establish an account with respect to the Restricted Notes at DTC for purposes of the exchange offer after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of Restricted Notes being tendered by causing DTC to transfer such Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.
Any DTC participant wishing to tender Restricted Notes in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of Restricted Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 5:00 p.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent a confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include a confirmation that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Restricted Notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.
No Guaranteed Delivery Procedures
Guaranteed delivery procedures are not available in connection with the exchange offer.
Withdrawal Rights
You may withdraw tenders of your Restricted Notes at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.
For your withdrawal to be effective, the exchange agent must receive an electronic ATOP transmission of the notice of withdrawal at its address set forth below under “—Exchange Agent,” prior to 5:00 p.m., New York City time, on the expiration date.
The notice of withdrawal must:
•	specify the name and DTC account number of the DTC participant that tendered such Restricted Notes;
•	specify the principal amount of Restricted Notes to be withdrawn;
•	specify the name and account number of the DTC participant to which the withdrawn Restricted Notes should be credited; and
•	contain a statement that the holder is withdrawing its election to have the Restricted Notes exchanged.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Restricted Notes that have been withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Restricted Notes that have been tendered for exchange but that are withdrawn and not exchanged will be returned by credit to the account at DTC of the applicable DTC participant without cost as soon as practicable after withdrawal. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “—Procedures for Tendering Restricted Notes” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.
No Appraisal or Dissenters’ Rights
You do not have any appraisal or dissenters’ rights in connection with the exchange offer.
Conditions
Notwithstanding any other provision of the exchange offer, and subject to our obligations under the registration rights agreements, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the exchange offer, if at any time before the acceptance of any Restricted Notes for exchange any one of the following events occurs:
•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to complete the exchange offer; or
•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.
These conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required, in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.
In addition, we will not accept for exchange any Restricted Notes validly tendered, and no Exchange Notes will be issued in exchange for any tendered Restricted Notes, if, at the time the Restricted Notes are tendered, any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.
The exchange offer is not conditioned on any minimum principal amount of Restricted Notes being tendered for exchange.
Exchange Agent
We have appointed U.S. Bank Trust Company, National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus, the Letter of Transmittal and other related documents should be directed to the exchange agent addressed as follows:
U.S. Bank Trust Company, National Association, as Exchange Agent

By Registered or Certified Mail, Overnight Delivery on or before
5:00 p.m. New York City Time on the Expiration Date:

U.S. Bank Trust Company, National Association
Attn: Settlement Services
111 Fillmore Avenue
St. Paul, MN 55107-1402

For Information or Confirmation by Telephone Call:

(800) 934-6802

By Email or Facsimile Transmission (for Eligible Institutions only):

Email: cts.specfinance@usbank.com

DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
The exchange agent also acts as the Trustee under the Indenture.
Fees and Expenses
We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person, by email or by telephone by our officers and employees.
We will pay the estimated cash expenses to be incurred in connection with the exchange offer. These are estimated in the aggregate to be approximately $200,000, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.
Transfer Taxes
You will not be obligated to pay any transfer taxes in connection with a tender of your Restricted Notes unless Exchange Notes are to be registered in the name of, or Restricted Notes (or any portion thereof) not tendered or not accepted in the exchange offer are to be returned to, a person other than the registered tendering holder of the Restricted Notes, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax. In addition, tendering holders will be responsible for any transfer tax imposed for any reason other than the transfer of Restricted Notes to, or upon the order of, the Company pursuant to the exchange offer.
Accounting Treatment
We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the Exchange Notes under generally accepted accounting principles in the United States of America (“GAAP”).

DESCRIPTION OF THE EXCHANGE NOTES
We issued the 2030 Restricted Notes, and will issue the 2030 Exchange Notes, under the Base Indenture and the First Supplemental Indenture. We issued the 2029 Restricted Notes, and will issue the 2029 Exchange Notes, under the Base Indenture and the Second Supplemental Indenture. The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part, because it, and not this description, defines your rights as holders of the Notes.
Capitalized terms used but not otherwise defined herein will have the meanings given to them in the Notes or the Indenture, as applicable.
The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.
General
The Restricted Notes are, and the Exchange Notes will be, our general senior unsecured obligations ranking equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding. The 2030 Notes and the 2029 Notes will mature on June 11, 2030, and February 6, 2029, respectively, unless previously redeemed or repurchased in full by us as provided below under “—Optional Redemption” or “—Offer to Repurchase Upon a Change of Control Repurchase Event.” The Exchange Notes and the Restricted Notes that remain outstanding after the exchange offer will be a single series under the Indenture.
The 2030 Restricted Notes bear, and the 2030 Exchange Notes will bear, cash interest at the rate of 6.150% per annum from June 11, 2025, to the stated maturity or date of earlier redemption. Interest on the 2030 Notes will be payable semi-annually in arrears on each of June 11 and December 11, commencing December 11, 2025 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding June 11 and December 11 (whether or not a business day), respectively.
The 2029 Restricted Notes bear, and the 2029 Exchange Notes will bear, cash interest at the rate of 5.750% per annum from February 6, 2026, to the stated maturity or date of earlier redemption. Interest on the 2029 Notes will be payable semi-annually in arrears on each of February 6 and August 6, commencing August 6, 2026 (if an interest payment date falls on a day that is not a business day, then the applicable interest payment will be made on the next succeeding business day and no additional interest will accrue as a result of such delayed payment), to the persons in whose names such notes were registered at the close of business on the immediately preceding February 6 and August 6 (whether or not a business day), respectively.
Interest payments in respect of the Notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for (or from and including the date of issue, if no interest has been paid or duly provided for with respect to the Notes), to, but excluding, the applicable interest payment date or stated maturity date or date of early redemption, as the case may be. Interest on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.
If an interest payment date or the stated maturity date or date of early redemption of the Notes falls on a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close, the required payment due on such date will instead be made on the next business day. No further interest will accrue as a result of such delayed payment.
We issued the 2030 Restricted Notes and the 2029 Restricted Notes initially in an aggregate principal amount of $400.0 million and $350.0 million, respectively. The Indenture does not limit the aggregate principal amount of the debt securities which we may issue thereunder and provides that we may issue debt securities thereunder from time to time in one or more series. We may, without the consent of the holders of the Notes, issue additional Notes (in any such case, other than any Exchange Notes, “Additional Notes”) under the Indenture with the same ranking and the same interest rate, maturity and other terms as the Notes of a series; provided that, if such Additional Notes are not fungible with the Notes of the applicable series (or any other tranche of Additional Notes) for U.S. federal income tax purposes, then such Additional Notes will have different CUSIP numbers from the Notes of such series (and any such other tranche of Additional Notes). Any Additional Notes and the existing Notes of a series will constitute a single series under the Indenture and all references to the relevant Notes herein will include the Additional Notes unless the context otherwise requires.
We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.
The Notes will be issued only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other notes (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the Trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. Prior to the due presentment of a Note for registration of transfer, we, the Trustee and any other agent of ours or the Trustee may treat the registered holder of each Note as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note and for all other purposes whatsoever.
The Indenture does not contain any provisions that would limit our ability to incur unsecured indebtedness or that would afford holders of the Notes protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or the credit rating of the Notes.
The Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Notes.
Optional Redemption
In the case of the 2030 Notes, prior to May 11, 2030 (one month prior to their maturity date), and in the case of the 2029 Notes, January 6, 2029 (one month prior to their maturity date) we may redeem Notes at our option, in whole or in part, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the applicable Par Call Date (as defined below)) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Notes Treasury Rate plus 40 basis points, less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date of the Notes.
On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the redemption date.
If we choose to redeem any Notes, we will deliver a notice of redemption to holders of the Notes to be redeemed not less than 10 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the Trustee and, so long as the Notes are registered to DTC or its nominee, DTC; provided, however, that no such partial redemption will reduce the portion of the principal amount of a Note not redeemed to less than $2,000. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

For purposes of calculating the redemption price in connection with the redemption of either the Notes, on any redemption date, the following terms have the meanings set forth below:
“Par Call Date” means in the case of the 2030 Notes, May 11, 2030 (the date that is one month prior to the maturity date of the 2030 Notes) and in the case of the 2029 Notes, January 6, 2029 (the date that is one month prior to the maturity date of the 2029 Notes).
“Notes Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by the Company in accordance with the following two paragraphs.
The Notes Treasury Rate will be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Notes Treasury Rate, we will select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and will interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 will be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we will calculate the Notes Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we will select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we will select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Notes Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security will be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company’s actions and determinations in determining the redemption price will be conclusive and binding for all purposes, absent manifest error. For the avoidance of doubt, the Trustee will have no duty to calculate the redemption price nor will it have any duty to review or verify the Company’s calculations of the redemption price.
Offer to Repurchase Upon a Change of Control Repurchase Event
If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.
On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:
(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;
(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and
(3)	deliver or cause to be delivered to the Trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.
The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon receipt of written instruction from the Company, the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a Exchange Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each Exchange Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.
The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Financial Condition, Liquidity and Capital Resources” in the Company’s most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q for a general discussion of our and our subsidiaries’ indebtedness. Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors—Risks Related to the Exchange Notes—We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus for more information.
The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Exchange Notes:
“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).
“Change of Control” means the occurrence of any of the following:
(1)
the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of the Company and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries will not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)
the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of the Company, measured by voting power rather than number of shares; or

(3)	the approval by the Company’s stockholders of any plan or proposal relating to the liquidation or dissolution of the Company.
“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.
“Controlled Subsidiary” means any subsidiary of the Company, 50% or more of the outstanding equity interests of which are owned by the Company and its direct or indirect subsidiaries and of which the Company possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.
“Fitch” means Fitch Ratings, Inc., or any successor thereto.
“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case, if such Rating Agency ceases to rate such Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by the Company as a replacement Rating Agency).
“Moody’s” means Moody’s Investors Service or any successor thereto.
“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients.
“Rating Agency” means (1) one or both of Fitch and Moody’s; and (2) if both Fitch and Moody’s cease to rate the Notes or fail to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency for either of Fitch or Moody’s, as the case may be.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.
Covenants
In addition to the covenants described in the Base Indenture, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the Base Indenture and the following covenants, the following covenants will govern:
Merger, Consolidation or Sale of Assets
The Indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of the Company or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:
•
we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;

•
the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the Trustee, executed and delivered to the Trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture and registration rights agreements to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and
•
we will deliver, or cause to be delivered, to the Trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the Indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.
Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the Indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.
An assumption by any person of obligations under the Notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants
•
We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the Trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default
Each of the following will be an event of default:
(1)	default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;
(2)	default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;
(3)
default by us in the performance, or breach, of any covenant or agreement in the Indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(4)
default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with the Company for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the Trustee or to us and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)
pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities must have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or

(6)	certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.
If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the Trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us

(and to the Trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.
At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the Trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.
No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:
(i)	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;
(ii)	the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default;
(iii)
such holder or holders have offered to the Trustee indemnity, security, or both, satisfactory to the Trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)	the Trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and
(v)	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.
Notwithstanding any other provision in the Indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.
The Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes, provided that (i) such direction may not be in conflict with any rule of law or with the Indenture, (ii) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction and (iii) the Trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting.
The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the Indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose, but no such waiver may extend to any subsequent or other default or event of default or impair any right consequent thereto.
We are required to deliver to the Trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the Indenture.
Within 90 days after the occurrence of any default under the Indenture with respect to the Notes, the Trustee must transmit notice of such default known to the Trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the Trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the Trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.
Meetings of Noteholders
The Indenture contains provisions relating to meetings of holders of the Notes, voting rights, conduct and adjournment of meetings, quorums, and actions that can be taken at such meetings.
Satisfaction and Discharge
We may satisfy and discharge our obligations under the Indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the Trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.
Defeasance
In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the Indenture.
Covenant Defeasance
If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the Indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, we must do the following:
•
deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates;

•
deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such covenant defeasance or to be taxed on the Notes any differently than if such covenant defeasance had not occurred; and

•	deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplished covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Legal Defeasance
If there is a change in U.S. federal income tax law, as described below, we can legally release ourselves from all payment and other obligations on the Notes (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:
•
We must deposit in trust for the benefit of all holders of the Notes a combination of money and United States government or United States government agency notes or bonds that will generate enough cash, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to make interest, principal and any other payments on the Notes on their various due dates.

•
We must deliver to the trustee a legal opinion of our counsel confirming that there has been a change in current U.S. federal income tax law or the IRS has published a ruling that, in either case, allows us to make the above deposit without causing you to recognize income, gain, or loss for U.S. federal income tax purposes as a result of such defeasance or to be taxed on the Notes any differently than if we did not make the deposit and repaid the Notes at maturity. Under current U.S. federal income tax law, the deposit and our legal release from the Notes would be treated as though we paid you your share of the cash and notes or bonds that were deposited in trust in exchange for your Notes and you would recognize gain or loss on the Notes at the time of the deposit.

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with.
If we ever accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.
Trustee
U.S. Bank Trust Company, National Association is the Trustee, security registrar and paying agent. U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as the Trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information. U.S. Bank Trust Company, National Association’s address is One Federal Street, Boston, Massachusetts 02110 or such other address as provided for in the applicable indenture.
We may maintain banking relationships in the ordinary course of business with the Trustee and its affiliates.
Governing Law
The Indenture provides that it and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.
Book-Entry, Settlement and Clearance
Global Notes
Except as set forth below, Notes will be issued in registered, global form, without interest coupons (the “Global Notes”). The Global Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange Notes will be issued at the closing of this offering only against payment in immediately available funds.
The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.
Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (the “Certificated Notes”) except in the limited circumstances described below. See “—Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.
Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.
Book-Entry Procedures for Global Notes
All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.
DTC has advised us that it is:
•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;
•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.
So long as the Notes are held in global form, Euroclear, Clearstream and/or DTC, as applicable, (or their respective nominees) will be considered the sole holders of Global Notes for all purposes under the Indenture. As such, participants must rely on the procedures of Euroclear, Clearstream and/or DTC and indirect participants must rely on the procedures of Euroclear, Clearstream and/or DTC and the participants through which they own interests in the Notes, or Book-Entry Interests, in order to exercise any rights of holders under the Indenture.
So long as DTC, Euroclear or Clearstream’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:
•	will not be entitled to have Notes represented by the Global Note registered in their names;
•	will not receive or be entitled to receive physical, certificated Notes; and
•
will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear or Clearstream, to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, Euroclear or Clearstream, on the procedures of the DTC, Euroclear or Clearstream participant through which the investor owns its interest).
Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the Trustee to DTC, Euroclear or Clearstream’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of DTC, Euroclear or Clearstream relating to those interests.
Payments by participants and indirect participants in DTC, Euroclear or Clearstream to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC, Euroclear or Clearstream.
Transfers between participants in DTC, Euroclear or Clearstream will be effected under DTC, Euroclear or Clearstream’s procedures and will be settled in same-day funds.
Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.
Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear or Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC, Euroclear or Clearstream identifies as a beneficial owner of the related Notes only if:
•	DTC, Euroclear or Clearstream notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;
•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The exchange of Restricted Notes for Exchange Notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Restricted Note exchanged therefor and the basis of the Exchange Note will be the same as the basis of the Restricted Note exchanged therefor immediately before the exchange.
In any event, persons considering the exchange of Restricted Notes for Exchange Notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

FINANCIAL HIGHLIGHTS
The following table of financial highlights is intended to help a prospective investor understand the Company’s financial performance for the periods shown. The financial data set forth in the following table as of and for the years ended December 31, 2025, 2024, 2023, 2022, and for the period from May 10, 2021 (commencement of operations) to December 31, 2021 are derived from our consolidated financial statements, which have been audited by KPMG LLP, our independent registered public accounting firm, whose reports thereon are incorporated by reference in this prospectus. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or the Company’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q filed with the SEC.

($ in thousands, except share and per share amounts)	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	For the period from May 10, 2021 (commencement of operations) to December 31, 2021
Per share data:
Net asset value at beginning of period	$20.80	$20.84	$20.55	$20.58	$—
Net investment income(1)	2.19	2.40	2.49	2.01	1.20
Net realized gain (loss) on investments / foreign currency transactions / forward currency contracts(1)(2)	0.11	(0.51)	(0.19)	0.68	0.09
Net unrealized appreciation (depreciation) on investments / foreign currency transactions / forward currency contracts(1)	(0.41)	0.47	0.30	(0.98)	0.10
Total increase from investment operations(1)	1.89	2.36	2.60	1.71	1.39
Dividends paid to stockholders from net investment income	(2.32)	(2.40)	(2.26)	(1.65)	(0.81)
Dividends paid to stockholders from short-term realized gains	—	—	—	(0.09)	—
Dividends paid to stockholders from long-term realized gains	—	—	(0.05)	—	—
Total dividends declared	(2.32)	(2.40)	(2.31)	(1.74)	(0.81)
Issuance of common stock	—	—	—	—	20.00
Net asset value at end of period	$20.37	$20.80	$20.84	$20.55	$20.58
Shares outstanding at end of period	139,486,706	95,007,965	62,714,487	52,900,314	40,551,193

($ in thousands, except share and per share amounts)	Year Ended December 31, 2025	Year Ended December 31, 2024	Year Ended December 31, 2023	Year Ended December 31, 2022	For the period from May 10, 2021 (commencement of operations) to December 31, 2021
Net assets at end of period	$2,841,371	$1,976,636	$1,306,995	$1,087,303	$834,406
Average net assets	$2,386,026	$1,687,735	$1,193,140	$1,002,258	$580,568
Ratio of total expenses, prior to waiver of base management fee, to average net assets(3)(4)	6.77%	7.78%	10.24%	5.91%	3.65%
Ratio of total expenses to average net assets(3)(4)	6.77%	7.78%	10.24%	5.91%	3.25%
Ratio of net investment income to average net assets(3)(4)	11.05%	11.91%	12.21%	9.82%	9.26%
Portfolio turnover ratio(4)(5)	32.94%	25.89%	18.02%	12.39%	20.69%
Total return(6)	9.48%	11.92%	13.30%	8.43%	7.03%

(1)	Weighted average per share data—basic and diluted; per share data was derived by using the weighted average shares outstanding during the applicable period.
(2)
The amount shown at this caption is the balancing amount derived from the other figures in the schedule. The amount shown at this caption for a share outstanding throughout the period may not agree with the change in the aggregate gains and losses in portfolio securities for the period because of the timing of sales of the Company’s shares in relation to fluctuating market values for the portfolio.

(3)	Does not include the expenses of underlying investment companies, including joint ventures and short-term investments.
(4)
For the period from May 10, 2021 (commencement of operations) through December 31, 2021, reflects annualized amounts except in the case of non-recurring expenses (e.g. initial organization expenses, offering costs and excise tax).

(5)	Portfolio turnover ratio as of December 31, 2025 and December 31, 2024 excludes the impact of short-term investments.
(6)
Total return is calculated as the change in NAV per share during the period, divided by the beginning NAV per share and assumes reinvestment of dividends at prices obtained by the Company’s dividend reinvestment plan during the period. For purposes of the total return calculation for the period from May 10, 2021 (commencement of operations) to December 31, 2021, beginning NAV is assumed to be the first share issuance at $20.00 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
The information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is incorporated into this prospectus by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
The information in “Quantitative and Qualitative Disclosures About Market Risk” in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale or other transfer of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales or other transfers of such Exchange Notes. To the extent any such broker-dealer participates in the exchange offer, we have agreed that, for a period of up to 180 days after the completion of the exchange offer, upon request of such broker-dealer, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resales or other transfers of Exchange Notes, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.
We will not receive any proceeds from any resales or other transfers of Exchange Notes by such broker-dealers. Exchange Notes received by such broker-dealers for their own accounts pursuant to the exchange offer may be resold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any such broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” of the Exchange Notes within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The accompanying Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the Securities Act.

BUSINESS OF THE COMPANY
The information in “Business” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is incorporated herein by reference.

REGULATION OF THE COMPANY
The information in “Business—Regulation of Business Development Companies” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is incorporated herein by reference.

SENIOR SECURITIES
Information about our senior securities is shown as of the dates indicated in the below table. This information about our senior securities should be read in conjunction with our audited consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K.

Class and Year ($ in thousands except per share/unit amounts)	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Involuntary Liquidating Preference per Unit(3)	Average Market Value per Unit(4)
BNP Credit Facility
12/31/2021	$524,825	$2,237	—	N/A
12/31/2022	795,284	1,993	—	N/A
12/31/2023	410,967	2,067	—	N/A
12/31/2024	456,482	2,484	—	N/A
12/31/2025	644,992	2,377	—	N/A
SMBC Credit Facility
12/31/2023	124,500	2,067	—	N/A
12/31/2024	137,875	2,484	—	N/A
12/31/2025	170,663	2,377	—	N/A
BANA SPV Credit Facility
12/31/2025	135,000	2,377	—	N/A
Secured Borrowings
12/31/2022	18,559	1,993	—	N/A
BPCC Debt Securitization
12/31/2023	402,500	2,067	—	N/A
12/31/2024	410,000	2,484	—	N/A
12/31/2025	410,000	2,377	—	N/A
July 2026 Notes
12/31/2021	150,000	2,237	—	N/A
12/31/2022	150,000	1,993	—	N/A
12/31/2023	150,000	2,067	—	N/A
12/31/2024	150,000	2,484	—	N/A
12/31/2025	150,000	2,377	—	N/A
May 2027 Notes
12/31/2022	155,000	1,993	—	N/A
12/31/2023	155,000	2,067	—	N/A
12/31/2024	155,000	2,484	—	N/A
12/31/2025	155,000	2,377	—	N/A
6.150% Notes due 2030
12/31/2025	400,000	2,377	—	N/A
Total Senior Securities
12/31/2021	674,825	2,237	—	N/A
12/31/2022	1,118,843	1,993	—	N/A
12/31/2023	1,242,967	2,067	—	N/A
12/31/2024	1,309,357	2,484	—	N/A
12/31/2025	$2,065,655	$2,377	—	N/A

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)
Asset coverage per unit is the ratio of the carrying value of our total consolidated assets, less all liabilities and indebtedness not represented by senior securities, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness. All prior period ratios have been conformed with this current presentation.

(3)
The amount to which such class of senior security would be entitled upon the involuntary liquidation of the issuer in preference to any security junior to it. The “—” indicates information which the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)
The BNP Credit Facility, the SMBC Credit Facility, the BANA SPV Credit Facility, our secured borrowings, our $410.0 million term debt securitization due October, 15 2036 (the “BPCC Debt Securitization”), the July 2026 Notes, the May 2027 Notes and the 6.150% Notes due 2030, are not applicable because these senior securities are not registered for public trading.

PORTFOLIO COMPANIES
The following table sets forth certain information as of December 31, 2025 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership.
The general terms of the Company’s debt and equity investments are described in “Business—Investment Criteria” and “Business—Investment Process” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Portfolio Composition” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which are each incorporated by reference in this prospectus. Other than the Company’s investments in Thompson Rivers LLC, Waccamaw River LLC, Eclipse Business Capital Holdings LLC and Rocade Holdings LLC, the Company’s only formal relationships with its portfolio companies are the managerial assistance that it may provide upon request and the board observer or participation rights it may receive in connection with its investment. As of December 31, 2025 the Company had “control investments” as defined in the 1940 Act, in one portfolio company. As of December 31, 2025, the Company was an “affiliated person,” as defined in the 1940 Act, of six portfolio companies. In general, under the 1940 Act, the Company would “control” a portfolio company if it owned, directly or indirectly, more than 25% of its voting securities and would be an “affiliate” of a portfolio company if it owned, directly or indirectly, 5% or more of its voting securities.

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Non–Control / Non–Affiliate Investments:
Debt Investments
Aerospace & Defense
Accurus Aerospace Corporation 12716 East Pine Street Tulsa, OK 74116	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.8% Cash	04/22	04/28	$14,102	$14,010	$13,989	(7)(8)(16)(30)
Accurus Aerospace Corporation 12716 East Pine Street Tulsa, OK 74116	Revolver	SOFR + 4.75%, 8.8% Cash	04/22	04/28	173	165	162	(7)(8)(16)(31)(32)
ATL II MRO Holdings Inc. 15351 South West 29th Street Miramar, FL 33027	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.2% Cash	11/22	11/28	45,654	45,023	45,229	(6)(7)(8)(16)(30)
ATL II MRO Holdings Inc. 15351 South West 29th Street Miramar, FL 33027	Revolver	SOFR + 5.25%, 9.2% Cash	11/22	11/28	—	(80)	(60)	(7)(8)(16)(31)(32)
Compass Precision, LLC 4600 Westinghouse Blvd Charlotte, NC 28273	Senior Subordinated Term Loan	11.0% Cash, 1.0% PIK	04/22	04/28	655	651	655	(7)(30)(32)
GB Eagle Buyer, Inc PO Box 6189 Stockton, CA 95206.	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	12/22	12/30	28,971	28,415	28,473	(7)(8)(16)(30)(31)(32)
GB Eagle Buyer, Inc. PO Box 6189 Stockton, CA 95206	Revolver	SOFR + 4.50%, 8.2% Cash	12/22	12/30	—	(95)	(84)	(7)(8)(16)(31)(32)
Goat Holdco LLC 123 Main Street Bristol, CT 06010	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.5% Cash	11/25	01/32	912	914	913	(8)(15)(33)
Jade Bidco Limited (Jane’s) Sentinel House, 163 Brighton Road Coulsdon, Surrey, CR5 2YH, United Kingdom	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 7.4% Cash	05/21	02/29	3,881	3,586	3,881	(3)(7)(8)(11)(30)
Jade Bidco Limited (Jane’s) Sentinel House, 163 Brighton Road Coulsdon, Surrey, CR5 2YH, United Kingdom	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.3% Cash	05/21	02/29	21,141	20,883	21,141	(3)(7)(8)(17)(30)
M-Personal Protection Management GMBH Edelzeller Str. 51 36043 Fulda Germany	First Lien Senior Secured Term Loan	EURIBOR + 5.00%, 7.0% Cash	10/24	09/31	11,745	10,714	11,745	(3)(7)(8)(10)(30)
Megawatt Acquisitionco, Inc. 6060 Phyllis Dr Cypress, CA 90630	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.2% Cash	03/24	03/30	7,884	7,765	7,702	(6)(7)(8)(16)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Megawatt Acquisitionco, Inc. 6060 Phyllis Dr Cypress, CA 90630	Revolver	SOFR + 5.50%, 9.2% Cash	03/24	03/30	$—	$(28)	$(46)	(7)(8)(16)(31)(32)
Protego Bidco B.V. G. van der Muelenweg 3, 7443 RE Nijverdal, Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 8.1% Cash	05/21	03/28	514	523	514	(3)(7)(8)(11)(30)
Protego Bidco B.V. G. van der Muelenweg 3, 7443 RE Nijverdal, Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.6% Cash	05/21	03/28	103	94	103	(3)(7)(8)(11)(32)
Protego Bidco B.V. G. van der Muelenweg 3, 7443 RE Nijverdal, Netherlands	Revolver	EURIBOR + 6.50%, 8.6% Cash	05/21	03/27	140	141	140	(3)(7)(8)(11)(32)
SISU ACQUISITIONCO., INC. 3060 SW 2nd Avenue, Fort Lauderdale, FL 33315	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.0% Cash	05/21	12/26	2,521	2,511	2,505	(7)(8)(16)(30)(32)
Trident Maritime Systems, Inc. 2011 Crystal Drive, Suite 1102, Arlington, VA 22202	First Lien Senior Secured Term Loan	SOFR + 1.00%, 4.8% Cash, 6.8% PIK	05/21	02/27	8,721	8,692	7,631	(7)(8)(16)(30)
Whitcraft Holdings, Inc. 425 Sullivan Avenue South Windsor, CT 6074	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	02/23	09/31	50,249	49,882	49,690	(7)(8)(16)(30)(31)(32)
Whitcraft Holdings, Inc. 425 Sullivan Avenue South Windsor, CT 6074	Revolver	SOFR + 5.00%, 8.7% Cash	02/23	09/31	—	(92)	(62)	(7)(8)(16)(31)(32)
Subtotal Aerospace & Defense (6.8%)*					197,366	193,674	194,221
Automotive
Burgess Point Purchaser Corporation 330 North Ross Street Beaverton, MI 48612	Second Lien Senior Secured Term Loan	SOFR + 9.00%, 12.9% Cash	07/22	07/30	4,545	4,436	3,986	(7)(8)(16)(30)
Clarios Global LP 5757 N. Green Bay Ave Glendale, WI 53209	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.5% Cash	11/25	01/32	998	1,002	1,001	(8)(15)(33)
DexKo Global Inc. 39555 Orchard Hill Place Suite 525 Novi, MI 48375	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.6% Cash	08/25	10/28	899	875	891	(8)(15)(33)
OAC Holdings I Corp 1401 Valley View Lane, Suite 100 Irving, TX 75061	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.0% Cash	03/22	03/29	3,285	3,252	3,285	(6)(7)(8)(16)
OAC Holdings I Corp 1401 Valley View Lane, Suite 100 Irving, TX 75061	Revolver	SOFR + 5.00%, 9.0% Cash	03/22	03/28	—	(11)	—	(7)(8)(16)(31)(32)
Randys Holdings, Inc. 10411 Airport Road Suite 200 Everett, WA 98204	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	12/25	11/29	8,962	8,873	8,872	(7)(8)(15)(30)
Randys Holdings, Inc 10411 Airport Road Suite 200 Everett, WA 98204.	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	11/22	11/29	15,671	15,048	15,145	(6)(7)(8)(16)(30)(31)
Randys Holdings, Inc. 10411 Airport Road Suite 200 Everett, WA 98204	Revolver	SOFR + 5.00%, 8.7% Cash	11/22	11/29	—	(30)	(23)	(7)(8)(16)(31)(32)
Recon Buyer LLC 6950 Squibb Road, Suite 320 Mission, KS 66202	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.6% Cash	11/25	11/31	6,933	6,640	6,633	(7)(8)(16)(30)(31)
Recon Buyer LLC 6950 Squibb Road, Suite 320 Mission, KS 66202	Revolver	SOFR + 4.75%, 8.6% Cash	11/25	11/31	—	(26)	(27)	(7)(8)(16)(31)(32)
SPATCO Energy Solutions, LLC 8303 University Executive Park Dr, Suite 400 Charlotte, NC 28262	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.9% Cash	07/24	07/30	26,119	25,643	25,809	(6)(7)(8)(16)(30)(31)
SPATCO Energy Solutions, LLC 8303 University Executive Park Dr, Suite 400 Charlotte, NC 28262	Revolver	SOFR + 5.00%, 8.9% Cash	07/24	07/30	—	(64)	(43)	(7)(8)(16)(31)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
SVI International LLC 155 Harvestore Dr DeKalb, IL 60115	First Lien Senior Secured Term Loan	SOFR + 6.75%, 10.7% Cash	03/24	03/30	$639	$630	$639	(7)(8)(16)(30)
SVI International LLC 155 Harvestore Dr DeKalb, IL 60115	Revolver	SOFR + 6.75%, 10.7% Cash	03/24	03/30	—	(1)	—	(7)(8)(16)(31)(32)
Subtotal Automotive (2.3%)*					68,051	66,267	66,168
Banking, Finance, Insurance, & Real Estate
Aegros Holdco 2 LTD Albemarle House, Fifth Floor (West) 1 Albemarle Street London W1S 4HA United Kingdom	Second Lien Senior Secured Term Loan	SONIA + 8.50%, 13.0% PIK	05/25	05/32	6,174	5,984	5,310	(3)(7)(18)(32)
AmWins Group Inc. 4725 Piedmont Row Dr, Suite 600 Charlotte, NC 28210	First Lien Senior Secured Term Loan	SOFR + 2.25%, 6.0% Cash	10/25	01/32	845	849	848	(8)(15)(33)
Apus Bidco Limited Hamilton House, Church Street, Altrincham, Greater Manchester, WA14 4DR, UK	First Lien Senior Secured Term Loan	SONIA + 5.00%, 9.2% Cash	05/21	03/28	l,279	1,325	1,279	(3)(7)(8)(20)(30)
Aretec Group INC 200 N Sepulveda Blvd El Segundo, CA 90245	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	11/25	08/30	1,938	1,936	1,944	(8)(15)(33)
Aspen Insurance Holdings Ltd. 141 Front Street Hamilton, HM19 Bermuda	First Lien Senior Secured Term Loan	9.3% Cash	10/24	10/28	9,865	9,798	9,865	(7)(32)
Baldwin Insurance Group Holdings LLC 4211 W. Boy Scout Blvd, Suite 800 Tampa, FL 33607	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.1% Cash	12/25	05/31	566	563	564	(3)(8)(16)(33)
Beyond Risk Management, Inc. 252 Sandstone Place, N.W. Calgary, Alberta T3K 2X6	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.4% Cash	10/21	10/27	7,529	7,418	7,529	(6)(7)(8)(15)(30)(31)
Bishop Street Underwriters, LLC 667 Madison Avenue, 16th Floor New York, NY 10065	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.2% Cash	07/25	07/31	9,688	9,596	9,688	(7)(8)(15)(30)
Broadstone Group UK LTD 18 Elm Avenue Caddington Luton England LU1 4HS	First Lien Senior Secured Term Loan	SONIA + 4.75%, 8.7% Cash	03/25	02/32	3,384	3,102	3,297	(3)(7)(8)(20)(30)(31)
Broadstreet Partners Group LLC Pre Reincorporation 580 N 4th St, Suite 560 Columbus, OH 43215	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.5% Cash	11/25	06/31	1,996	2,005	2,001	(8)(15)(33)
Credit Key Funding II LLC 850 New Burton Road, Suite 201 Dover, DE 19904	First Lien Senior Secured Term Loan	SOFR + 7.50%, 11.2% Cash	12/25	11/30	6,763	6,596	6,594	(7)(8)(16)(31)(32)
Credit Key Funding II LLC 145 S Fairfax Ave, 2nd Floor, Los Angeles, CA 90036	Revolver	SOFR + 7.50%, 11.2% Cash	12/25	12/30	—	(12)	(12)	(7)(8)(16)(31)(32)
Envestnet Inc. 1000 Chesterbrook Blvd, Suite 250 Berwyn, PA 19312	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	10/25	11/31	998	1,001	999	(8)(15)(33)
Evertec Group LLC Cra. 176 Km 1.2–1.3, Cupey Bajo San Juan, PR 00926	First Lien Senior Secured Term Loan	SOFR + 2.25%, 6.0% Cash	11/25	10/30	1,395	1,391	1,395	(3)(8)(15)(33)
Finaxy Holding 74-78, rue Anatole-France 92300 Levallois-Perret France	First Lien Senior Secured Term Loan	EURIBOR + 4.50%, 6.6% Cash	11/23	11/30	8,824	8,001	8,718	(3)(7)(8)(11)(30)(32)
Finaxy Holding 74-78, rue Anatole-France 92300 Levallois-Perret France	First Lien Senior Secured Term Loan	EURIBOR + 4.50%, 6.6% Cash	05/22	12/31	3,030	2,812	2,951	(3)(7)(8)(11)(30)(31)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Findex Group Ltd Level 42, 600 Bourke Street Melbourne, VIC 3000 Australia	First Lien Senior Secured Term Loan	BBSY + 5.00%, 8.8% Cash	03/23	12/26	$2,407	$2,366	$2,407	(3)(7)(12)(30)
Focus Financial Partners LLC 875 Third Avenue, 28th Floor New York, NY 10022	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.2% Cash	09/25	09/31	1,396	1,396	1,398	(8)(15)(33)
Groupe Guemas 60, rue de Londres 75008 Paris	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.8% Cash	10/23	09/30	2,737	2,419	2,717	(3)(7)(8)(11)(30)
GTCR Everest Borrower LLC 1209 Orange Street Wilmington, DE 19801	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.4% Cash	11/25	09/31	1,500	1,507	1,505	(8)(16)(33)
Heilbron (f/k/a Sucsez (Bolt Bidco B.V.)) PO Box 99 7000 AB Doetinchem Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 5.75%, 7.8% Cash	05/21	09/26	4,433	4,336	4,389	(3)(7)(8)(11)(30)
Heilbron (f/k/a Sucsez (Bolt Bidco B.V.)) PO Box 99 7000 AB Doetinchem Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.6% Cash	05/21	09/26	5,301	5,476	5,248	(3)(7)(8)(11)(30)
High Street Buyer Inc. 333 West Grandview Parkway, Suite 201 Traverse City, MI 49684	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	08/25	07/32	1,756	1,646	1,644	(7)(8)(16)(30)(31)
IM Square 5 rue Royale 75008 Paris France	First Lien Senior Secured Term Loan	EURIBOR + 5.55%, 7.6% Cash	05/21	05/28	4,933	4,927	4,898	(3)(7)(8)(10)(30)(32)
IM Square 5 rue Royale 75008 Paris France	First Lien Senior Secured Term Loan	EURIBOR + 6.05%, 8.1% Cash	12/22	05/28	3,758	3,323	3,758	(3)(7)(8)(10)(30)
IMC Financing LLC Amstelveenseweg 500 1081 KL Amsterdam Netherlands	First Lien Senior Secured Term Loan	SOFR + 3.50%, 7.2% Cash	12/25	06/32	1,575	1,575	1,586	(8)(15)(33)
Liberty Company Insurance Brokers LLC 5200 W Newberry Rd, Ste B Gainesville, FL 32607	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.7% Cash	10/25	10/32	2,000	1,990	2,008	(7)(8)(16)(33)
ORS Buyer, Inc. 251 Little Falls Drive Wilmington, DE 19808	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	06/25	08/31	10,761	10,611	10,630	(7)(8)(16)(30)
OSP AFS Buyer, LLC 251 Little Falls Dr. Wilmington, DE 19808	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	10/25	10/31	6,492	6,263	6,256	(7)(8)(15)(30)(31)
OSP AFS Buyer, LLC 251 Little Falls Dr. Wilmington, DE 19808	Revolver	SOFR + 5.00%, 8.7% Cash	10/25	10/31	—	(34)	(36)	(7)(8)(15)(31)(32)
OVG Business Services, LLC 5050 S. Syracuse St., 8th Floor Denver, CO 80237	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	10/25	06/31	2,190	2,179	2,190	(8)(15)(33)
Owl Intermediate Holdings, LLC 47 Old Webster Rd Oxford, MA 01540	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.7% Cash	04/25	04/32	11,725	11,580	11,158	(7)(8)(16)(30)(31)
Owl Intermediate Holdings, LLC 47 Old Webster Rd Oxford, MA 01540	Revolver	SOFR + 4.75%, 8.7% Cash	04/25	04/32	—	(30)	(126)	(7)(8)(16)(31)(32)
Policy Services Company, LLC 11575 Heron Bay Blvd Coral Springs, FL, 33076-3304	First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.5% Cash, 4.0% PIK	12/21	06/26	55,893	55,272	50,303	(7)(8)(16)(32)
Premium Invest 2520 Northwinds Parkway, Suite 375, Alpharetta, GA 30009	First Lien Senior Secured Term Loan	EURIBOR + 5.75%, 7.8% Cash	06/21	12/30	7,443	6,689	7,382	(3)(7)(8)(10)(30)(31)
Project Boost Purchaser LLC 150 North Riverside Plaza, Suite 2800 Chicago, IL 60606	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.6% Cash	09/25	07/31	997	994	1,000	(8)(16)(33)
Shelf Bidco Ltd Waterloo House Pembroke Bermuda	Second Out Term Loan	SOFR + 5.00%, 8.9% Cash	10/24	10/31	44,094	43,901	43,913	(3)(7)(8)(16)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
The Caprock Group, Inc. (aka TA/TCG Holdings, LLC) 800 West Main Street, Suite 1150 Boise, ID 83702	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	10/21	12/28	$23,597	$23,262	$23,283	(6)(7)(8)(16)(30)(31)
The Caprock Group, Inc. (aka TA/TCG Holdings, LLC) 800 West Main Street, Suite 1150 Boise, ID 83702	Revolver	SOFR + 4.75%, 8.5% Cash	10/21	12/28	—	(26)	(30)	(7)(8)(16)(31)(32)
THG Acquisition, LLC 6802 Paragon Place Suite 200 Richmond, VA 23230	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	10/24	10/31	10,451	10,355	10,378	(7)(8)(15)(30)(31)
THG Acquisition, LLC 6802 Paragon Place Suite 200 Richmond, VA 23230	Revolver	SOFR + 4.75%, 8.5% Cash	10/24	10/31	191	179	182	(7)(8)(15)(31)(32)
Turbo Buyer, Inc. 25541 Commercentre Drive Suite 100 Lake Forest CA 92630	First Lien Senior Secured Term Loan	SOFR + 6.00%, 9.8% Cash	11/21	06/26	12,311	12,283	12,151	(6)(7)(8)(16)(30)
WEST-NR ACQUISITIONCO, LLC 32110 Agoura Road Westlake, CA 91361	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.8% Cash	08/23	12/27	24,152	23,661	24,152	(7)(8)(16)(30)(31)
Subtotal Banking, Finance, Insurance, & Real Estate (10.5%)*					306,367	300,465	297,314
Beverage, Food, & Tobacco
CTI Foods Holdings Co., LLC 2106 E. State Hwy 114, Suite 400 Southlake, TX 76092	First Lien Senior Secured Term Loan	SOFR + 7.86%, 12.0% Cash	04/25	03/29	17,622	17,324	17,622	(7)(8)(16)(32)
CTI Foods Holdings Co., LLC 2106 E. State Hwy 114, Suite 400 Southlake, TX 76092	Last In First Out Term Loan	SOFR + 9.00%, 13.1% PIK	02/24	05/26	9,739	9,571	9,739	(7)(8)(16)(32)
CTI Foods Holdings Co., LLC 2106 E. State Hwy 114, Suite 400 Southlake, TX 76092	First Out Term Loan	SOFR + 10.00%, 14.1% PIK	02/24	05/26	4,801	4,767	4,801	(7)(8)(16)(32)
CTI Foods Holdings Co., LLC 2106 E. State Hwy 114, Suite 400 Southlake, TX 76092	First Out Term Loan	SOFR + 7.00%, 11.1% PIK	02/24	05/26	1,763	1,763	1,763	(7)(8)(16)(32)
CTI Foods Holdings Co., LLC 2106 E. State Hwy 114, Suite 400 Southlake, TX 76092	Second Out Term Loan	SOFR + 9.00%, 13.1% PIK	02/24	05/26	1,367	1,367	1,367	(7)(8)(16)(32)
GMF Parent, Inc. 311 W Monroe St Chicago, IL 60606	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	12/25	12/32	12,975	12,777	12,776	(7)(8)(16)(30)(31)
GMF Parent, Inc. 311 W Monroe St Chicago, IL 60606	Revolver	SOFR + 4.50%, 8.2% Cash	12/25	12/32	—	(27)	(27)	(7)(8)(16)(31)(32)
Innovad Group II BV 2910 Essen Belgium	First Lien Senior Secured Term Loan	EURIBOR + 4.75%, 6.7% Cash	05/21	04/28	1,146	1,151	1,146	(3)(7)(8)(10)(30)(32)
Innovad Group II BV 2910 Essen Belgium	First Lien Senior Secured Term Loan	SARON + 4.75%, 4.8% Cash	05/23	04/28	183	161	183	(3)(7)(8)(24)(32)
KSLB Holdings, LLC 111 Radio Cir Mount Kisco, NY 10549	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.0% Cash	05/21	07/27	21,382	21,264	21,234	(7)(8)(16)(30)
PFI Lower Midco LLC 3104 W. Baseline Rd Shelby, MI 49455	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.9% Cash	11/26	12/32	1,651	1,635	1,662	(8)(15)(33)
Riedel Beheer B.V. Breloftpark 11 2201 TC, Noordwijk ZH, ZUID-Holland Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 8.3% Cash	12/21	12/28	2,436	2,274	2,146	(3)(7)(8)(10)(30)
Sauer Brands Inc. 2000 West Broad Street Richmond, VA 23220	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.8% Cash	12/25	02/32	1,000	1,000	1,003	(8)(15)(33)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Sazerac Co Inc. 2000 West Broad Street Richmond, VA 23220	First Lien Senior Secured Term Loan	SOFR + 2.00%, 5.6% Cash	12/25	07/32	$545	$545	$546	(8)(16)(33)
Woodland Foods, LLC 3751 Sunset Ave Waukegan, IL 60087	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.2% Cash	12/21	12/28	41,983	41,568	41,563	(6)(7)(8)(16)(30)
Woodland Foods, LLC 3751 Sunset Ave Waukegan, IL 60087	Revolver	SOFR + 5.25%, 9.2% Cash	12/21	12/28	—	(39)	(46)	(7)(8)(16)(31)(32)
Subtotal Beverage, Food, & Tobacco (4.1%)*					118,593	117,101	117,478
Capital Equipment
AirX Climate Solutions, Inc. 4308 Grant Blvd Suite 1D Yukon, OK 73099	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.8% Cash	11/23	11/29	13,909	13,766	13,700	(7)(8)(16)(30)
AirX Climate Solutions, Inc. 4308 Grant Blvd Suite 1D Yukon, OK 73099	First Lien Senior Secured Term Loan	SOFR + 5.75%, 9.6% Cash	11/23	11/29	9,013	8,815	8,893	(6)(7)(8)(16)(30)(31)
AirX Climate Solutions, Inc. 4308 Grant Blvd Suite 1D Yukon, OK 73099	Revolver	SOFR + 5.75%, 9.6% Cash	11/23	11/29	—	(53)	—	(7)(8)(16)(31)(32)
APC1 Holding 12 rue Jean Jullien-Davin 26000 Valence France	First Lien Senior Secured Term Loan	EURIBOR + 5.40%, 7.4% Cash	07/22	07/29	2,701	2,336	2,701	(3)(7)(8)(10)(30)
Astro Acquisition LLC 681 South Parker Street Marine City, MI 48039	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.1% Cash	10/25	08/32	1,000	1,009	1,006	(8)(17)(33)
BPG Holdings IV Corp 730 Plymouth Avenue North East	First Lien Senior Secured Term Loan	SOFR + 2.00%, 5.6% Cash, 5.0% PIK	03/23	07/29	24,245	23,123	18,911	(7)(8)(16)(32)
Cobham Slip Rings SAS 3030 Horseshoe Dr S #300, Naples, FL 34104	First Lien Senior Secured Term Loan	SOFR + 6.00%, 9.9% Cash	11/21	11/28	3,091	3,065	3,091	(3)(7)(8)(16)(30)
CPM Holdings, Inc. 2975 Airline Circle Waterloo, IA 50703	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.3% Cash	09/25	09/28	2,494	2,489	2,478	(8)(15)(33)
DAWGS Intermediate Holdings Co. 8770 W Bryn Mawr Ave Suite 1300 Chicago, IL 60631	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	03/25	03/31	9,960	9,868	9,940	(7)(8)(16)(30)
DAWGS Intermediate Holdings Co. 8770 W Bryn Mawr Ave Suite 1300 Chicago, IL 60631	Revolver	SOFR + 4.50%, 8.2% Cash	03/25	03/31	505	478	499	(7)(8)(16)(31)(32)
DXP Enterprises Inc 5301 Hollister St Houston, TX 77040	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.0% Cash	12/25	10/30	275	275	277	(3)(8)(15)(33)
Emrld Borrower LP 8100 W. Florissant Avenue St. Louis, MO 63136	First Lien Senior Secured Term Loan	SOFR + 2.25%, 6.1% Cash	08/25	05/30	1,488	1,487	1,490	(8)(16)(33)
FCG Acquisitions Inc 3915 Shopton Rd Charlotte, NC 28217	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.0% Cash	12/25	03/28	2,008	2,015	2,014	(8)(15)(33)
Kanawha Scales & Systems, LLC 111 Jacobson Drive Poca, WV 25159	First Lien Senior Secured Term Loan	SOFR + 4.25%, 8.1% Cash	11/25	10/32	7,420	7,277	7,275	(7)(8)(16)(30)(31)
Kanawha Scales & Systems, LLC 111 Jacobson Drive Poca, WV 25159	Revolver	SOFR + 4.25%, 8.1% Cash	11/25	10/32	451	422	421	(7)(8)(16)(31)(32)
Polara Enterprises, L.L.C. 1497 CR 2178 Greenville, TX 75402	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.3% Cash	12/21	12/27	5,724	5,681	5,724	(6)(7)(8)(15)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Polara Enterprises, L.L.C. 1497 CR 2178 Greenville, TX 75402	Revolver	SOFR + 4.50%, 8.3% Cash	12/21	12/27	$516	$501	$516	(7)(8)(15)(31)(32)
Process Insights Acquisition, Inc. 14400 Hollister Street Suite 800B Houston, TX 77066	First Lien Senior Secured Term Loan	SOFR + 6.25%, 10.1% Cash	07/23	07/29	3,499	3,443	3,089	(6)(7)(8)(16)(30)
Process Insights Acquisition, Inc. 14400 Hollister Street Suite 800B Houston, TX 77066	Revolver	SOFR + 6.25%, 10.1% Cash	07/23	07/29	1,323	1,303	1,168	(7)(8)(16)(32)
Rapid Buyer LLC 6111 Mill Creek Dr Auburndale, WI 54412	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	10/24	10/30	5,200	5,126	4,694	(7)(8)(16)(30) (31)
Rapid Buyer LLC 6111 Mill Creek Dr Auburndale, WI 54412	Revolver	SOFR + 4.75%, 8.5% Cash	10/24	10/30	—	(13)	(89)	(7)(8)(16)(31)(32)
TAPCO Buyer LLC 5100 W Brown Deer Rd Brown Deer (Milwaukee), WI 53223	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	11/24	11/30	36,714	36,093	36,139	(7)(8)(15)(16)(30)(31)
TAPCO Buyer LLC 5100 W Brown Deer Rd Brown Deer (Milwaukee), WI 53223	Revolver	SOFR + 4.50%, 8.2% Cash	11/24	11/30	—	(38)	(45)	(7)(8)(15)(31)(32)
Tencarva Machinery Company, LLC 1115 Pleasant Ridge Road Greensboro, N.C. 27409	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.6% Cash	12/21	12/27	27,580	27,077	27,224	(6)(7)(8)(16)(30)(31)
Tencarva Machinery Company, LLC 1115 Pleasant Ridge Road Greensboro, N.C. 27409	Revolver	SOFR + 4.75%, 8.6% Cash	12/21	12/27	—	(37)	(32)	(7)(8)(16)(31)(32)
Tiger Acquisition LLC 8653 E. Highway 67 Alvarado, TX 76009	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.3% Cash	11/25	08/32	1,500	1,506	1,504	(8)(15)(33)
Subtotal Capital Equipment (5.4%)*					160,616	157,014	152,588
Chemicals, Plastics, & Rubber
Americo Chemical Products, LLC 1765 Holmes Rd Elgin, IL 60123	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	04/23	04/29	10,549	10,414	10,417	(6)(7)(8)(15)(30)(32)
Americo Chemical Products, LLC 1765 Holmes Rd Elgin, IL 60123	Revolver	SOFR + 5.00%, 8.7% Cash	04/23	04/29	—	(20)	(17)	(7)(8)(15)(31)(32)
AnalytiChem Holding GmbH Frankfurter Str. 80-82, 65760 Eschborn,	First Lien Senior Secured Term Loan	BBSY + 5.33%, 9.0% Cash	11/21	10/28	1,332	1,424	1,323	(3)(7)(8)(13)(30)
AnalytiChem Holding GmbH Frankfurter Str. 80-82, 65760 Eschborn,	First Lien Senior Secured Term Loan	EURIBOR + 5.33%, 7.3% Cash	11/21	10/28	17,757	16,400	17,633	(3)(7)(8)(10) (30)
AnalytiChem Holding GmbH Frankfurter Str. 80-82, 65760 Eschborn,	First Lien Senior Secured Term Loan	SOFR + 5.33%, 9.7% Cash	11/21	10/28	2,235	2,235	2,219	(3)(7)(8)(16)(30)
Element Solutions Inc 500 East Broward Boulevard Suite 1860 Fort Lauderdale, FL 33394	First Lien Senior Secured Term Loan	SOFR + 1.75%, 5.2% Cash	11/20	12/30	1,000	999	1,005	(3)(8)(16)(33)
G 3 Chickadee Purchaser, LLC 211 E 7th St, Suite 620 Austin, TX 78701	First Lien Senior Secured Term Loan	SOFR + 5.75%, 9.6% Cash	10/25	10/31	44,643	43,769	43,749	(7)(8)(16)(32)
GEON 25777 Detroit Road Suite 202 Westlake, OH 44145	First Lien Senior Secured Term Loan	SOFR + 4.25%, 8.2% Cash	09/25	08/28	2,986	2,814	2,347	(8)(16)(33)
MSOF Beacon LLC 3222 Phoenixville Pike, Ste 103 Malvern, PA 19355	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.2% Cash	12/25	12/32	248	247	248	(7)(8)(16)(33)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Paint Intermediate III LLC 20917 63rd Ave W Lynnwood, WA 98036	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	12/25	10/31	$1,442	$1,446	$1,448	(8)(16)(33)
Solenis Holding Ltd 280 Bishopsgate London EC2M 4AG United Kingdom	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	08/25	06/31	1,990	1,988	1,971	(8)(16)(33)
Vibrantz Technologies Inc. 15311 Vantage Pkwy W, Suite 350 Houston, TX 77032	First Lien Senior Secured Term Loan	SOFR + 4.25%, 8.3% Cash	02/22	04/29	12,372	11,964	6,812	(8)(16)(32)(33)
Subtotal Chemicals, Plastics, & Rubber (3.1%)*					96,554	93,680	89,155
Construction & Building
American Bath 1521 North Cooper St, Suite 500 Arlington, TX 76011	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.0% Cash	07/25	07/30	—	(37)	—	(8)(15)(32)
Apex Service Partners, LLC 201 E Kennedy Blvd, Suite 1600 Tampa, FL 33602	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.6% Cash	11/25	11/32	7,155	6,710	6,701	(7)(8)(16)(30)(31)
Apex Service Partners, LLC 201 E Kennedy Blvd, Suite 1600 Tampa, FL 33602	Revolver	SOFR + 4.75%, 8.6% Cash	11/25	11/31	340	340	340	(7)(8)(16)(31)(32)
BKF Buyer, Inc. 1211 Avenue of the Americas, 29th Floor New York, NY 10036	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	08/24	08/30	7,742	7,633	7,656	(6)(7)(8)(15)
BKF Buyer, Inc. 1211 Avenue of the Americas, 29th Floor New York, NY 10036	Revolver	SOFR + 5.00%, 8.7% Cash	08/24	08/30	—	(31)	(31)	(7)(8)(15)(31)(32)
EMI Porta Holdco LLC 250 Hamilton Rd, Arlington Heights, IL 60005	First Lien Senior Secured Term Loan	SOFR + 5.75%, 9.6% Cash	12/21	12/27	43,003	42,875	39,262	(7)(8)(16)(30)
EMI Porta Holdco LLC 250 Hamilton Rd, Arlington Heights, IL 60005	Revolver	SOFR + 5.75%, 9.6% Cash	12/21	12/27	661	644	440	(7)(8)(15)(31)(32)
Foundation Building Materials Inc 6000 Old Concord Rd, Suite A Charlotte, NC 28213	First Lien Senior Secured Term Loan	SOFR + 4.00%, 8.3% Cash	08/25	01/31	—	(4)	—	(8)(16)(32)
GMES LLC 1391 E. Boone Industrial Blvd, Columbia, MO 65202	First Lien Senior Secured Term Loan	SOFR + 5.25%, 8.9% Cash	09/25	09/31	16,473	16,243	16,258	(7)(8)(16)(30)(31)
GMES LLC 1391 E. Boone Industrial Blvd, Columbia, MO 65202	Revolver	SOFR + 5.25%, 8.9% Cash	09/25	09/31	217	192	193	(7)(8)(16)(31)(32)
Husky Holdings LLC 999 Pacific Street Lindenhurst, NY 11757	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.6% Cash	11/25	02/29	313	313	316	(8)(16)(31)(33)
Kodiak BP LLC 1745 Shea Center Drive, Suite 130 Highlands Ranch, CO 80129	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.5% Cash	09/25	12/31	2,495	2,489	2,430	(8)(15)(33)
LBM Acquisition LLC 1000 Corporate Grove Drive Buffalo Grove, IL 60089	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	08/25	06/31	1,995	1,982	1,991	(8)(15)(33)
Lockmasters Security Intermediate, Inc. 2101 John C. Watts Drive Nicholasville, KY 40356	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.6% Cash	05/25	09/27	13,572	13,467	13,473	(6)(7)(8)(16)(30)(31)
Lockmasters Security Intermediate, Inc. 2101 John C. Watts Drive Nicholasville, KY 40356	Revolver	SOFR + 5.00%, 8.6% Cash	05/25	09/27	—	(7)	(8)	(7)(8)(15)(31) (32)
MNS Buyer, Inc. 747 Third Avenue, 22nd Floor New York, NY 10017	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.8% Cash	08/21	08/27	268	267	268	(7)(8)(15)(30)
Ocelot Holdco LLC 4202 Chance Lane Rosharon, TX 77583	Takeback Term Loan	10.0% Cash	10/23	10/27	917	917	917	(7)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Pye-Baker Fire & Safety LLC 2500 Northwinds Pkwy, Suite 200 Alpharetta, GA 30009	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.2% Cash	12/25	12/32	$2,475	$2,477	$2,492	(8)(16)(31)(33)
Smyrna Ready Mix Concrete LLC 1000 Hollingshead Circle Murfreesboro, TN 37129	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	12/25	04/29	997	1,006	1,002	(8)(15)(33)
Specialty Building Products Holdings, LLC 2160 Satellite Blvd, Suite 450, Duluth, GA 30097	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.6% Cash	08/25	10/28	2,445	2,371	2,274	(8)(15)(33)
Tecta America Corp 9450 W. Bryn Mawr Ave., Suite 700, Rosemont, IL 60018	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.5% Cash	12/25	02/32	997	997	1,000	(8)(15)(33)
VC GB Holdings I Corp 7400 Linder Avenue, Skokie, IL 60077, United States	First Lien Senior Secured Term Loan	SOFR + 3.50%, 7.4% Cash	10/25	07/28	100	98	100	(8)(16)(33)
Wilsonart LLC 2501 Wilsonart Drive, Temple, TX 76503	First Lien Senior Secured Term Loan	SOFR + 4.25%, 7.9% Cash	08/25	08/31	2,826	2,744	2,734	(8)(16)(33)
Subtotal Construction & Building (3.5%)*					104,991	103,686	99,808
Consumer goods: Durable
DecksDirect, LLC 5400 Nathan Ln N Plymouth, MN 55442	First Lien Senior Secured Term Loan	SOFR + 6.50%, 10.4% Cash, 0.3% PIK	12/21	12/28	1,490	1,480	988	(7)(8)(16)(30)
DecksDirect, LLC 5400 Nathan Ln N Plymouth, MN 55442	Revolver	SOFR + 6.25%, 10.2% Cash	12/21	12/28	296	294	168	(7)(8)(16)(31)(32)
Gojo Industries, Inc. 1 Gojo Plz Suite 500 Akron, OH 44311	First Lien Senior Secured Term Loan	SOFR + 8.75%, 12.6% Cash	10/23	10/28	24,346	23,893	24,346	(7)(8)(15)(32)
HTI Technology & Industries 315 Tech Park Drive, Suite 100 LaVergne, TN 37086	First Lien Senior Secured Term Loan	SOFR + 8.50%, 12.5% Cash	07/22	01/26	8,840	8,835	8,282	(6)(7)(8)(17)(30)(31)(32)
HTI Technology & Industries 315 Tech Park Drive, Suite 100 LaVergne, TN 37086	Revolver	SOFR + 8.50%, 12.5% Cash	07/22	01/26	—	—	(60)	(7)(8)(16)(31)(32)
Momentum Textiles, LLC 17811 Fitch Irvine, CA 92614	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.2% Cash	03/25	03/29	15,023	14,894	14,873	(7)(8)(16)(30)
Momentum Textiles, LLC 17811 Fitch Irvine, CA 92614	Revolver	SOFR + 5.50%, 9.2% Cash	03/25	03/29	—	(11)	(14)	(7)(8)(16)(31)(32)
Renovation Parent Holdings, LLC 217 N Seminary St Florence, AL 35630	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.0% Cash	11/21	11/27	13,981	13,866	13,827	(6)(7)(8)(16)
STS Operating Inc 2301 Windsor Court Addison, IL 60101	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.8% Cash	09/25	03/31	1,990	1,980	1,987	(8)(15)(33)
Team Air Distributing, LLC 1473 Amherst Rd Knoxville, TN 37909	Subordinated Term Loan	14.0% Cash	05/23	05/28	756	746	717	(7)(32)
Terrybear, Inc. 946 W Pierce Butler Route #101 St Paul, MN 55	Subordinated Term Loan	10.0% Cash, 4.0% PIK	04/22	04/28	297	295	269	(7)(32)
Victoria Bidco Limited 47 Market Pl, Henley-on-Thames RG9 2AD, United Kingdom	First Lien Senior Secured Term Loan	SONIA + 6.50%, 10.7% Cash	03/22	09/30	5,686	5,567	5,441	(3)(7)(8)(20)(30)
Subtotal Consumer goods: Durable (2.5%)*					72,705	71,839	70,824
Consumer goods: Non-durable
Bidwax 16 rue Harald Stammbach 59290 Wasquehal France	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.6% Cash	05/21	02/28	5,402	5,386	5,381	(3)(7)(8)(11)(30)(32)
CCFF Buyer, LLC 15800 Tapia Street Irwindale, CA 91706	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.1% Cash	02/24	02/30	3,291	3,226	3,257	(7)(8)(17)(30)(31)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
CCFF Buyer, LLC 15800 Tapia Street Irwindale, CA 91706	Revolver	SOFR + 5.00%, 9.1% Cash	02/24	02/30	$—	$(14)	$(8)	(7)(8)(17)(31)(32)
David Wood Baking UK Ltd 1 Calverley Road Oulton, Leeds, West Yorkshire, LS26 8JD	First Lien Senior Secured Term Loan	SONIA + 10.00%, 14.0% Cash	04/24	04/29	13,871	12,408	12,928	(3)(7)(8)(20)(32)
Herbalife Ltd. 800 West Olympic Blvd Suite 406 Los Angeles, CA 90015	First Lien Senior Secured Term Loan	SOFR + 6.75%, 10.5% Cash	04/24	04/29	4,911	4,645	4,982	(3)(8)(15)(32)(33)
Highline Aftermarket Acquisition LLC 4500 Malone Road Memphis, TN 38118	First Lien Senior Secured Term Loan	SOFR + 3.50%, 7.3% Cash	12/25	02/30	2,298	2,305	2,308	(8)(16)(33)
Ice House America, L.L.C. 278 US Highway 319 South, Moultrie, GA 31768	First Lien Senior Secured Term Loan	SOFR + 6.00%, 9.9% Cash	01/24	01/30	4,365	4,285	4,091	(6)(7)(8)(16)(30)(31)
Ice House America, L.L.C. 278 US Highway 319 South, Moultrie, GA 31768	Revolver	SOFR + 6.00%, 9.9% Cash	01/24	01/30	568	558	534	(7)(8)(16)(31)(32)
Image International Intermediate Holdco II, LLC 7130 Seacrest Blvd Lantana, FL 33462	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.9% Cash, 0.5% PIK	05/21	09/26	24,197	24,167	20,979	(7)(8)(16)(30)
Modern Star Holdings Bidco Pty Limited 122-126 Old Pittwater Road Level 1 Brookvale, NSW 2100, Australia	First Lien Senior Secured Term Loan	BBSY + 6.00%, 9.9% Cash	05/21	12/26	1,877	1,927	1,877	(3)(7)(8)(12)(30)(31)(32)
Safety Products Holdings, LLC 1897 Vanderhorn Dr. Memphis, TN 38134	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.6% Cash	05/21	12/28	6,519	6,499	6,519	(6)(7)(8)(16)(30)(32)
Subtotal Consumer goods: Non-durable (2.2%)*					67,299	65,392	62,848
Containers, Packaging, & Glass
BLI Buyer, Inc. 20 Railroad Avenue Hackensack, NJ 07601	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.8% Cash	10/25	10/31	5,176	5,110	5,109	(7)(8)(16)(30)(31)
BLI Buyer, Inc 20 Railroad Avenue Hackensack, NJ 07601.	Revolver	SOFR + 5.00%, 8.8% Cash	10/25	10/31	—	(12)	(13)	(7)(8)(16)(31)(32)
Clydesdale Acquisition Holdings Inc. 3436 Toringdon Way Suite 100 Charlotte, NC 28277	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.0% Cash	10/25	04/32	1,995	1,983	1,992	(8)(15)(33)
Cosmelux International 353 Rue de la Fontaine 01100 Martignat France	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 7.5% Cash	05/21	09/31	2,933	2,747	2,895	(3)(7)(8)(10)(30)
Diversified Packaging Holdings LLC 2101 Innerbelt Business Center Drive St. Louis, MO 63114-4765	Second Lien Senior Secured Term Loan	11.0% Cash, 1.5% PIK	06/24	06/29	1,022	1,008	1,008	(7)(8)(30)
Five Star Holding LLC 9690 W Wingfoot Rd Houston, TX 77041	First Lien Senior Secured Term Loan	SOFR + 4.25%, 8.0% Cash	11/25	05/29	2,494	2,497	2,479	(8)(16)(33)
Five Star Holding LLC 9690 W Wingfoot Rd Houston, TX 77041	Second Lien Senior Secured Term Loan	SOFR + 7.25%, 11.1% Cash	05/22	05/30	7,152	7,063	7,152	(7)(8)(16)(30)
Mauser Packaging Solutions Holding Co 1515 West 22nd Street, Suite 1100 Oak Brook, IL 60523	First Lien Senior Secured Term Loan	SOFR + 3.50%, 7.2% Cash	11/25	04/30	2,868	2,839	2,805	(8)(16)(33)
Media Recovery, Inc. (SpotSee) 5501 Lyndon B Johnson Freeway, Suite 350 Dallas, TX 75240	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	09/24	09/30	5,420	5,371	5,420	(7)(8)(16)(30)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Media Recovery, Inc. (SpotSee) 5501 Lyndon B Johnson Freeway, Suite 350 Dallas, TX 75240	First Lien Senior Secured Term Loan	SONIA + 4.50%, 8.2% Cash	09/24	09/30	$10,612	$10,484	$10,612	(7)(8)(18)(30)
Media Recovery, Inc. (SpotSee) 5501 Lyndon B Johnson Freeway, Suite 350 Dallas, TX 75240	Revolver	SOFR + 4.50%, 8.2% Cash	09/24	09/30	—	(17)	—	(7)(8)(16)(31)(32)
Media Recovery, Inc. (SpotSee) 5501 Lyndon B Johnson Freeway, Suite 350 Dallas, TX 75240	Revolver	SONIA + 4.50%, 8.2% Cash	09/24	09/30	—	(22)	—	(7)(8)(18)(31)(32)
Mold-Rite Plastics, LLC 2222 Highland Rd Twinsburg, OH 44087	Second Lien Second Out Term Loan	SOFR + 1.50%, 5.3% Cash, 2.3% PIK	06/24	10/28	5	(141)	3	(16)(31)(33)
MSI Express Inc. 5900 Carlson Ave Portage, IN 46368	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	03/25	03/31	10,854	10,690	10,676	(7)(8)(16)(30)(31)
MSI Express Inc. 5900 Carlson Ave Portage, IN 46368	Revolver	SOFR + 3.75%, 7.4% Cash	03/25	03/31	2,675	2,635	2,626	(7)(8)(16)(31)(32)
OG III B.V. Toermalijnstraat 12c 1812 RL Alkmaar, The Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 5.75%, 7.7% Cash	06/21	06/28	16,425	16,328	15,850	(3)(7)(8)(10)(30)
Plastipak Packaging Inc. 41605 Ann Arbor Rd E Plymouth, MI 48170	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.2% Cash	10/25	09/32	1,000	1,002	1,002	(8)(15)(33)
Pregis Topco LLC 1650 Lake Cook Road Suite 400 Deerfield, IL 60015	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.7% Cash	12/25	02/29	997	1,006	1,005	(8)(15)(33)
ProAmpac Holdings Inc. 12025 Tricon Road Cincinnati, OH 45246	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.8% Cash	10/25	09/28	2,494	2,500	2,495	(8)(16)(33)
Ring Container Technologies Group LLC 1 Industrial Park Rd Oakland, TN 38060	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.2% Cash	11/25	09/32	998	998	1,000	(8)(15)(33)
Tank Holding Corp 4700 Fremont Street Lincoln, Nebraska, 68504	First Lien Senior Secured Term Loan	SOFR + 5.75%, 9.6% Cash	03/22	03/28	13,843	13,706	13,705	(6)(7)(8)(15)
Tank Holding Corp 4700 Fremont Street Lincoln, Nebraska, 68504	First Lien Senior Secured Term Loan	SOFR + 6.00%, 9.8% Cash	05/23	03/28	6,659	6,556	6,606	(7)(8)(15)(32)
Tank Holding Corp 4700 Fremont Street Lincoln, Nebraska, 68504	Revolver	SOFR + 5.75%, 9.6% Cash	03/22	03/28	—	(6)	(7)	(7)(8)(15)(31)(32)
TricorBraun Holdings Inc 6 CityPlace Drive Suite 1000 St. Louis, MO 63141	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.0% Cash	08/25	03/31	2,516	2,504	2,430	(8)(15)(33)
Trident TPI Holdings Inc. 460 E. Swedesford Road Suite 3000 Wayne, PA 19087	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.4% Cash	04/25	09/28	2,494	2,369	2,391	(8)(16)(32)(33)
Subtotal Containers, Packaging, & Glass (3.5%)*					100,632	99,198	99,241
Energy: Electricity
WWEC Holdings III Corp 3540 Winton Place Rochester, NY 14623	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	10/22	10/28	9,071	8,833	8,976	(7)(8)(16)(30)(31)
WWEC Holdings III Corp 3540 Winton Place Rochester, NY 14623	Revolver	SOFR + 5.00%, 8.7% Cash	10/22	10/28	—	(34)	(20)	(7)(8)(16)(31)(32)
Subtotal Energy: Electricity (0.3%)*					9,071	8,799	8,956

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Environmental Industries
CTS US BIDCO, Inc. Carl-Benz-Straße 34 74321 Bietigheim-Bissingen Germany	First Lien Senior Secured Term Loan	SOFR + 6.00%, 9.8% Cash	11/25	11/31	$2,370	$2,324	$2,323	(3)(7)(8)(16)(32)
Entact Environmental Services, Inc. 1 E. Oak Hill Drive, Suite 102, Westmont, IL 60559	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.2% Cash	05/21	01/27	1,760	1,756	1,760	(6)(7)(8)(16)(30)
Northstar Recycling, LLC 94 Maple Street East Longmeadow, MA 01028	First Lien Senior Secured Term Loan	SOFR + 4.65%, 8.3% Cash	06/22	12/30	23,702	23,463	23,484	(7)(8)(16)(30)
Northstar Recycling, LLC 94 Maple Street East Longmeadow, MA 01028	Revolver	SOFR + 4.65%, 8.3% Cash	06/22	12/30	—	(36)	(33)	(7)(8)(16)(31)(32)
Reworld Holding Corp 100 Park Avenue Florham Park, NJ 07932	First Lien Senior Secured Term Loan	SOFR + 2.25%, 6.1% Cash	12/25	01/31	1,471	1,469	1,471	(8)(16)(33)
Subtotal Environmental Industries (1.0%)*					29,303	28,976	29,005
Forest Products & Paper
Journey Personal Care Corp 8020 Arco Corporate Drive Suite 120 Raleigh, NC 27617	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.6% Cash	12/25	03/28	997	997	992	(7)(8)(15)(33)
Subtotal Forest Products & Paper (—%)*					997	997	992
Healthcare & Pharmaceuticals
A.T. Holdings II LTD Route de la Corniche 3 1066 Epalinges, Switzerland	First Lien Senior Secured Term Loan	6.7% Cash, 7.6% PIK	11/22	09/29	16,799	14,250	9,055	(3)(7)(29)(32)
Aldinger Company 1440 Prudential Dr Dallas, TX 75235	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.6% Cash	10/25	10/30	583	474	469	(7)(8)(16)(30)(31)
Amalfi Midco 5th Floor Metropolitan House 3 Darkes Lane Potters Bar Hertfordshire EN6 1AG	Second Lien Senior Secured Term Loan	15.5% Cash	09/22	10/28	361	350	361	(3)(7)(32)
Amalfi Midco 5th Floor Metropolitan House 3 Darkes Lane Potters Bar Hertfordshire EN6 1AG	Subordinated Loan Notes	2.0% Cash, 9.0% PIK	09/22	09/28	6,972	5,991	6,575	(3)(7)(32)
Astra Bidco Limited Ability House, 21 Nuffield Way, Abingdon, Oxfordshire, England, OX14 1RL	First Lien Senior Secured Term Loan	EURIBOR + 5.00%, 7.1% Cash	11/21	11/28	542	493	542	(3)(7)(8)(10)(30)
Astra Bidco Limited Ability House, 21 Nuffield Way, Abingdon, Oxfordshire, England, OX14 1RL	First Lien Senior Secured Term Loan	SONIA + 5.00%, 8.7% Cash	11/21	11/28	3,158	3,067	3,158	(3)(7)(8)(20) (30)
Athenahealth Group Inc 80 Guest Street Boston, MA 02135	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.5% Cash	10/25	02/29	1,992	1,992	1,995	(8)(15)(33)
Avance Clinical Bidco Pty Ltd 2 Ann Nelson Drive Thebarton SA 5031, Australia	First Lien Senior Secured Term Loan	BBSY + 4.50%, 8.2% Cash	11/21	11/27	1,876	1,963	1,876	(3)(7)(8)(13)(30)(31)
Aveanna Healthcare, LLC 400 Interstate North Parkway SE Suite 1600 Atlanta, GA 30339	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.5% Cash	09/25	09/32	2,078	2,057	2,089	(3)(8)(15)(33)
Azalea Topco Inc 404 Columbia Place South Bend, IN 46601	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	07/25	04/31	3,985	3,985	3,990	(8)(15)(33)
Bausch + Lomb Corp 400 Somerset Corporate Blvd Bridgewater, NJ 08807	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.5% Cash	12/25	01/31	2,655	2,664	2,679	(3)(8)(16)(33)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Canadian Orthodontic Partners Corp. 401 The West Mall Suite 301, Etobicoke, ON M9C 5J5, Canada	Super Senior Secured Term Loan	15.0% PIK	04/24	12/26	$98	$96	$268	(3)(7)(30)(31)
Canadian Orthodontic Partners Corp. 401 The West Mall Suite 301, Etobicoke, ON M9C 5J5, Canada	First Lien Senior Secured Term Loan	CORRA + 7.00%, 10.3% PIK	06/21	12/26	5,544	4,893	426	(3)(7)(8)(22)(28)(30)
Ceres Pharma NV Kortrijksesteenweg 1091 PB B 9051, Gent Belgium	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 8.1% Cash	10/21	10/28	4,974	4,673	4,916	(3)(7)(8)(11)(30)
Ceres Pharma NV Kortrijksesteenweg 1091 PB B 9051, Gent Belgium	First Lien Senior Secured Term Loan	EURIBOR + 7.00%, 9.1% Cash	05/25	05/30	3,855	3,737	3,855	(3)(7)(8)(10)(30)(31)
Charlotte Buyer Inc. 301 Commerce Street, Suite 330 Fort Worth, TX 76102	First Lien Senior Secured Term Loan	SOFR + 4.25%, 8.0% Cash	10/25	02/28	2,992	2,978	2,935	(8)(15)(33)
Coherus Biosciences, Inc. 333 Twin Dolphin Drive Suite 600 Redwood City, CA 94065	First Lien Senior Secured Term Loan	SOFR + 8.00%, 11.7% Cash	05/24	05/29	9,977	9,756	9,908	(7)(8)(16)(32)
EB Development 21 Essex Way, Suite 107 P.O. Box 8567 Essex Junction, VT 05452	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 7.5% Cash	11/24	11/31	7,703	6,682	7,660	(3)(7)(8)(10)(30)(31)
Ensemble RCM LLC 11511 Reed Hartman Highway Cincinnati, OH 45241	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.8% Cash	10/25	08/29	997	1,002	1,002	(8)(16)(33)
ExamWorks Group Inc. 3280 Peachtree Road NE Suite 2625 Atlanta, GA 30305	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.2% Cash	12/25	11/28	1,126	1,135	1,132	(8)(15)(33)
Faraday 19 avenue de l'Opéra 75001 Paris France	First Lien Senior Secured Term Loan	EURIBOR + 5.85%, 7.9% Cash	01/23	01/29	3,578	3,297	3,575	(3)(7)(8)(10)(30)(32)
Finexvet 5 rue parc en seine 76410 Tourville-la-Rivière France	First Lien Senior Secured Term Loan	EURIBOR + 4.00%, 6.1% Cash, 3.3% PIK	03/22	03/29	10,978	10,131	10,154	(3)(7)(8)(11)(30)(32)
Forest Buyer, LLC 300 North LaSalle St, Suite 5600 Chicago, IL 60654	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	03/24	03/30	57,502	56,932	57,192	(7)(8)(16)(30)
Forest Buyer, LLC 300 North LaSalle St, Suite 5600 Chicago, IL 60654	Revolver	SOFR + 5.00%, 8.7% Cash	03/24	03/30	—	(31)	(15)	(7)(8)(16)(31)(32)
GCDL LLC 4 Piper Lane, Suite J Prospect Heights, IL 60070	First Lien Senior Secured Term Loan	SOFR + 6.00%, 9.6% Cash	08/24	08/30	507	501	501	(7)(8)(16)(30)(31)(32)
GCDL LLC 4 Piper Lane, Suite J Prospect Heights, IL 60070	Revolver	SOFR + 6.00%, 9.6% Cash	08/24	08/30	—	(1)	(1)	(7)(8)(16)(31)(32)
GenesisCare 1419 SE 8th Terrace, Suite 200 Cape Coral, FL 33990	First Lien Senior Secured Term Loan	BBSY + 4.75%, 8.5% Cash	08/25	08/31	3,408	3,167	3,296	(3)(7)(8)(13)(30)(31)
Genmab A/S Carl Jacobsens Vej 30 2500 Valby, Copenhagen Denmark	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	11/25	12/32	1,879	1,869	1,887	(3)(8)(16)(33)
GPNZ II GmbH Leopoldstraße 62 80802 München Germany	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 8.0% PIK	06/22	06/29	505	444	—	(3) (7)(8)(9)(28)(30)
GPNZ II GmbH Leopoldstraße 62 80802 München Germany	First Lien Senior Secured Term Loan	10.0% PIK	06/22	06/29	509	476	239	(3)(7)(31)(32)
Groupe Product Life 40 Boulevard Henri Sellier 92150 Suresnes France	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 8.0% Cash	10/22	10/29	12,935	12,045	12,481	(3)(7)(8)(10)(30)(31)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
HeartHealth Bidco Pty Ltd OptiHeart, Level 2, 50 New Street Ringwood, VIC 3134 Australia	First Lien Senior Secured Term Loan	BBSY + 5.25%, 8.9% Cash	09/22	09/28	$811	$772	$714	(3)(7)(8)(13)(30)(31)
Heartland Veterinary Partners, LLC OptiHeart, Level 2, 50 New Street Ringwood, VIC 3134 Australia	Subordinated Term Loan	11.0% PIK	11/21	12/28	8,656	8,589	8,137	(7)(32)
HemaSource, Inc. 485 5700 W Salt Lake City, UT 84104	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	08/23	08/29	6,816	6,582	6,623	(6)(7)(8)(15)(31)(30)
HemaSource, Inc. 485 5700 W Salt Lake City, UT 84104	Revolver	SOFR + 4.50%, 8.2% Cash	08/23	08/29	—	(51)	(33)	(7)(8)(15)(31)(32)
Home Care Assistance, LLC 2001 Van Ness Ave San Francisco, CA 94109	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.9% Cash, 1.0% PIK	05/21	09/27	1,548	1,518	1,316	(7)(8)(16)(30)(32)
Jon Bidco Limited Level 34, 48 Shortland Street, 1010 Auckland NZ	First Lien Senior Secured Term Loan	BKBM + 4.00%, 6.5% Cash	09/25	03/27	4,001	4,731	3,957	(3)(7)(8)(23)(30)(31)
Keystone Bidco B.V. Eslaan 1 1404 EE Bussum Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 7.4% Cash	08/24	08/31	931	863	931	(3)(7)(8)(11)(30)(31)
Keystone Bidco B.V. Eslaan 1 1404 EE Bussum Netherlands	Revolver	EURIBOR + 5.25%, 7.4% Cash	08/24	05/31	11	9	11	(3)(7)(8)(11)(31)(32)
Lambir Bidco Limited Unit 4 EXT Second Avenue, Cookstown Industrial Estate 24 Tallaght, Dublin Ireland	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 8.1% Cash	12/21	12/28	2,889	2,711	2,771	(3)(7)(8)(11)(30)(31)
Lambir Bidco Limited Unit 4 EXT Second Avenue, Cookstown Industrial Estate 24 Tallaght, Dublin Ireland	Second Lien Senior Secured Term Loan	12.0% PIK	12/21	06/29	1,089	1,026	1,003	(3)(7)(32)
Listrac Bidco Limited No. 2 The Square Birchwood Boulevard Warrington England WA3 7QY	Super Senior Secured Term Loan	SONIA + 12.00%, 16.0% Cash	02/23	08/26	182	160	190	(3)(7)(20)(32)
Listrac Bidco Limited No. 2 The Square Birchwood Boulevard Warrington England WA3 7QY	First Lien Senior Secured Term Loan	SONIA + 6.00%, 10.0% Cash	02/23	02/27	1,065	946	1,065	(3)(7)(20)(32)
Median B.V. Franklinstr. 28-29 10587 Berlin, Germany	First Lien Senior Secured Term Loan	SONIA + 5.93%, 9.8% Cash	02/22	10/27	6,658	6,628	6,487	(3)(8)(19)(30)
Medical Solutions Parent Holdings, Inc. 1010 N 102nd St Ste 300, Omaha, NE 68114	Second Lien Senior Secured Term Loan	SOFR + 7.00%, 10.9% Cash	11/21	11/29	4,421	4,378	897	(8)(16)(32)
Mertus 522. GmbH Brienner Str. 45 a–d 80333 München (Munich) Germany	First Lien Senior Secured Term Loan	EURIBOR + 7.00%, 9.1% Cash	05/21	05/28	466	473	455	(3)(7)(8)(11)(30)
Mertus 522. GmbH Brienner Str. 45 a–d 80333 München (Munich) Germany	First Lien Senior Secured Term Loan	EURIBOR + 7.50%, 9.5% Cash	05/21	05/28	3,836	3,674	3,786	(3)(7)(8)(11)(30)
Moonlight Bidco Limited 6th Floor One Priory Square, Priory Street, Hastings, East Sussex, England, TN34 1EA	First Lien Senior Secured Term Loan	SONIA + 5.10%, 8.8% Cash	07/23	07/30	1,998	1,894	1,998	(3)(7)(8)(19)(31)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Napa Bidco Pty Ltd Waverton, NSW 2060, Australia	First Lien Senior Secured Term Loan	BBSY + 5.00%, 8.7% Cash	03/22	03/28	$13,082	$13,966	$13,082	(3)(7)(8)(13)(30)
Napa Bidco Pty Ltd Waverton, NSW 2060, Australia	First Lien Senior Secured Term Loan	BBSY + 5.00%, 8.7% Cash	12/25	12/30	10,025	10,040	9,975	(3)(7)(8)(13)(30)
NAPA Management Services Corp 1305 Walt Whitman Rd, Suite 300 Melville, NY 11747	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.1% Cash	02/22	02/29	6,384	5,896	4,399	(8)(15)(32)
NPM Investments 28 B.V. Breitnerstraat 1 1077 BL Amsterdam The Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 5.18%, 7.2% Cash	09/22	10/29	4,785	4,316	4,785	(3)(7)(8)(10)(30)(31)(32)
Octane Purchaser Inc 251 Little Falls Drive Wilmington, DE 19808 .	First Lien Senior Secured Term Loan	SOFR + 4.25%, 8.0% Cash	05/25	05/32	28,788	28,582	28,612	(6)(7)(8)(15)(30)(31)
Octane Purchaser Inc. 251 Little Falls Drive Wilmington, DE 19808	Revolver	SOFR + 4.25%, 8.0% Cash	05/25	05/32	—	(28)	(24)	(7)(8)(15)(31)(32)
Ocular Therapeutix, Inc. 15 Crosby Drive Bedford, MA 01730	First Lien Senior Secured Term Loan	SOFR + 6.75%, 10.6% Cash	08/23	07/29	7,859	7,699	9,651	(3)(7)(8)(15)(32)
Oracle Vision Bidco Limited 1-6 Star Building, Broughton Business Park, Fulwood, Preston, PR2	First Lien Senior Secured Term Loan	SONIA + 5.00%, 9.0% Cash	06/21	06/28	7,361	7,130	6,950	(3)(7)(8)(20)(30)(31)
Pare SAS (SAS Maurice MARLE) BP 46, ZI rue Lavoisier F-52800 Nogent France	First Lien Senior Secured Term Loan	EURIBOR + 5.15%, 7.2% Cash	05/21	12/26	604	617	604	(3)(7)(8)(10)(30)
Pare SAS (SAS Maurice MARLE) BP 46, ZI rue Lavoisier F-52800 Nogent France	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.7% Cash	11/22	12/26	4,062	4,026	4,062	(3)(7)(8)(16)(30)(31)
Parexel International Inc. 541 Church at North Hills St., Tower 5 Raleigh, NC 27609	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.5% Cash	12/25	12/31	1,748	1,744	1,753	(8)(15)(33)
Parkview Dental Holdings LLC 7442 N Tamiami Trail Sarasota, FL 34243	First Lien Senior Secured Term Loan	SOFR + 8.25%, 12.0% Cash	10/23	10/29	29	29	29	(7)(8)(15)(32)
Parkview Dental Holdings LLC 7442 N Tamiami Trail Sarasota, FL 34243	First Lien Senior Secured Term Loan	SOFR + 8.30%, 12.0% Cash	10/23	10/29	595	587	592	(7)(8)(15)(32)
Patterson Companies 1031 Mendota Heights Road Saint Paul, MN 55120	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	08/25	04/32	1,565	1,408	1,373	(8)(16)(33)
Pediatric Associates 900 South Pine Island Road, Suite 800 Plantation, FL 33324	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.3% Cash	07/25	12/28	—	(111)	—	(8)(16)(32)
Radiology Partners Inc. 2330 Utah Avenue, Suite 200 El Segundo, CA 90245	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	04/25	06/32	2,574	2,567	2,567	(8)(16)(32)(33)
RadNet Management, Inc. 1510 Cotner Avenue Los Angeles, CA 90025	First Lien Senior Secured Term Loan	SOFR + 2.25%, 6.1% Cash	11/25	04/31	998	1,002	1,000	(3)(8)(16)(33)
Raven Acquisition Holdings, LLC Park Avenue Tower 65 E 55th St, 19th Floor New York, NY 10022	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	04/25	11/31	(134)	(134)	(134)	(8)(15)(31)(32)
Sanoptis S.A.R.L. 53, Boulevard Royal LU-2449 Luxembourg	First Lien Senior Secured Term Loan	EURIBOR + 5.00%, 7.0% Cash	06/22	07/29	18,786	16,906	18,482	(3)(7)(8)(11)(30)(31)(32)
Sanoptis S.A.R.L. 53, Boulevard Royal LU-2449 Luxembourg	First Lien Senior Secured Term Loan	SARON + 5.00%, 5.0% Cash	06/22	07/29	7,517	6,349	7,411	(3)(7)(8)(25)(30)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
SCP CDH Buyer, Inc 707 S Grady Way, Suite 350 Renton, WA 98057.	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	05/21	12/31	$19,192	$18,944	$18,944	(7)(8)(15)(30)(31)
SCP CDH Buyer, Inc. 707 S Grady Way, Suite 350 Renton, WA 98057	Revolver	SOFR + 4.50%, 8.2% Cash	12/25	12/31	—	(27)	(27)	(7)(8)(16)(31) (32)
SCP Medical Products, LLC. 815 Vikings Pkwy, Suite 100 St. Paul, MN 55121	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	06/25	06/31	20,252	20,015	20,130	(7)(8)(16)(30)
SCP Medical Products, LLC. 815 Vikings Pkwy, Suite 100 St. Paul, MN 55121	Revolver	SOFR + 4.75%, 8.4% Cash	06/25	06/31	—	(22)	(11)	(7)(8)(16)(31)(32)
SSCP Pegasus Midco Limited 654 The Crescent, Colchester, Essex, England, CO4 9YQ	First Lien Senior Secured Term Loan	SONIA + 6.00%, 10.1% Cash	05/21	11/27	1,177	1,178	1,177	(3)(7)(8)(19)(30)(32)
SSCP Spring Bidco 3 Limited Atria, Spa Road, Bolton, United Kingdom, BL1 4AG	First Lien Senior Secured Term Loan	SONIA + 6.45%, 10.4% Cash	11/23	08/30	1,030	939	1,028	(3)(7)(8)(20)(30)
Star Parent Inc. 1030 Sync St Morrisville, NC 27560	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.7% Cash	10/25	09/30	2,494	2,495	2,496	(8)(16)(33)
Swoop Intermediate III, Inc. 199 Water St, 12th Floor New York, NY 10038	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	04/25	04/32	32,714	32,512	32,714	(7)(8)(15)(30)(31)
Swoop Intermediate III, Inc. 199 Water St, 12th Floor New York, NY 10038	Revolver	SOFR + 4.50%, 8.2% Cash	04/25	04/32	—	(35)	—	(7)(8)(15)(31)(32)
TA KHP Aggregator, L.P. 200 Clarendon St, 56th Floor Boston, MA 02116	First Lien Senior Secured Term Loan	SOFR + 4.25%, 7.9% Cash	06/25	06/32	21,663	21,239	21,287	(7)(8)(16)(30)(31)
TA KHP Aggregator, L.P. 200 Clarendon St, 56th Floor Boston, MA 02116	Revolver	SOFR + 4.25%, 7.9% Cash	06/25	06/32	—	(88)	(78)	(7)(16)(31)(32)
TA KHP Aggregator, L.P. 200 Clarendon St, 56th Floor Boston, MA 02116	Subordinated Term Loan	12.5% Cash	06/25	12/32	23,605	23,323	23,409	(7)(32)
Team Health Holdings Inc. 265 Brookview Centre Way, Suite 400 Knoxville, TN 37919	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.3% Cash	08/25	06/28	2,494	2,494	2,500	(8)(16)(33)
Union Bidco Limited Maybrook House Second Floor Queensway Halesowen B63 4AH	First Lien Senior Secured Term Loan	SONIA + 4.30%, 8.5% Cash	06/22	06/29	2,858	2,564	2,810	(3)(7)(8)(20)(30)
Unither (Uniholding Espace Industriel Nord 151 Rue André Durouchez CS 28028 80084 Amiens France	First Lien Senior Secured Term Loan	EURIBOR + 4.70%, 6.7% Cash	03/23	03/30	2,226	1,976	2,221	(3)(7)(8)(10)(30)(31)
Unosquare, LLC 4800 Meadows Rd, Suite 300 Lake Oswego, OR 97035	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	06/25	06/31	9,060	8,879	8,900	(7)(8)(15)(30)(31)
Unosquare, LLC 4800 Meadows Rd, Suite 300 Lake Oswego, OR 97035	Revolver	SOFR + 4.75%, 8.5% Cash	06/25	06/31	—	(27)	(24)	(7)(8)(15)(31)(32)
US Fertility Enterprises LLC 9600 Blackwell Rd, Suite 500 Rockville, MD 20850	First Lien Senior Secured Term Loan	SOFR + 3.50%, 7.2% Cash	12/25	12/32	1,044	1,039	1,047	(8)(16)(33)
VB Spine Intermediary II LLC 600 Hope Pkwy SE Leesburg, VA 20175	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash, 4.4% PIK	04/25	04/30	69,010	66,653	66,664	(7)(8)(16)(32)
Subtotal Healthcare & Pharmaceuticals (18.1%)*					540,893	522,613	514,864
High Tech Industries
Ahead DB Holdings, LLC 401 N Michigan Ave, Suite 3400 Chicago, IL 60611	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.2% Cash	11/25	02/31	1,746	1,741	1,742	(8)(16)(33)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Anthracite Buyer, Inc. 251 Little Falls Dr Wilmington, DE 19808	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.3% Cash	12/25	12/32	$14,380	$14,309	$14,308	(7)(8)(15)(30)
Anthracite Buyer, Inc. 251 Little Falls Dr Wilmington, DE 19808	Revolver	SOFR + 4.50%, 8.3% Cash	12/25	12/32	—	(25)	(25)	(7)(8)(15)(31)(32)
Applied Systems, Inc. 200 Applied Pkwy University Park, IL 60484	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.2% Cash	11/25	02/31	1,746	1,753	1,755	(8)(16)(33)
Argus Bidco Limited 9 Millars Brook, Molly Millars Lane, Wokingham, Berkshire, RG41 2AD, United Kingdom	First Lien Senior Secured Term Loan	EURIBOR + 4.00%, 6.1% Cash, 3.2% PIK	07/22	07/29	4,442	3,909	4,082	(3)(7)(8)(11)(30)(32)
Argus Bidco Limited 9 Millars Brook, Molly Millars Lane, Wokingham, Berkshire, RG41 2AD, United Kingdom	First Lien Senior Secured Term Loan	SOFR + 4.00%, 8.1% Cash, 3.2% PIK	07/22	07/29	276	273	254	(3)(7)(8)(17)(30)(32)
Argus Bidco Limited 9 Millars Brook, Molly Millars Lane, Wokingham, Berkshire, RG41 2AD, United Kingdom	First Lien Senior Secured Term Loan	SONIA + 4.00%, 8.0% Cash, 3.2% PIK	07/22	07/29	3,807	3,472	3,499	(3)(7)(8)(20)(32)
Argus Bidco Limited 9 Millars Brook, Molly Millars Lane, Wokingham, Berkshire, RG41 2AD, United Kingdom	Second Lien Senior Secured Term Loan	10.5% PIK	07/22	07/29	2,171	1,965	1,948	(3)(7)(30)(32)
Bitly, Inc. 601 W 26th St, Suite 357 New York, NY 10001	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.6% Cash	11/25	11/31	77,410	76,649	76,636	(7)(8)(16)(30)
Bitly, Inc. 601 W 26th St, Suite 357 New York, NY 10001	Revolver	SOFR + 4.75%, 8.6% Cash	11/25	11/31	—	(30)	(30)	(7)(8)(16)(31)(32)
Boxer Parent Company Inc. 2103 CityWest Blvd Houston, TX 77042	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.8% Cash	10/25	07/31	2,500	2,456	2,492	(8)(16)(32)(33)
CCC Intelligent Solutions Inc. 167 N Green St, 9th Floor Chicago, IL 60607	First Lien Senior Secured Term Loan	SOFR + 2.00%, 5.7% Cash	12/25	01/32	416	416	417	(3)(8)(16)(33)
CH Buyer, LLC 929 Gervais St, Suite D Columbia, SC 29201	First Lien Senior Secured Term Loan	SOFR + 6.25%, 10.2% Cash	05/25	05/31	1,766	1,738	1,766	(7)(8)(16)(30)
CH Buyer, LLC 929 Gervais St, Suite D Columbia, SC 29201	Revolver	SOFR + 6.25%, 10.2% Cash	05/25	05/31	—	(2)	—	(7)(8)(16)(31)(32)
Cloud Software Group Inc. 851 W Cypress Creek Rd Fort Lauderdale, FL 33309	First Lien Senior Secured Term Loan	SOFR + 3.25%, 6.9% Cash	10/25	03/31	1,994	1,994	1,995	(8)(16)(33)
Clover Holdings 2 LLC 124 S 600 E, Suite 100 Salt Lake City, UT 84102	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.5% Cash	10/25	12/31	1,497	1,501	1,496	(8)(15)(33)
Contabo Finco S.À R.L Straße 32a 81549 Munich Germany	First Lien Senior Secured Term Loan	EURIBOR + 5.40%, 7.5% Cash	10/22	10/29	11,367	9,507	11,367	(3)(7)(8)(10)(30)
CW Group Holdings, LLC 888 Boylston Street Boston, MA 02199	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	05/21	01/27	8,040	7,877	8,040	(7)(8)(16)(30)(31)
Delta Topco, Inc. 2390 Mission College Blvd, Suite 501 Santa Clara, CA 95054	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.4% Cash	09/25	11/29	2,500	2,497	2,485	(8)(16)(33)
Discovery Buyer, L.P. 200 Clarendon St, 56th Floor Boston, MA 02116	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.6% Cash	02/25	02/32	21,777	21,513	21,555	(7)(8)(16)(30)(31)
Discovery Buyer, L.P. 200 Clarendon St, 56th Floor Boston, MA 02116	Revolver	SOFR + 4.75%, 8.6% Cash	02/25	02/32	—	(24)	(20)	(7)(8)(16)(31)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Durare Bidco, LLC 530-B Harkle Rd, Ste 100 Santa Fe, NM 87505	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.6% Cash	08/25	08/32	$44,545	$44,008	$44,055	(7)(8)(16)(30)(31)
Durare Bidco, LLC 530-B Harkle Rd, Ste 100 Santa Fe, NM 87505	Revolver	SOFR + 4.75%, 8.6% Cash	08/25	08/32	—	(111)	(102)	(7)(8)(16)(31)(32)
Dwyer Instruments, Inc. 102 Indiana Hwy. 212 Michigan City, IN 46360	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	07/21	07/29	6,727	6,682	6,727	(7)(8)(16)(30)
Ellucian Holdings Inc. 2003 Edmund Halley Dr, Suite 500 Reston, VA 20191	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.5% Cash	11/25	10/29	1,502	1,508	1,510	(8)(15)(33)
Ensono Inc 3333 Finley Rd Downers Grove, IL 60515	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.8% Cash	10/25	05/28	2,529	2,528	2,526	(8)(15)(31)(33)
Escape Velocity Holdings Inc. 7505 Irvine Center Dr, Suite 100 Irvine, CA 92618	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.7% Cash	10/25	10/32	1,357	1,352	1,360	(8)(16)(31)(33)
Eurofins Digital Testing International LUX Holding SARL Corda Campus Kempische Steenweg 303 3500 Hasselt Belgium	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 8.1% Cash, 1.0% PIK	12/22	12/29	714	442	581	(3)(7)(8)(11)(30)
Eurofins Digital Testing International LUX Holding SARL Corda Campus Kempische Steenweg 303 3500 Hasselt Belgium	First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.7% Cash, 1.0% PIK	12/22	12/29	350	221	284	(3)(7)(8)(16)(30)
Eurofins Digital Testing International LUX Holding SARL Corda Campus Kempische Steenweg 303 3500 Hasselt Belgium	First Lien Senior Secured Term Loan	SONIA + 6.00%, 10.3% Cash, 1.0% PIK	12/22	12/29	1,099	270	894	(3)(7)(8)(20)(32)
Eurofins Digital Testing International LUX Holding SARL Corda Campus Kempische Steenweg 303 3500 Hasselt Belgium	Second Lien Senior Secured Term Loan	EURIBOR + 7.00%, 9.2% PIK	10/25	10/32	4,071	1,400	—	(3)(7)(8)(11)(30)(32)
EZ SMBO Bidco 66 Rue Pierre Charron 75008 Paris, France	First Lien Senior Secured Term Loan	CORRA + 5.00%, 7.8% Cash	04/25	04/32	729	716	721	(3)(7)(8)(22)(30)
EZ SMBO Bidco 66 Rue Pierre Charron 75008 Paris, France	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 7.3% Cash	04/25	04/32	1,056	963	1,038	(3)(7)(8)(11)(30)(31)
EZ SMBO Bidco 66 Rue Pierre Charron 75008 Paris, France	First Lien Senior Secured Term Loan	8.0% PIK	04/25	04/32	400	368	396	(3)(7)(32)
FinThrive Software Intermediate Holdings Inc. 200 North Point Center East Suite 400, Alpharetta, GA 30022	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.8% Cash	09/24	12/28	17,699	16,478	14,190	(8)(15)(32)(33)
FSS Buyer LLC 1340 Ridgeview Drive McHenry, IL 60050	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	04/25	08/31	40,410	40,410	40,410	(6)(7)(8)(15)(30)
Genesys Cloud Services Holdings II LLC 2001 Junipero Serra Blvd Daly City, CA 94014	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.2% Cash	12/25	01/32	1,500	1,499	1,495	(8)(15)(33)
Haystack Holdings LLC 919 Red Banks Rd Greenville, NC 27858	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	01/25	01/28	12,566	12,412	12,546	(6)(7)(8)(17)(30)(31)
Haystack Holdings LLC 919 Red Banks Rd Greenville, NC 27858	Revolver	SOFR + 4.75%, 8.4% Cash	01/25	01/28	—	(15)	(2)	(7)(8)(17)(31)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Heavy Construction Systems Specialists, LLC 13151 W Airport Blvd, Sugar Land, TX 77478	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	11/21	11/28	$22,123	$21,952	$22,123	(6)(7)(8)(16)(30)
Heavy Construction Systems Specialists, LLC 13151 W Airport Blvd, Sugar Land, TX 77478	Revolver	SOFR + 4.75%, 8.4% Cash	11/21	11/27	—	(14)	—	(7)(8)(16)(31)(32)
HW Holdco, LLC (Hanley Wood LLC) 1152 15th St. NW, Suite 750 Washington, DC 20005	First Lien Senior Secured Term Loan	SOFR + 5.75%, 9.8% Cash	05/21	05/26	17,980	17,959	17,980	(6)(7)(8)(16)(30)
Kaseya, Inc. 701 Brickell Ave, Suite 400 Miami, FL 33131	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	09/25	03/32	2,122	2,128	2,123	(8)(15)(33)
Lattice Group Holdings Bidco Limited 76 Watling Street London, EC4M 9BJ United Kingdom	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.5% Cash	05/22	05/29	738	716	731	(3)(7)(8)(17)(30)(31)
Lattice Group Holdings Bidco Limited 76 Watling Street London, EC4M 9BJ United Kingdom	First Lien Senior Secured Term Loan	SONIA + 5.50%, 9.5% Cash	05/22	05/29	155	155	154	(3)(7)(8)(20)(30)
Lattice Group Holdings Bidco Limited 76 Watling Street London, EC4M 9BJ United Kingdom	Revolver	SOFR + 5.50%, 9.5% Cash	05/22	11/28	18	17	18	(3)(7)(8)(17(31)(32)
Maia Bidco Limited Suite 1, 7th Floor 50 Broadway London, SW1H 0DB United Kingdom	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.0% Cash	12/25	11/32	12,938	12,712	12,711	(3)(7)(8)(16)(30)
Maia Bidco Limited Suite 1, 7th Floor 50 Broadway London, SW1H 0DB United Kingdom	First Lien Senior Secured Term Loan	SONIA + 5.25%, 9.2% Cash	12/25	11/32	4,512	4,355	4,372	(3)(7)(8)(19)(30)(31)
Maia Bidco Limited Suite 1, 7th Floor 50 Broadway London, SW1H 0DB United Kingdom	Revolver	SONIA + 5.25%, 9.2% Cash	12/25	11/32	—	(30)	—	(3)(7)(8)(19)(31)(32)
NAW Buyer LLC 575 8th Ave New York, NY 10018	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	09/23	09/29	13,258	12,921	13,156	(7)(8)(16)(30)(31)
NAW Buyer LLC 575 8th Ave New York, NY 10018	Revolver	SOFR + 4.75%, 8.4% Cash	09/23	09/29	—	(36)	(12)	(7)(8)(16)(31)(32)
NeoxCo 46 rue Notre-Dame des Victoires 75002 Paris France	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 9.1% Cash	01/23	01/30	2,808	2,535	2,808	(3)(7)(8)(11)(30)
Next Holdco, LLC 18111 Von Karman Avenue Suite 600 Irvine, CA 92612	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.1% Cash	11/23	11/30	43,315	42,896	43,129	(7)(8)(16)(30)
Next Holdco, LLC 18111 Von Karman Avenue Suite 600 Irvine, CA 92612	Revolver	SOFR + 5.25%, 9.1% Cash	11/23	11/29	—	(23)	(10)	(7)(8)(16)(31)(32)
ORTEC INTERNATIONAL NEWCO B.V. Houtsingel 5 2719 EA, Zoetermeer, The Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 7.3% Cash	12/23	12/30	5,368	4,893	5,368	(3)(7)(8)(10)(30)
OSP Hamilton Purchaser, LLC 6950 W Morelos Pl Ste 1 Chandler, AZ, 85226-4218	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.1% Cash	12/21	12/29	25,244	24,838	24,884	(6)(7)(8)(16)(30)(31)(32)
OSP Hamilton Purchaser, LLC 6950 W Morelos Pl Ste 1 Chandler, AZ, 85226-4218	Revolver	SOFR + 5.25%, 9.1% Cash	12/21	12/29	1,231	1,198	1,204	(7)(8)(16)(31)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
OSP Lakeside Intermediate Holdings 2, LLC 2801 Lakeside Dr, Suite 125 Bannockburn, IL 60015	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.2% Cash	10/25	10/31	$25,610	$25,237	$25,226	(7)(8)(15)(30)
OSP Lakeside Intermediate Holdings 2, LLC 2801 Lakeside Dr, Suite 125 Bannockburn, IL 60015	Revolver	SOFR + 5.50%, 9.2% Cash	10/25	10/31	—	(64)	(66)	(7)(8)(15)(31)(32)
PDQ.Com Corporation 2200 South Main STE 200 South Salt Lake, UT 84115	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	08/21	10/32	79,327	78,860	78,905	(6)(7)(8)(16)(30)(31)
PDQ.Com Corporation 2200 South Main STE 200 South Salt Lake, UT 84115	Revolver	SOFR + 4.75%, 8.4% Cash	10/25	10/32	1,890	1,882	1,881	(7)(8)(16)(32)
Perforce Software, Inc. 400 1st Ave N, Suite 400 Minneapolis, MN 55401	Second Lien Senior Secured Term Loan	SOFR + 8.00%, 11.8% Cash	05/21	07/27	6,497	6,474	6,445	(7)(8)(15)(30)
Ping Identity Holding Corp 1001 17th Street, Suite 100 Denver, CO 80202	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.6% Cash	10/25	11/32	2,067	2,068	2,069	(8)(16)(33)
PowerGEM Buyer, Inc. 632 Plank Road, Suite 101 Cliffton Park, NY 12065	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.8% Cash	11/24	11/31	15,769	15,710	15,664	(7)(8)(16)(30)(31)
PowerGEM Buyer, Inc. 632 Plank Road, Suite 101 Cliffton Park, NY 12065	Revolver	SOFR + 5.00%, 8.8% Cash	11/24	11/31	—	(31)	(23)	(7)(8)(16)(31)(32)
ProfitOptics, LLC 4050 Innslake Dr #375, Glen Allen, VA 23060	First Lien Senior Secured Term Loan	SOFR + 5.75%, 9.6% Cash	03/22	03/28	638	633	638	(7)(8)(15)(30)
ProfitOptics, LLC 4050 Innslake Dr #375, Glen Allen, VA 23060	Revolver	SOFR + 5.75%, 9.6% Cash	03/22	03/28	—	(1)	—	(7)(8)(15)(31)(32)
ProfitOptics, LLC 4050 Innslake Dr #375, Glen Allen, VA 23060	Senior Subordinated Term Loan	8.0% Cash	03/22	03/29	32	32	31	(7)(32)
Project Alpha Intermediate Holding Inc. 150 N Radnor Chester Road, Suite E120 Radnor, PA 19087-5242	First Lien Senior Secured Term Loan	SOFR + 3.25%, 6.9% Cash	10/25	10/30	3,000	3,007	2,993	(8)(16)(33)
Project Ruby Ultimate Parent Corp 11300 Switzer Rd Overland Park, KS 66210	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.6% Cash	11/25	03/28	1,395	1,402	1,398	(8)(15)(33)
Pro-Vision Solutions Holdings, LLC 8625 Byron Commerce Dr SW Byron Center, MI 49315	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	09/24	09/30	12,312	12,168	12,263	(7)(8)(15)(30)
Pro-Vision Solutions Holdings, LLC 8625 Byron Commerce Dr SW Byron Center, MI 49315	Revolver	SOFR + 4.50%, 8.2% Cash	09/24	09/30	232	195	219	(7)(8)(15)(31)(32)
PSP Intermediate 4, LLC Kaiserstrasse 117/17 1070 Vienna Austria	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 7.3% Cash	05/22	05/29	960	853	960	(3)(7)(8)(10)(30)
PSP Intermediate 4, LLC Kaiserstrasse 117/17 1070 Vienna Austria	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.4% Cash	05/22	05/29	1,411	1,397	1,411	(3)(7)(8)(16)(30)
Renaissance Learning, Inc. 2911 Peach St Wisconsin Rapids, WI 54494	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.7% Cash	05/25	04/30	2,494	2,290	2,172	(8)(15)(32)(33)
Saab Purchaser, Inc. 10 Queen Street Place London EC4R 1AG United Kingdom	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	11/24	11/31	50,426	49,840	49,846	(7)(8)(16)(30)(31)
Saab Purchaser, Inc. 10 Queen Street Place London EC4R 1AG United Kingdom	Revolver	SOFR + 4.75%, 8.4% Cash	11/24	11/31	—	(50)	(51)	(7)(8)(16)(31)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Scout Bidco B.V. Maidstone 56. Tilburg 5026 SK.	First Lien Senior Secured Term Loan	EURIBOR + 5.75%, 7.8% Cash	05/22	05/29	$4,267	$3,839	$3,930	(3)(7)(8)(11)(30)
Scout Bidco B.V. Maidstone 56. Tilburg 5026 SK.	First Lien Senior Secured Term Loan	SOFR + 5.75%, 10.0% Cash	08/23	05/29	508	508	468	(3)(7)(8)(17)(30)
Scout Bidco B.V. Maidstone 56. Tilburg 5026 SK.	Revolver	EURIBOR + 5.50%, 7.5% Cash	05/22	05/29	227	221	182	(3)(7)(8)(11)(31)(32)
Sinari Invest 4 A Av. des Peupliers 35510 Cesson-Sévigné France	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.5% Cash	07/23	07/30	2,146	1,951	1,872	(3)(7)(8)(10)(30)(31)
Sonicwall US Holdings Inc 1033 McCarthy Boulevard Milpitas, CA 95135	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.2% Cash	06/25	05/28	33,679	33,118	21,513	(8)(16)(32)
Sovos Compliance LLC 1055 Howell Mill Road, Suite 750 Atlanta, GA 30318	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.0% Cash	07/25	08/29	1,995	2,002	2,000	(8)(15)(33)
Starlight Parent LLC 7171 Southwest Parkway Building 400 Austin, TX 78735	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.7% Cash	11/25	04/32	1,500	1,495	1,496	(8)(16)(33)
Syntax Midco 2 Inc. 110 E 59th Street, 33rd Floor New York, NY 10022	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	10/25	10/32	21,842	21,493	21,485	(7)(8)(15)(30)(31)
Syntax Midco 2 Inc. 110 E 59th Street, 33rd Floor New York, NY 10022	Revolver	SOFR + 4.75%, 8.5% Cash	10/25	10/32	1,664	1,600	1,599	(7)(8)(15) (31)(32)
UKG Inc (f/k/a Ultimate Software) 2250 N. Commerce Parkway Weston, FL 33326	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.3% Cash	11/25	02/31	1,995	1,998	1,996	(8)(16)(33)
Vision Solutions Inc. 15300 Barranca Parkway Suite 100 Irvine, CA 92618.	First Lien Senior Secured Term Loan	SOFR + 4.00%, 8.1% Cash	04/25	04/28	997	937	923	(8)(16)(33)
White Bidco Limited Office 16 Thremhall Park, Start Hill, Bishop’S Stortford, Hertfordshire, United Kingdom, CM22 7WE	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.6% Cash	10/23	10/30	2,275	2,232	2,247	(3)(7)(8)(16) (30)
Zelda Luxco S.A.S 3, Boulevard de la Foire L-1528 Luxembourg	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 7.2% Cash	07/25	07/32	1,662	1,607	1,625	(3)(7)(8)(11) (30)(31)
Subtotal High Tech Industries (24.6%)*					725,716	708,695	698,447
Hotel, Gaming, & Leisure
Bally’s Corp 100 Westminster Street Providence, RI 02903	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.4% Cash	12/25	10/28	1,495	1,478	1,472	(3)(8)(15)(33)
Bingo Holdings I LLC 51 W. 52nd Street, 18th Floor New York, NY 10019	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	06/25	06/32	2,429	2,416	2,380	(8)(16)(33)
Featherstone Bidco Limited Hudson Quarter Toft Green York YO1 6JT United Kingdom	First Lien Senior Secured Term Loan	SOFR + 6.00%, 9.9% Cash	11/25	05/31	1,102	1,102	1,102	(3)(7)(8)(16)(30)
Featherstone Bidco Limited Hudson Quarter Toft Green York YO1 6JT United Kingdom	First Lien Senior Secured Term Loan	SONIA + 6.00%, 9.8% Cash	05/25	05/31	1,427	1,399	1,427	(3)(7)(8)(19)(30)
J&J Ventures Gaming, LLC 1500 S Raney St Effingham, IL 62401	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	08/25	04/30	50,000	49,536	49,600	(7)(8)(15)(30)
Scientific Games Holdings LP 1500 Bluegrass Lakes Pkwy Alpharetta, GA 30004	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.9% Cash	09/25	04/29	3,482	3,458	3,417	(8)(16)(33)
SGH2 LLC 7608 Winterberry Place Bethesda, MD 20817	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	11/25	08/32	998	1,002	1,000	(8)(16)(33)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Travel Corp 5551 Katella Ave Cypress, CA 90630	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	08/25	10/31	$2,480	$2,447	$2,415	(8)(17)(33)
Travel + Leisure Co 501 W Church St Orlando, FL 32805	First Lien Senior Secured Term Loan	SOFR + 2.00%, 5.7% Cash	12/25	12/29	1,750	1,750	1,751	(3)(8)(16)(33)
Voyager Parent LLC (f/k/a IGT/Everi) 9 W 57th St, Fl 42 New York, NY 10019	First Lien Senior Secured Term Loan	SOFR + 4.25%, 7.9% Cash	12/25	07/32	1,786	1,786	1,785	(8)(16)(33)
Subtotal Hotel, Gaming, & Leisure (2.3%)*					66,949	66,374	66,349
Media: Advertising, Printing, & Publishing
ASC Communications, LLC 17 North State Street Chicago, IL 60602LLC	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	07/22	07/28	56,412	56,063	56,034	(6)(7)(8)(15)(30)
ASC Communications, LLC 17 North State Street Chicago, IL 60602LLC	Revolver	SOFR + 4.50%, 8.2% Cash	07/22	07/28	—	(3)	(4)	(7)(8)(15)(31) (32)
CMG Media Corp 1601 W Peachtree St NE Atlanta, GA 30309	First Lien Senior Secured Term Loan	SOFR + 3.50%, 7.3% Cash	04/25	06/29	11,762	11,352	10,945	(8)(16)(32)
Liftoff Mobile, Inc. 555 Bryant Street, Suite 133 Palo Alto, CA 94301	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.7% Cash	08/25	09/32	2,500	2,475	2,502	(8)(15)(33)
Superjet Buyer, LLC LLC6453 Kaiser Drive Fremont, CA 94555	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.8% Cash	12/21	05/30	17,802	17,453	17,518	(6)(7)(8)(16)(30)(31)
Superjet Buyer, LLC LLC6453 Kaiser Drive Fremont, CA 94555	Revolver	SOFR + 5.00%, 8.8% Cash	12/21	05/30	—	(27)	(22)	(7)(8)(16)(31)(32)
Subtotal Media: Advertising, Printing, & Publishing (3.1%)*					88,476	87,313	86,973
Media: Broadcasting & Subscription
Creative Artists Agency LLC 2000 Avenue of the Stars Los Angeles, CA 90067	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.2% Cash	10/25	10/31	1,397	1,399	1,401	(8)(15)(33)
DIRECTV 2230 E. Imperial Highway El Segundo, CA 90245	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.4% Cash	04/25	08/29	—	(19)	—	(8)(16)(32)
Music Reports, Inc. 21122 Erwin Street Woodland Hills, CA 91367	First Lien Senior Secured Term Loan	SOFR + 6.25%, 10.3% Cash	05/21	08/26	2,441	2,435	2,394	(6)(7)(8)(16)
Neptune Bidco US Inc. 675 Avenue of the Americas, Fl 4 New York, NY 10010	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.0% Cash	05/25	04/29	—	(81)	—	(8)(16)(32)
The Octave Music Group, Inc. 850 3rd Avenue Suite 15C New York, NY 10022	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	06/24	03/29	16,870	16,682	16,385	(8)(16)(30)(32)(33)
Versant Media Group Inc. 229 W 43rd St New York, NY 10036	First Lien Senior Secured Term Loan	SOFR + 3.50%, 7.2% Cash	10/25	10/30	2,349	2,337	2,348	(8)(16)(33)
Subtotal Media: Broadcasting & Subscription (0.8%)*					23,057	22,753	22,528
Media: Diversified & Production
BrightSign LLC 983 University Ave #A Los Gatos, CA 95032	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.0% Cash	10/21	10/27	10,656	10,619	10,656	(6)(7)(8)(15)(30)
BrightSign LLC 983 University Ave #A Los Gatos, CA 95032	Revolver	SOFR + 5.25%, 9.0% Cash	10/21	10/27	831	828	831	(7)(8)(15)(31)(32)
CM Acquisitions Holdings Inc. 9 Lea Ave Nashville, TN 37210	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.1% Cash, 2.5% PIK	05/21	04/28	8,908	8,905	8,908	(7)(8)(17)(30)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Footco 40 Limited 100 Wood Street, London EC2V 7AN	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.5% Cash	04/22	04/29	$247	$223	$247	(3)(7)(8)(10)(30)
Footco 40 Limited 100 Wood Street, London EC2V 7AN	First Lien Senior Secured Term Loan	SONIA + 6.50%, 10.2% Cash	04/22	04/29	1,718	1,645	1,714	(3)(7)(8)(19)(30)
Iridium Bidco Limited Allan House 10 John Princes Street London W1G 0JW United Kingdom	First Lien Senior Secured Term Loan	SONIA + 6.50%, 10.8% Cash, 1.5% PIK	05/21	03/26	6,068	5,955	5,619	(3)(7)(8)(20)(30)
Murphy Midco Limited 38-42 Brunswick Street West, Hove, England, BN3 1EL	First Lien Senior Secured Term Loan	SONIA + 5.75%, 10.0% Cash	05/21	11/27	793	801	706	(3)(7)(8)(20)(30)(32)
Rock Labor LLC 751 Canyon Dr., Ste. 100 Coppell, TX 75019	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.2% Cash	09/23	09/29	5,517	5,401	5,517	(7)(8)(15)(30)
Rock Labor LLC 751 Canyon Dr., Ste. 100 Coppell, TX 75019	Revolver	SOFR + 5.50%, 9.2% Cash	09/23	09/29	—	(18)	—	(7)(8)(16)(31)(32)
Screenvision, LLC 1411 Broadway, 33rd Floor New York, NY 10018	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.9% Cash	04/25	04/30	71,718	70,445	70,478	(7)(8)(16)(32)
Screenvision, LLC 1411 Broadway, 33rd Floor New York, NY 10018	Revolver	SOFR + 5.00%, 8.9% Cash	04/25	04/30	—	(147)	(147)	(7)(8)(16)(31)(32)
Screenvision, LLC 1411 Broadway, 33rd Floor New York, NY 10018	Second Lien Senior Secured Term Loan	SOFR + 8.50%, 12.4% Cash	04/25	04/30	14,442	13,923	13,943	(7)(8)(16)(32)
Solo Buyer, L.P. 2700 Camino Ramon Suite 400 San Ramon, CA 94583	First Lien Senior Secured Term Loan	SOFR + 6.25%, 10.0% Cash	12/22	11/29	16,150	15,888	15,746	(7)(8)(16)(32)
Solo Buyer, L.P. 2700 Camino Ramon Suite 400 San Ramon, CA 94583	Revolver	SOFR + 6.25%, 10.0% Cash	12/22	12/28	864	840	814	(7)(8)(16)(31)(32)
Vital Buyer, LLC 227 Fayetteville Street Suite 400 Raleigh, NC 27601	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.3% Cash	06/21	06/30	61,525	60,858	61,227	(6)(7)(8)(16)(30)(31)(32)
Subtotal Media: Diversified & Production (6.9%)*					199,437	196,166	196,259
Metals & Mining
SCIH Salt Holdings Inc. 10955 Lowell Ave, Suite 500 Overland Park, KS 66210	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.5% Cash	11/25	01/29	1,200	1,200	1,202	(8)(15)(33)
Subtotal Metals & Mining (—%)*					1,200	1,200	1,202
Services: Business
ABC Legal Holdings, LLC 633 Yesler Way Seattle, WA 98104	First Lien Senior Secured Term Loan	SOFR + 4.25%, 8.1% Cash	08/25	08/32	5,625	5,556	5,562	(7)(8)(16)(30)(31)
ABC Legal Holdings, LLC 633 Yesler Way Seattle, WA 98104	Revolver	SOFR + 4.25%, 8.1% Cash	08/25	08/32	—	(15)	(13)	(7)(8)(16)(31)(32)
Accelevation LLC 235 S Pioneer Blvd Springboro, OH 45066	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.4% Cash	01/25	01/31	3,554	3,504	3,554	(6)(7)(8)(15)(30)(31)
Accelevation LLC 235 S Pioneer Blvd Springboro, OH 45066	Revolver	SOFR + 4.50%, 8.4% Cash	01/25	01/31	152	141	152	(7)(8)(15)(31)(32)
Acclime Holdings HK Limited HK Limited 17/F, United Centre 95 Queensway Admiralty, Hong Kong	First Lien Senior Secured Term Loan	SOFR + 6.23%, 10.3% Cash	08/21	08/27	17,173	16,945	17,173	(3)(7)(8)(17)(30)
Acclime Holdings HK Limited HK Limited 17/F, United Centre 95 Queensway Admiralty, Hong Kong	Subordinated Term Loan	15.0% Cash	05/25	04/30	327	321	327	(3)(7)(30)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Acogroup PLO 264, No. 14, Jalan Firma 3, Kawasan Perindustrian Tebrau 4, 81100 Johor Bahru	First Lien Senior Secured Term Loan	EURIBOR + 2.90%, 6.4% PIK, 4.0% PIK	05/21	04/28	$30,875	$28,570	$11,887	(3)(7)(8)(10)(28)(32)
Acogroup PLO 264, No. 14, Jalan Firma 3, Kawasan Perindustrian Tebrau 4, 81100 Johor Bahru	First Lien Senior Secured Term Loan	EURIBOR + 4.00%, 6.4% PIK	05/21	10/26	1,573	1,580	606	(3)(7)(8)(11)(28)(30)
AD Bidco, Inc. 150 W. 30th Street, 16th floor New York, NY 10001	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.0% Cash	03/24	03/30	18,757	18,394	18,757	(6)(7)(8)(16)(30)(31)
AD Bidco, Inc. 150 W. 30th Street, 16th floor New York, NY 10001	Revolver	SOFR + 5.25%, 9.0% Cash	03/24	03/30	—	(33)	—	(7)(8)(16)(31)(32)
Adhefin International 3 Boulevard de Sebastopol 75001 Paris France	First Lien Senior Secured Term Loan	EURIBOR + 5.10%, 7.1% Cash	05/23	05/30	2,376	2,202	2,311	(3)(7)(8)(10)(31)(32)
AlliA Insurance Brokers NV Kwadestraat 157 bus 51 8800 Roeselare Belgium	First Lien Senior Secured Term Loan	EURIBOR + 7.00%, 9.1% Cash	03/23	03/30	5,510	4,938	5,510	(3)(7)(8)(11)(30)
Apex Bidco Limited 75 Executive Dr #200 Aurora, IL 60504	First Lien Senior Secured Term Loan	SONIA + 7.00%, 10.8% Cash	05/21	01/27	1,384	1,308	1,371	(3)(7)(8)(19)(30)
ARC Interco Purchaser, LLC 1440 13th Ave Union Grove, WI 53182	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	11/25	11/31	6,051	5,968	5,967	(7)(8)(16)(30)(31)
ARC Interco Purchaser, LLC 1440 13th Ave Union Grove, WI 53182	Revolver	SOFR + 4.75%, 8.4% Cash	11/25	11/31	—	(14)	(15)	(7)(8)(16)(31)(32)
Artemis Bidco Limited The Maylands Building 200 Maylands Avenue Hemel Hempstead, England HP2 7TG United Kingdom	First Lien Senior Secured Term Loan	EURIBOR + 5.00%, 7.0% Cash	11/24	11/31	629	563	618	(3)(7)(8)(10)(30)(31)
Ascend Learning, LLC 25 Burlington Mall Rd, 6th Floor Burlington, MA 01803	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	10/25	12/28	1,247	1,247	1,250	(8)(15)(33)
Ascensus Holdings Inc 200 Dryden Rd Dresher, PA 19025	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	11/25	11/32	3,000	2,999	2,995	(8)(15)(33)
Auxi International 738 rue Yves Kermen 92100 Boulogne Billancourt France	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 8.3% Cash	05/21	12/26	352	361	335	(3)(7)(8)(10)(30)
AWP Group Holdings, Inc. 4244 Mt. Pleasant St NW North Canton, OH 44720	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	05/21	12/30	24,747	24,747	24,747	(6)(7)(8)(15)(30)(32)
Azalea Buyer, Inc. 801 Broad Street Augusta, GA 30901	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.1% Cash	11/21	11/27	4,738	4,704	4,738	(6)(7)(8)(15)
Azalea Buyer, Inc. 801 Broad Street Augusta, GA 30901	Revolver	SOFR + 5.25%, 9.1% Cash	11/21	11/27	—	(3)	—	(7)(8)(15)(31)(32)
Azalea Buyer, Inc. 801 Broad Street Augusta, GA 30901	Subordinated Term Loan	12.0% PIK	11/21	05/28	2,042	2,031	2,042	(7)(32)
Basin Innovation Group, LLC 4699 Harrison Blvd Ogden, UT 84403	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	12/24	12/30	15,143	14,946	15,143	(6)(7)(8)(17)(30)(31)
Basin Innovation Group, LLC 4699 Harrison Blvd Ogden, UT 84403	Revolver	SOFR + 4.75%, 8.5% Cash	12/24	12/30	—	(22)	—	(7)(8)(17)(31)(32)
BCPE Empire Holdings Inc. 255 Route 1 and 9 Jersey City, NJ 07306	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.0% Cash	10/25	12/30	997	1,000	985	(8)(15)(33)
Beta Finco BV Jan van Gentstraat 7, Bus 402 2000 Antwerpen Belgium	First Lien Senior Secured Term Loan	EURIBOR + 4.75%, 6.8% Cash	11/25	11/32	1,746	1,676	1,697	(3)(7)(8)(10)(30)(31)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Beta Finco BV Jan van Gentstraat 7, Bus 402 2000 Antwerpen Belgium	Revolver	EURIBOR + 4.75%, 6.8% Cash	11/25	11/31	$—	$(7)	$(7)	(3)(7)(8)(10)(31)(32)
BNI Global, LLC 3430 Toringdon Way Suite 300, Charlotte, NC 28277	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 7.4% Cash	02/24	05/27	37,091	33,880	37,091	(7)(8)(9)(30)
Bounteous, Inc. 4115 N. Ravenswood Avenue Chicago, IL 60613	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	08/21	08/29	10,232	10,104	10,232	(7)(8)(15)(30)(31)
Bounteous, Inc. 4115 N. Ravenswood Avenue Chicago, IL 60613	Revolver	SOFR + 4.75%, 8.5% Cash	09/25	08/29	—	(15)	—	(7)(8)(15)(31)(32)
British Engineering Services Holdco Limited Unit 718, Eddington Way, Birchwood Park, Warrington WA3 6BA, United Kingdom	First Lien Senior Secured Term Loan	SONIA + 4.00%, 8.5% Cash, 3.8% PIK	05/21	12/28	8,536	8,263	7,302	(3)(7)(8)(20)(30)(31)
Broadway Buyer, LLC 2 Dell Pkwy Nashville, TN 37217	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	12/25	12/32	5,458	5,363	5,362	(7)(8)(16)(30)(31)
Broadway Buyer, LLC 2 Dell Pkwy Nashville, TN 37217	Revolver	SOFR + 4.50%, 8.2% Cash	12/25	12/32	—	(24)	(24)	(7)(8)(16)(31)(32)
Caldwell & Gregory LLC 129 Broad Street Rd, Suite A Manakin Sabot, VA 23103	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	09/24	09/30	43,257	42,825	42,870	(6)(7)(8)(16)(30)(31)
Caldwell & Gregory LLC 129 Broad Street Rd, Suite A Manakin Sabot, VA 23103	Revolver	SOFR + 4.75%, 8.4% Cash	09/24	09/30	—	(44)	(44)	(7)(8)(16)(31)(32)
CGI Parent, LLC 122 E. 42nd Street, 18th Fl. New York, NY 10168	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.4% Cash	02/22	02/28	34,320	33,952	34,320	(7)(8)(16)(30)
CGI Parent, LLC 122 E. 42nd Street, 18th Fl. New York, NY 10168	Revolver	SOFR + 4.50%, 8.4% Cash	02/22	02/28	—	(12)	—	(7)(8)(16)(31)(32)
CloudOne Digital Corp. 2703 Ena Dr Lansing, MI 48917	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.2% Cash	08/25	08/31	34,465	34,056	34,092	(7)(8)(16)(30)
CloudOne Digital Corp. 2703 Ena Dr Lansing, MI 48917	Revolver	SOFR + 5.00%, 9.2% Cash	08/25	08/31	—	(88)	(82)	(7)(8)(16)(31)(32)
Comply365, LLC 655 3rd St Ste 365 Beloit, WI, 53511-6272	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.9% Cash	04/22	12/29	6,772	6,713	6,772	(7)(8)(16)(30)
Comply365, LLC 655 3rd St Ste 365 Beloit, WI, 53511-6272	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.2% Cash	04/22	12/29	17,104	16,855	17,104	(7)(8)(16)(30)
Comply365, LLC 655 3rd St Ste 365 Beloit, WI, 53511-6272	Revolver	SOFR + 5.00%, 8.9% Cash	04/22	12/29	153	149	153	(7)(8)(16)(31)(32)
CoreLogic Inc. 40 Pacifica Ave, Suite 900 Irvine, CA 92618	First Lien Senior Secured Term Loan	SOFR + 3.50%, 7.3% Cash	12/25	06/28	1,496	1,503	1,496	(8)(15)(33)
Coyo Uprising GmbH Gasstr 6a 22761 Hamburg,Germany	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.6% Cash, 0.3% PIK	09/21	09/28	12,746	12,398	12,436	(3)(7)(8)(11)(30)(31)
Darktrace Finco US LLC 395 9th Ave New York, NY 10001	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.2% Cash	11/25	10/31	1,278	1,275	1,282	(8)(15)(33)
Dawn Bidco LLC 3311 E Old Shakopee Rd Minneapolis, MN 55425	First Lien Senior Secured Term Loan	SOFR + 3.25%, 6.9% Cash	10/25	10/32	2,000	1,995	1,993	(8)(16)(33)
DISA Holdings Corp. 10900 Corporate Centre Drive Suite 250 Houston, TX 77041	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.6% Cash	11/22	09/28	12,708	12,546	12,708	(6)(7)(8)(15)(30)(31)
DISA Holdings Corp. 10900 Corporate Centre Drive Suite 250 Houston, TX 77041	Revolver	SOFR + 5.00%, 8.6% Cash	11/22	09/28	342	327	342	(7)(8)(15)(31)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Dunlipharder B.V. Herikerbergweg 88 Amsterdam,1101CM, NL	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.2% Cash	06/22	06/28	$1,000	$993	$1,000	(3)(7)(8)(16)(30)
EFC International 1940 Craigshire Saint Louis, MO 63146-4008	Senior Unsecured Term Loan	11.0% Cash, 2.5% PIK	03/23	05/28	712	698	707	(7)(32)
Electric Equipment & Engineering Co. 40 W 49th Ave Denver, CO 80216	First Lien Senior Secured Term Loan	13.5% Cash	12/24	12/30	318	313	318	(7)(30)
Endrix Newco 18 Avenue Félix Faure 69007 Lyon France	First Lien Senior Secured Term Loan	EURIBOR + 4.75%, 6.8% Cash	12/25	12/32	3,050	3,302	3,263	(3)(7)(8)(10)(30)(31)
Events Software BidCo Pty Ltd Melbourne, VIC 3000, Australia	First Lien Senior Secured Term Loan	BBSY + 6.50%, 10.2% Cash	03/22	03/28	1,659	1,826	1,470	(3)(7)(8)(13)(30)(31)
Expert Institute Group Inc. 120 Broadway, Fl 22 New York, NY 10271	First Lien Senior Secured Term Loan	SOFR + 4.25%, 8.1% Cash	03/25	03/32	3,804	3,739	3,749	(7)(8)(16)(30)(31)
Expert Institute Group Inc. 120 Broadway, Fl 22 New York, NY 10271	Revolver	SOFR + 4.25%, 8.1% Cash	03/25	03/32	—	(17)	(15)	(7)(8)(16)(31)(32)
Fleet US Bidco INC 2929 Allen Parkway, Suite 700 Houston, TX 77019	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.8% Cash	12/25	02/31	998	1,005	1,001	(7)(8)(17)(33)
GI Consilio Parent LLC 1828 L Street NW, Suite 1070 Washington, DC 20036	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.5% Cash	09/25	05/28	4,472	3,652	4,067	(8)(15)(32)(33)
Greenhill II BV 78 Evolis Kortrijk, Flanders, 8500 Belgium	First Lien Senior Secured Term Loan	EURIBOR + 5.35%, 7.4% Cash	07/22	07/29	1,762	1,579	1,762	(3)(7)(8)(10)(30)(31)
HEKA Invest 46 rue du Ressort Cedex 9 63967 Clermont Ferrand France	First Lien Senior Secured Term Loan	EURIBOR + 6.20%, 8.2% Cash	10/22	10/29	11,002	9,757	11,002	(3)(7)(8)(10)(30)(32)
HS Advisory Buyer LLC 2400 Lakeview Parkway, Suite 400 Alpharetta, GA 30009	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	03/25	03/30	25,900	25,529	25,611	(7)(8)(16)(30)(31)
HS Advisory Buyer LL 2400 Lakeview Parkway, Suite 400 Alpharetta, GA 30009	Revolver	SOFR + 4.50%, 8.2% Cash	03/25	03/30	—	(35)	(28)	(7)(8)(16)(31)(32)
HSL Compliance Alton House, Alton Business Park Alton Road Ross-on-Wye, Herefordshire HR9 5BP United Kingdom	First Lien Senior Secured Term Loan	SONIA + 5.25%, 9.0% Cash	03/25	03/32	1,530	1,424	1,487	(3)(7)(8)(19)(30)
Hydratech Holdings, Inc. 2345 E. 3rd Avenue, Suite 400 Denver, CO 80206	First Lien Senior Secured Term Loan	SOFR + 5.25%, 8.9% Cash	09/24	12/29	9,596	9,501	9,489	(6)(7)(8)(16)(30)(31)
Hydratech Holdings, Inc. 2345 E. 3rd Avenue, Suite 400 Denver, CO 80206	Revolver	SOFR + 5.25%, 8.9% Cash	09/24	12/29	654	644	643	(7)(8)(16)(31)(32)
Infoniqa Holdings GmbH Dragonerstraße 67 4600 Wels, Oberösterreich Austria	First Lien Senior Secured Term Loan	EURIBOR + 4.75%, 6.8% Cash	11/21	11/28	9,579	8,778	9,579	(3)(7)(8)(10)(30)
Interstellar Group B.V. Hullenbergweg 250 1101 BV Amsterdam, Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 6.25%, 8.3% Cash	08/22	08/29	3,668	3,261	3,274	(3)(7)(8)(10)(30)(31)
Isolstar Holding NV (IPCOM) Brusselsesteenweg 94 - bus 201 B-9090 Melle Belgium	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 7.3% Cash	10/22	10/29	11,723	9,713	11,577	(3)(7)(8)(10)(30)
LeadsOnline, LLC 15660 Dallas Pkwy # 800 Dallas, TX 75248	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	02/22	02/28	31,017	30,814	30,862	(6)(7)(8)(16)(30)
LeadsOnline, LLC 15660 Dallas Pkwy # 800 Dallas, TX 75248	Revolver	SOFR + 4.50%, 8.2% Cash	02/22	02/28	—	(26)	(16)	(7)(8)(16)(31)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
LHS Borrower, LLC 1595 Georgetown Rd Hudson, OH 44236	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.2% Cash	09/25	09/31	$50,738	$50,009	$50,058	(7)(8)(15)(30)
LHS Borrower, LLC 1595 Georgetown Rd Hudson, OH 44236	Revolver	SOFR + 5.25%, 9.2% Cash	09/25	09/31	549	484	487	(7)(8)(15)(31)(32)
Long Term Care Group, Inc. 11000 Prairie Lakes Dr Ste 600 Eden Prairie, MN, 55344-3887	First Lien Senior Secured Term Loan	SOFR + 6.00%, 10.1% Cash	04/22	09/27	4,582	4,548	4,421	(7)(8)(16)(30)
MB Purchaser, LLC 4685 MacArthur Court Newport Beach, CA 92660	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	01/24	01/30	10,057	9,911	9,931	(7)(8)(16)(30)(31)
MB Purchaser, LLC 4685 MacArthur Court Newport Beach, CA 92660	Revolver	SOFR + 4.75%, 8.5% Cash	01/24	01/30	—	(22)	(19)	(7)(8)(16)(31)(32)
MC Group Ventures Corporation 8959 Tyler Boulevard. Mentor, OH 44060	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.2% Cash	06/24	06/27	8,222	8,120	7,837	(6)(7)(8)(16)(30)(31)
MC Group Ventures Corporation 8959 Tyler Boulevard. Mentor, OH 44060	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.4% Cash	07/21	06/27	6,828	6,786	6,691	(6)(7)(8)(16)(30)(31)
Mitchell International Inc. 9771 Clairemont Mesa Blvd, Suite A San Diego, CA 92124	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.0% Cash	10/25	06/31	1,297	1,294	1,300	(8)(15)(33)
MIV Buyer, LLC 36-36 33rd St, Suite 206 Long Island City, NY 11106	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	09/25	09/31	6,163	6,059	6,065	(7)(8)(16)(30)(31)
MIV Buyer, LLC 36-36 33rd St, Suite 206 Long Island City, NY 11106	Revolver	SOFR + 4.75%, 8.4% Cash	09/25	09/31	361	349	349	(7)(8)(16)(31)(32)
NF Holdco, LLC 1750 Elm Street 9thFloor Manchester, NH 03104	First Lien Senior Secured Term Loan	SOFR + 6.50%, 10.2% Cash	03/23	04/29	5,400	5,299	5,141	(7)(8)(16)(32)
NF Holdco, LLC 1750 Elm Street 9thFloor Manchester, NH 03104	Revolver	SOFR + 6.50%, 10.2% Cash	03/23	04/29	636	611	565	(7)(8)(16)(31)(32)
Origin Bidco Limited 250 Fowler Avenue, Farnborough, Hampshire, GU14 7JP, United Kingdom	First Lien Senior Secured Term Loan	EURIBOR + 5.00%, 7.1% Cash	06/21	06/28	348	356	345	(3)(7)(8)(10)(30)
Origin Bidco Limited 250 Fowler Avenue, Farnborough, Hampshire, GU14 7JP, United Kingdom	First Lien Senior Secured Term Loan	SOFR + 5.00%, 9.1% Cash	06/21	06/28	9,004	8,862	8,941	(3)(7)(8)(16)(30)
PAC DAC LLC 750 Washington Blvd, Suite 600 Stamford, CT 06901	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.1% Cash	10/25	10/30	2,500	2,476	2,473	(16)(33)
Patriot New Midco 1 Limited (Forensic Risk Alliance) Audrey House, 16-20 Ely Pl, Holborn, London EC1N 6SN, United Kingdom	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 7.6% Cash	05/21	06/26	282	290	282	(3)(7)(8)(10)(30)
Patriot New Midco 1 Limited (Forensic Risk Alliance) Audrey House, 16-20 Ely Pl, Holborn, London EC1N 6SN, United Kingdom	First Lien Senior Secured Term Loan	SOFR + 5.30%, 9.5% Cash	05/21	06/26	320	319	320	(3)(7)(8)(16)(30)
Qima Finance LTD Sino Plaza, 8th Floor 255–257 Gloucester Road Causeway Bay, Hong Kong China	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.4% Cash	07/25	07/32	2,035	1,982	1,988	(3)(7)(8)(16)(30)(31)
Real Chemistry Intermediate III, Inc. 199 Water St, 14th Fl New York, NY 10038 United States	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	04/25	04/32	37,220	37,053	37,055	(7)(8)(15)(30)(31)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Real Chemistry Intermediate III, Inc. 199 Water St, 14th Fl New York, NY 10038 United States	Revolver	SOFR + 4.50%, 8.2% Cash	04/25	04/32	$—	$(35)	$(31)	(7)(8)(15)(31)(32)
Recovery Point Systems, Inc. 75 W Watkins Mill Rd Gaithersburg, MD 20878	First Lien Senior Secured Term Loan	SOFR + 5.75%, 9.8% Cash	05/21	02/28	2,355	2,355	2,355	(6)(7)(8)(16)
RKD Group, LLC 3400 Waterview Pkwy, Ste 250 Richardson, TX 75080	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.4% Cash	05/25	05/31	36,645	36,223	36,283	(6)(7)(8)(16)(30)(31)
RKD Group, LLC 3400 Waterview Pkwy, Ste 250 Richardson, TX 75080	Revolver	SOFR + 5.50%, 9.4% Cash	05/25	05/31	—	(34)	(30)	(7)(8)(16)(31)(32)
ROI Solutions LLC 200 Rivers Edge Dr Medford, MA 02155	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	10/24	10/29	18,063	17,768	17,843	(7)(8)(16)(30)(31)
ROI Solutions LLC 200 Rivers Edge Dr Medford, MA 02155	Revolver	SOFR + 5.00%, 8.7% Cash	10/24	10/29	—	(41)	(32)	(7)(8)(16)(31)(32)
RPX Corporation 4 Embarcadero Center Suite 4000 San Francisco, CA 94111	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.3% Cash	08/24	12/31	69,971	69,177	69,272	(7)(8)(15)(30)
RPX Corporation 4 Embarcadero Center Suite 4000 San Francisco, CA 94111	Revolver	SOFR + 5.50%, 9.3% Cash	08/24	08/30	—	(57)	(49)	(7)(8)(15)(31)(32)
Ruby Bidco Pty Ltd 60–70 Parramatta Rd Summer Hill, NSW 2130 Austrailia	First Lien Senior Secured Term Loan	BBSY + 5.25%, 9.0% Cash	12/25	08/30	3,435	3,320	3,317	(3)(7)(8)(13)(30)(31)
Sabre GLBL Inc. 3150 Sabre Dr Southlake, TX 76092	First Lien Senior Secured Term Loan	SOFR + 6.00%, 9.8% Cash	08/25	11/29	3,548	3,422	3,122	(8)(15)(33)
Sansidor BV Rotterdamseweg 56 2921 AP Krimpen aan den IJssel Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 5.00%, 7.0% Cash	09/24	09/31	2,692	2,545	2,647	(3)(7)(8)(10)(30)
Sapphire Bidco S.A.R.L. 8, Avenue de la Gare L-1610 Luxembourg	First Lien Senior Secured Term Loan	EURIBOR + 5.00%, 7.0% Cash	10/25	04/32	1,617	1,553	1,571	(3)(7)(8)(10)(30)(31)
SBP Holdings LP 10704 Composite Drrive Dallas, TX 75220	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	03/23	03/28	18,859	18,435	18,827	(6)(7)(8)(15)(30)(31)(32)
SBP Holdings LP 10704 Composite Drrive Dallas, TX 75220	Revolver	SOFR + 5.00%, 8.7% Cash	03/23	03/28	—	(47)	(4)	(7)(8)(15)(31)(32)
Scaled Agile, Inc. 5400 Airport Blvd. Suite 300 Boulder, CO 80301	First Lien Senior Secured Term Loan	SOFR + 2.25%, 6.0% Cash, 3.8% PIK	12/21	12/28	1,833	1,818	1,558	(6)(7)(8)(16)(30)
Scaled Agile, Inc. 5400 Airport Blvd. Suite 300 Boulder, CO 80301	Revolver	SOFR + 2.25%, 6.0% Cash, 3.8% PIK	12/21	12/28	345	343	294	(7)(8)(16)(32)
SmartShift Group, Inc. 745 Atlantic Ave Boston, MA 02111	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.6% Cash	09/23	09/29	19,236	18,911	19,236	(6)(7)(8)(17)(30)
SmartShift Group, Inc. 745 Atlantic Ave Boston, MA 02111	Revolver	SOFR + 5.00%, 8.6% Cash	09/23	09/29	—	(43)	—	(7)(8)(17)(31)(32)
Sparus Holdings, LLC (f/k/a Sparus Holdings, Inc.) 192 Technology Parkway, Suite 500 Peachtree Corners, GA 30092	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	11/22	05/28	5,411	5,380	5,384	(6)(7)(8)(16)(30)
Sparus Holdings, LLC (f/k/a Sparus Holdings, Inc.) 192 Technology Parkway, Suite 500 Peachtree Corners, GA 30092	Revolver	SOFR + 4.75%, 8.4% Cash	11/22	03/27	—	(1)	(1)	(7)(8)(16)(31)(32)
Starnmeer B.V. 77 Robinson Road, # 13-00 Singapore 068896	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.4% Cash	10/21	04/27	13,388	13,334	13,254	(3)(7)(8)(17)(30)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Sunrise Acquisition Bidco Limited Sovereign House 2 Dominus Way, Meridian Business Park Leicester, LE19 1RP, United Kingdom	First Lien Senior Secured Term Loan	SONIA + 5.25%, 9.2% Cash	11/25	11/32	$2,242	$2,096	$2,152	(3)(7)(8)(19)(30)(31)
TA SL Cayman Aggregator Corp. 1730 Minor Avenue Suite 1400	Subordinated Term Loan	SOFR + 7.75%, 11.9% PIK	07/21	07/28	1,525	1,518	1,525	(7)(17)(32)
Tanqueray Bidco Limited Sentinel House, Harvest rescent Ancells Business Park	First Lien Senior Secured Term Loan	SONIA + 5.25%, 9.2% Cash	11/22	11/29	1,825	1,515	1,779	(3)(7)(8)(19)(30)(31)
Technology Service Stream BidCo Pty Ltd Level 4, 357 Collins Street Melbourne VIC 3000 Australia	First Lien Senior Secured Term Loan	BBSY + 5.00%, 8.8% Cash	06/24	07/30	833	810	821	(3)(7)(8)(13)(30)(31)
Techone B.V. Westblaak 100, Rotterdam, 3012KM, NL	First Lien Senior Secured Term Loan	EURIBOR + 5.40%, 7.4% Cash	11/21	11/28	6,426	5,912	6,407	(3)(7)(8)(10)(30)
Techone B.V. Westblaak 100, Rotterdam, 3012KM, NL	Revolver	EURIBOR + 5.40%, .4% Cash	11/21	05/28	—	(11)	(1)	(3)(7)(8)(10)(31)(32)
TRC Companies LLC 21 Griffin Road North Windsor, CT 06095	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	10/25	12/28	997	1,000	1,000	(8)(15)(33)
Trintech, Inc. 5600 Granite Parkway Suite 10000 Plano, TX 75024	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.2% Cash	07/23	07/29	12,320	12,071	12,271	(7)(8)(15)(30)
Trintech, Inc. 5600 Granite Parkway Suite 10000 Plano, TX 75024	Revolver	SOFR + 5.50%, 9.2% Cash	07/23	07/29	408	380	402	(7)(8)(15)(31)(32)
TSYL Corporate Buyer, Inc. 7590 Fay Ave. Suite 300 La Jolla, CA 92037	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.3% Cash	12/22	12/31	31,121	30,755	31,121	(7)(8)(16)(30)(31)
TSYL Corporate Buyer, Inc. 7590 Fay Ave. Suite 300 La Jolla, CA 92037	Revolver	SOFR + 4.50%, 8.3% Cash	12/22	12/31	—	(4)	—	(7)(8)(16)(31)(32)
Turnberry Solutions, Inc. 1777 Sentry Pkwy West Veva 14, Suite 401 Blue Bell, PA 19422	First Lien Senior Secured Term Loan	SOFR + 5.75%, 9.6% Cash	07/21	03/28	2,565	2,558	2,565	(6)(7)(8)(15)
UBC Ledgers Holding AB Norrmalmstorg 14, 111 46 Stockholm, Sweden	First Lien Senior Secured Term Loan	EURIBOR + 5.25%, 7.3% Cash	07/24	12/30	769	709	769	(3)(7)(8)(10)(30)
UBC Ledgers Holding AB Norrmalmstorg 14, 111 46 Stockholm, Sweden	First Lien Senior Secured Term Loan	STIBOR + 5.25%, 7.1% Cash	12/23	12/30	1,738	1,494	1,738	(3)(7)(8)(21)(30)(31)
UHY Advisors, Inc. 27725 Stansbury Blvd., Suite 200 Farmington Hills, MI 48334	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.6% Cash	11/24	11/31	16,667	16,478	16,667	(7)(8)(16)(30)(31)
UHY Advisors, Inc. 27725 Stansbury Blvd., Suite 200 Farmington Hills, MI 48334	Revolver	SOFR + 4.75%, 8.6% Cash	11/24	11/31	1,146	1,122	1,146	(7)(8)(16)(31)(32)
USLS Acquisition, Inc. (f/k/a US Legal Support, Inc.) 16825 Northchase Dr Ste 900,Houston, TX 77060	First Lien Senior Secured Term Loan	SOFR + 5.50%, 9.3% Cash	05/21	06/26	10,458	10,387	10,458	(6)(7)(8)(16)(30)(31)
Utac Ceram Autodrome de Lina-Montlhéry Avenue Georges Boillot 91310 Linas, France	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.7% Cash, 2.4% PIK	05/21	09/27	253	250	253	(3)(7)(8)(16) (30)
Utac Ceram Autodrome de Lina-Montlhéry Avenue Georges Boillot 91310 Linas, France	First Lien Senior Secured Term Loan	EURIBOR + 6.00%, 7.9% Cash, 2.4% PIK	05/21	09/27	979	995	979	(3)(7)(8)(10)(30)
WCG Intermediate Corp 212 Carnegie Center, Suite 301 Princeton, NJ 08540	First Lien Senior Secured Term Loan	SOFR + 3.00%, 6.7% Cash	11/25	02/32	499	500	499	(8)(15)(33)
World 50, Inc. 3525 Piedmont Rd NE Atlanta, GA 30305	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.7% Cash	03/24	03/30	32,714	32,215	32,714	(6)(7)(8)(17)(30)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
World 50, Inc. 3525 Piedmont Rd NE Atlanta, GA 30305	Revolver	SOFR + 4.50%, 8.7% Cash	03/24	03/30	$—	$(24)	$—	(7)(8)(17)(31)(32)
Xeinadin Bidco Limited Becket House, 36 Old Jewry, Bank. London, EC2R 8DD	First Lien Senior Secured Term Loan	EURIBOR + 5.50%, 7.6% Cash	05/22	05/29	1,584	1,478	1,584	(3)(7)(8)(11)(30)
Xeinadin Bidco Limited Becket House, 36 Old Jewry, Bank. London, EC2R 8DD	First Lien Senior Secured Term Loan	SONIA + 5.50%, 9.5% Cash	05/22	05/29	24,904	23,218	24,904	(3)(7)(8)(20)(30)
Xeinadin Bidco Limited Becket House, 36 Old Jewry, Bank. London, EC2R 8DD	First Lien Senior Secured Term Loan	SONIA + 5.50%, 9.5% Cash	11/25	11/32	—	(272)	—	(3)(7)(8)(20)(30)(31)
Xeinadin Bidco Limited Becket House, 36 Old Jewry, Bank. London, EC2R 8DD	Subordinated Term Loan	SONIA + 11.00%, 15.0% Cash	05/22	05/29	6,629	6,107	6,530	(3)(7)(20)(32)
Zeppelin Bidco Limited 3 Benham Road Benham Campus University of, Chilworth, Southampton SO16 7QJ, United Kingdom	First Lien Senior Secured Term Loan	SONIA + 6.50%, 10.5% Cash	03/22	03/29	1,282	1,005	1,282	(3)(7)(8)(20)(30)
Subtotal Services: Business (34.2%)*					1,002,224	975,452	972,510
Services: Consumer
Aesthetics Australia Group Pty Ltd (Laser Clinics Australia Group) Level 2, 40 Miller Street North Sydney, NSW 2060 Australia	First Lien Senior Secured Term Loan	BBSY + 4.00%, 7.6% PIK, 4.1% PIK	05/21	03/28	738	846	541	(3)(7)(8)(14)(28)(30)
Application Boot Camp LLC 1670 Broadway, Suite 2100 Denver, CO 80202	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	04/25	04/31	2,025	1,998	2,001	(7)(8)(16)(30)
Application Boot Camp LLC 1670 Broadway, Suite 2100 Denver, CO 80202	Revolver	SOFR + 5.00%, 8.7% Cash	04/25	04/31	—	(8)	(10)	(7)(8)(16)(31)(32)
Application Boot Camp LLC 1670 Broadway, Suite 2100 Denver, CO 80202	Subordinated Term Loan	14.0% Cash	04/25	04/30	137	137	137	(7)(32)
Arc Education 61/63 rue Pierre Charron 75008 Paris France	First Lien Senior Secured Term Loan	EURIBOR + 4.00%, 6.0% Cash	07/22	07/29	8,679	7,886	8,493	(3)(7)(8)(11)(30)(31)(32)
Archimede 39, rue Bouret 75019 Paris France	First Lien Senior Secured Term Loan	EURIBOR + 7.00%, 9.0% Cash	05/21	10/27	15,855	14,927	14,539	(3)(7)(8)(10)(30)
Asurion LLC 140 11th Ave N Nashville, TN 37203	First Lien Senior Secured Term Loan	SOFR + 4.25%, 8.0% Cash	10/25	09/30	2,500	2,464	2,499	(8)(15)(32)(33)
Bariacum S.A. 15 Rue Montmartre 75001 Paris France	First Lien Senior Secured Term Loan	EURIBOR + 9.50%, 11.5% PIK	12/25	12/30	173	173	173	(3)(7)(8)(10)(30)
Bariacum S.A. 15 Rue Montmartre 75001 Paris France	First Lien Senior Secured Term Loan	EURIBOR + 4.00%, 6.0% PIK	11/21	11/28	4,110	3,876	764	(3)(7)(8)(10)(28)(30)
Bariacum S.A. 15 Rue Montmartre 75001 Paris France	First Lien Senior Secured Term Loan	EURIBOR + 9.50%, 11.5% Cash	12/25	12/26	22	22	22	(3)(7)(8)(10)(30)
BIFM CA Buyer, Inc. 227 Park Avenue, 27th Floor New York, NY 10003	First Lien Senior Secured Term Loan	SOFR + 3.25%, 7.0% Cash	11/25	05/28	997	1,005	1,003	(8)(15)(33)
BradyPLUS Holdings LLC 5496 Lindbergh Ln Bell, CA 90201	First Lien Senior Secured Term Loan	SOFR + 3.50%, 7.2% Cash	12/25	12/32	2,239	2,206	2,213	(8)(16)(33)
Cascade Residential Services LLC 400 N Ashley Dr, Suite 900 Tampa, FL 33602	First Lien Senior Secured Term Loan	SOFR + 6.00%, 9.7% Cash	10/23	10/29	21,462	21,131	21,162	(7)(8)(16)(30)
Cascade Residential Services LLC 400 N Ashley Dr, Suite 900 Tampa, FL 33602	Revolver	SOFR + 6.00%, 9.7% Cash	10/23	10/29	—	(20)	(18)	(7)(8)(16)(31)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
CEC Entertainment, LLC 1707 Market Place Blvd, Suite 200 Irving, TX 75063	First Lien Senior Secured Term Loan	SOFR + 6.00%, 9.7% Cash	09/25	09/30	$34,783	$34,283	$34,289	(7)(8)(16)(32)
Express Wash Acquisition Company, LLC 5821 Fairview Road Charlotte, North Carolina 28209	First Lien Senior Secured Term Loan	SOFR + 6.25%, 10.2% Cash	04/25	04/31	4,873	4,830	4,615	(7)(8)(16)(30)
Express Wash Acquisition Company, LLC 5821 Fairview Road Charlotte, North Carolina 28209	Revolver	SOFR + 6.25%, 10.2% Cash	04/25	04/31	—	(2)	(15)	(7)(8)(16)(31)(32)
FL Hawk Intermediate Holdings, Inc. (f/k/a Fineline Technologies, Inc.) 3415 Medlock Bridge Rd Norcross, GA 30071	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	10/24	02/30	44,694	44,583	44,470	(6)(7)(8)(15)(30)
Global Academic Group Limited 100 Symonds St Grafton, Auckland 1010 New Zealand	First Lien Senior Secured Term Loan	BBSY + 4.91%, 8.6% Cash	07/22	07/27	2,697	2,769	2,697	(3)(7)(8)(13)(30)
Global Academic Group Limited 100 Symonds St Grafton, Auckland 1010 New Zealand	First Lien Senior Secured Term Loan	BKBM + 4.91%, 7.5% Cash	07/22	07/27	4,106	4,420	4,106	(3)(7)(8)(23)(30)
HomeX Services Group LLC 1 Wellington Road Lincoln, Rhode Island 02865	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	11/23	11/29	19,101	18,804	18,995	(6)(7)(8)(16)(30)(31)
HomeX Services Group LLC 1 Wellington Road Lincoln, Rhode Island 02865	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.2% Cash	12/25	12/31	—	(226)	(229)	(7)(8)(16)(30)(31)
HomeX Services Group LLC 1 Wellington Road Lincoln, Rhode Island 02865	Revolver	SOFR + 4.50%, 8.2% Cash	11/23	12/31	1,314	1,222	1,249	(7)(8)(16)(31)(32)
InvoCare Limited Level 5, 40 Mount Street North Sydney NSW 2060 Australia	First Lien Senior Secured Term Loan	BBSY + 5.00%, 8.7% Cash	11/23	11/29	4,319	4,145	4,319	(3)(7)(8)(13)(30)(31)
Kid Distro Holdings, LLC 34 3rd Ave Ste 183 New York, NY 10003	First Lien Senior Secured Term Loan	SOFR + 4.75%, 9.2% Cash	10/21	10/29	29,699	29,626	29,699	(6)(7)(8)(16)(30)
Marmoutier Holding B.V. Schipholweg 66 5e etage 2316 XE, Leiden, Zuid-Holland Netherlands	Super Senior Secured Term Loan	EURIBOR + 6.25%, 8.4% Cash	03/24	12/28	214	185	167	(3)(7)(8)(11)(32)
Marmoutier Holding B.V. Schipholweg 66 5e etage 2316 XE, Leiden, Zuid-Holland Netherlands	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.6% Cash	05/25	12/28	93	92	63	(3)(7)(8)(10)(31)(32)
Marmoutier Holding B.V. Schipholweg 66 5e etage 2316 XE, Leiden, Zuid-Holland Netherlands	Revolver	EURIBOR + 5.50%, 7.6% Cash	12/21	06/27	187	157	146	(3)(7)(8)(10)(32)
Premium Franchise Brands, LLC Flemming Court, 11-14 Whistler Dr, Castleford WF10 5HW United Kingdom	First Lien Senior Secured Term Loan	SOFR + 5.75%, 9.6% Cash	05/21	12/26	57,379	56,908	56,778	(6)(7)(8)(17)(30)(31)
QPE7 SPV1 BidCo Pty Ltd 14/100 Creek St Brisbane City, QLD 4000 Australia	First Lien Senior Secured Term Loan	BBSY + 5.00%, 8.6% Cash	09/21	09/26	7,175	7,494	7,137	(3)(7)(8)(12)(30)
Selenium Designated Activity Company	First Lien Senior Secured Term Loan	EURIBOR + 5.13%, 7.2% Cash	03/25	03/32	4,372	3,946	4,295	(3)(7)(8)(9)(30)
Subtotal Services: Consumer (9.4%)*					273,943	269,879	266,300
Structured Product
Ares Loan Funding VII, Ltd. 1800 Avenue of the Stars, Suite 1400 Los Angeles, CA 90067	Subordinated Structured Notes	SOFR + 6.25%, 10.1% Cash	09/24	10/37	5,000	5,000	4,966	(3)(8)(16)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Bain Capital Credit CLO 2024-5 200 Clarendon Street Boston, MA 02116	Subordinated Structured Notes	SOFR + 6.15%, 10.0% Cash	09/24	10/37	$4,250	$4,250	$4,323	(3)(8)(16)(32)
Benefit Street Partners CLO XVII, Ltd. One Madison Ave New York, NY 10010	Subordinated Structured Notes	SOFR + 6.15%, 10.1%	09/24	10/37	4,000	4,000	4,050	(3)(8)(16)(32)
CIFC Funding 2022-VI, Ltd. 1 SE 3rd Avenue, Suite 1660 Miami, FL 33131	Subordinated Structured Notes	SOFR + 5.75%, 9.7% Cash	09/24	10/38	1,125	1,125	1,134	(3)(8)(16)(32)
CIFC Funding 2024-IV, Ltd. 1 SE 3rd Avenue, Suite 1660 Miami, FL 33131	Subordinated Structured Notes	SOFR + 5.70%, 9.6% Cash	09/24	10/37	2,875	2,875	2,905	(3)(8)(16)(32)
CNSL 2025-1A 9 West 57th Street New York, NY 10019	Subordinated Structured Notes	9.4% Cash	05/25	05/55	14,000	14,000	14,672	(32)
Diameter Capital CLO 8 Ltd. 190 Elgin Avenue George Town Grand Cayman KY1-9008 Cayman Islands	Subordinated Structured Notes	SOFR + 6.15%, 10.0% Cash	09/24	10/37	3,750	3,750	3,799	(3)(8)(16)(32)
Elmwood CLO 29 Ltd. 190 Elgin Avenue George Town Grand Cayman KY1-9008 Cayman Islands	Subordinated Structured Notes	SOFR + 6.40%, 10.3% Cash	05/24	04/37	2,500	2,513	2,500	(3)(8)(16)(32)
Flexential Issuer, LLC 600 Forest Point Circle, Suite 100 Charlotte, NC 28273	Structured Secured Note - Class C	6.9% Cash	11/21	11/51	10,000	9,319	9,906	(32)
Golub Capital Partners CLO 62(B)-R, Ltd. 200 Park Avenue, 25th Floor New York, NY 10166	Subordinated Structured Notes	SOFR + 6.40%, 10.3% Cash	09/24	10/37	4,250	4,250	4,186	(3)(8)(16)(32)
Harmony Peace Park CLO DAC 345 Park Avenue New York, NY 10154	Subordinated Structured Notes	SOFR + 5.50%, 9.6% Cash	09/24	10/37	2,500	2,500	2,529	(3)(8)(16)(32)
OCP CLO 2016 -12, Ltd. 930 Sylvan Avenue, Suite 105 Englewood Cliffs, NJ 07632	Subordinated Structured Notes	SOFR + 6.00%, 9.9% Cash	09/24	10/37	1,875	1,875	1,895	(3)(8)(16)(32)
OCP CLO 2024-35, Ltd. 930 Sylvan Avenue, Suite 105 Englewood Cliffs, NJ 07632	Subordinated Structured Notes	SOFR + 5.90%, 9.8% Cash	09/24	10/37	3,750	3,750	3,798	(3)(8)(16)(32)
Octagon Investment Partners 20-R, LLC 250 Park Avenue, 15th Floor New York, NY 10177	Subordinated Structured Notes	SOFR + 7.59%, 11.4% Cash	09/24	08/37	2,500	2,477	2,518	(3)(8)(16)(32)
Palmer Square CLO 2022-5, Ltd. 1900 Shawnee Mission Parkway, Suite 315 Mission Woods, KS 66205	Subordinated Structured Notes	SOFR + 6.00%, 9.9% Cash	09/24	10/37	4,000	4,000	4,059	(3)(8)(16)(32)
Perimeter Master Note Business Trust 3993 Howard Hughes Pkwy Ste 250 Las Vegas, NV 89169-6754	Structured Secured Note - Class A	4.7% Cash	05/22	05/31	182	182	181	(3)(7)(32)
Perimeter Master Note Business Trust 3993 Howard Hughes Pkwy Ste 250 Las Vegas, NV 89169-6754	Structured Secured Note - Class B	5.4% Cash	05/22	05/31	182	182	181	(3)(7)(32)
Perimeter Master Note Business Trust 3993 Howard Hughes Pkwy Ste 250 Las Vegas, NV 89169-6754	Structured Secured Note - Class C	5.9% Cash	05/22	05/31	182	182	181	(3)(7)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Perimeter Master Note Business Trust 3993 Howard Hughes Pkwy Ste 250 Las Vegas, NV 89169-6754	Structured Secured Note - Class D	8.5% Cash	05/22	05/31	$182	$182	$181	(3)(7)(32)
Perimeter Master Note Business Trust 3993 Howard Hughes Pkwy Ste 250 Las Vegas, NV 89169-6754	Structured Secured Note - Class E	11.4% Cash	05/22	05/31	9,274	9,274	9,132	(3)(7)(32)
RR 31 LTD 126 East 56th Street, Suite 2210 New York, NY 10022	Subordinated Structured Notes	SOFR + 6.00%, 9.9% Cash	09/24	10/39	2,625	2,625	2,681	(3)(8)(16)(32)
US Bank National Association Series 2025-1 425 Walnut Street Cincinnati, OH 45202	Structured Note - Class R	SOFR + 7.50%, 11.4% Cash	03/25	01/32	3,230	3,230	3,310	(3)(7)(8)(16)(32)
US Bank National Association Series 2025-2 425 Walnut Street Cincinnati, OH 45202	Structured Note - Class R	SOFR + 7.00%, 10.9% Cash	09/25	08/32	9,417	9,417	9,417	(3)(8)(15)(32)
Vista Global Holding Ltd Unit GV11, Level 1, Unit 106 Gate Village Building 11 Dubai International Financial Centre (DIFC) Dubai 507213 United Arab Emirates	Structured Secured Note - Class C	9.5% Cash	12/24	02/30	3,900	3,900	3,852	(3)(32)
Voya CLO 2024-5, Ltd. PO Box 1093, Queensgate House George Town KY1-1102 Cayman Islands	Subordinated Structured Notes	SOFR + 5.90%, 9.8% Cash	09/24	10/37	5,000	5,000	5,025	(3)(8)(16)(32)
Subtotal Structured Product (3.6%)*					100,549	99,858	101,381
Telecommunications
Commscope LLC 1100 CommScope Place SE Hickory, NC 28602	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	10/25	12/29	8,000	8,099	8,004	(3)(8)(15)(33)
Connect Holdings 2, LLC 1120 S Tryon St, Suite 700 Charlotte, NC 28203	First Lien Senior Secured Term Loan	SOFR + 4.25%, 8.0% Cash	09/25	04/31	5,889	5,889	5,114	(8)(15)(32)
DG Investment Intermediate Holdings 2 Inc. 1 Commerce Drive Schaumburg, IL 60173	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.5% Cash	12/25	07/32	1,463	1,463	1,463	(8)(15)(33)
Mercell Holding AS Askekroken 11 0277 Oslo, Norway	First Lien Senior Secured Term Loan	NIBOR + 5.00%, 8.9% Cash	08/22	08/29	3,113	3,163	3,098	(3)(7)(8)(26)(30)(31)
OMNIA Partners Inc 5001 Aspen Grove Dr, Suite 600 Franklin, TN 37067	First Lien Senior Secured Term Loan	SOFR + 2.75%, 6.5% Cash	12/25	07/30	1,332	1,338	1,336	(8)(16)(33)
Permaconn BidCo Pty Ltd Parramatta, NSW 2116 Australia	First Lien Senior Secured Term Loan	BBSY + 4.75%, 8.5% Cash	12/21	07/29	7,443	7,406	7,443	(3)(7)(8)(13)(30)
Syniverse Holdings, Inc. 8125 Highwoods Palm Way Tampa, FL 33647	First Lien Senior Secured Term Loan	SOFR + 7.00%, 10.7% Cash	09/25	05/27	7,968	7,805	7,652	(8)(16)(32)
UKFast Leaders Limited UKFast Campus, Birley Fields, Manchester, England, M15 5QJ	First Lien Senior Secured Term Loan	SONIA + 7.25%, 11.1% Cash	05/21	09/27	4,876	5,055	4,778	(3)(7)(8)(19)(30)
Venga Finance SARL 18 rue Dicks L-1417 Luxembourg	First Lien Senior Secured Term Loan	SOFR + 3.75%, 7.8% Cash	11/25	06/29	997	1,002	999	(8)(16)(33)
Windstream Services LLC 4001 Rodney Parham Rd Little Rock, AR 72212	First Lien Senior Secured Term Loan	SOFR + 4.00%, 7.7% Cash	09/25	10/32	2,395	2,371	2,401	(7)(8)(15)(33)
Subtotal Telecommunications (1.5%)*					43,476	43,591	42,288

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Transportation: Cargo
Argus Intermediate, LLC 9 Millars Brook, Molly Millars Lane, Wokingham, Berkshire, RG41 2AD, United Kingdom	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.5% Cash	12/25	12/31	$7,655	$7,487	$7,486	(7)(8)(16)(30)(31)
Argus Intermediate, LLC 9 Millars Brook, Molly Millars Lane, Wokingham, Berkshire, RG41 2AD, United Kingdom	Revolver	SOFR + 4.75%, 8.5% Cash	12/25	12/31	1,258	1,235	1,235	(7)(8)(16)(31)(32)
Armstrong Transport Group (Pele Buyer, LLC) 8615 Cliff Cameron Dr #200 Charlotte, NC 28269	First Lien Senior Secured Term Loan	SOFR + 5.00%, 8.7% Cash	05/21	12/26	7,093	7,090	6,994	(7)(8)(17)(30)
Armstrong Transport Group (Pele Buyer, LLC) 8615 Cliff Cameron Dr #200 Charlotte, NC 28269	Revolver	SOFR + 5.00%, 8.7% Cash	08/25	12/26	10	3	(3)	(7)(8)(17)(31)(32)
Carriage Purchaser Inc 1927 1st Ave N Birmingham, AL 35203	First Lien Senior Secured Term Loan	SOFR + 3.50%, 7.2% Cash	08/25	10/28	1,832	1,833	1,839	(8)(15)(32)(33)
Echo Global Logistics, Inc. 600 W Chicago Ave #725, Chicago, IL 60654	Second Lien Senior Secured Term Loan	SOFR + 7.25%, 11.0% Cash	11/21	11/29	16,433	16,262	16,400	(7)(8)(15)(30)
FitzMark Buyer, LLC 950 Dorman St Indianapolis, IN 46202	First Lien Senior Secured Term Loan	SOFR + 4.50%, 8.3% Cash	05/21	12/26	4,036	4,021	4,036	(6)(7)(8)(15)(32)
FragilePak LLC 2270 Corporate Circle, Ste. 220 Henderson, NV 89074	First Lien Senior Secured Term Loan	SOFR + 5.75%, 9.6% Cash	05/21	05/27	8,879	8,812	8,879	(6)(7)(8)(16)
Glacis Acquisition S.A.R.L. 43-45 Allée Scheffer L-2520 Luxembourg	First Lien Senior Secured Term Loan	EURIBOR + 6.50%, 8.6% Cash	05/21	08/27	12,199	11,376	12,174	(3)(7)(8)(11)(30)(31)
Honour Lane Logistics Holdings Limited 8 Yeung Uk Rd, Tsuen Wan, Tsuen Wan, China	First Lien Senior Secured Term Loan	SOFR + 4.85%, 8.7% Cash	04/22	11/28	14,583	14,378	14,583	(3)(7)(8)(17)(30)
ITI Intermodal, Inc. 20012 W. South Arsenal Road, Wilmington, IL, 60481	First Lien Senior Secured Term Loan	SOFR + 6.25%, 10.0% Cash	12/21	12/27	793	787	793	(6)(7)(8)(16)(30)
ITI Intermodal, Inc. 20012 W. South Arsenal Road, Wilmington, IL, 60481	First Lien Senior Secured Term Loan	SOFR + 6.50%, 10.2% Cash	12/21	12/27	11,955	11,788	11,955	(7)(8)(16)(32)
ITI Intermodal, Inc. 20012 W. South Arsenal Road, Wilmington, IL, 60481	Revolver	SOFR + 6.50%, 10.2% Cash	12/21	12/27	226	211	226	(7)(8)(16)(31)(32)
PEGASUS TRANSTECH HOLDING, LLC 4301 W Boy Scout Blvd, Suite 550 Tampa, FL 33607	First Lien Senior Secured Term Loan	SOFR + 6.00%, 9.7% Cash	05/21	11/26	8,221	8,210	8,205	(7)(8)(15)(30)
R1 Holdings, LLC 1 Kellaway Drive Randolph, MA 02368	First Lien Senior Secured Term Loan	SOFR + 6.25%, 9.9% Cash	12/22	12/28	7,994	7,841	7,770	(6)(7)(8)(16)(30)
R1 Holdings, LLC 1 Kellaway Drive Randolph, MA 02368	Revolver	SOFR + 6.25%, 9.9% Cash	12/22	12/28	1,854	1,814	1,796	(7)(8)(16)(31)(32)
REP SEKO MERGER SUB LLC 1100 Arlington Heights Road STE 600 Itasca, IL 60143	First Lien Senior Secured Term Loan	SOFR + 10.50%, 14.4% Cash	11/25	11/29	583	583	583	(7)(8)(16)(31)(32)
REP SEKO MERGER SUB LLC 1100 Arlington Heights Road STE 600 Itasca, IL 60143	First Lien Senior Secured Term Loan	SOFR + 7.00%, 10.8% Cash	11/24	05/30	6,699	6,699	5,051	(7)(8)(16)(30)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
REP SEKO MERGER SUB LLC 1100 Arlington Heights Road STE 600 Itasca, IL 60143	First Out Term Loan	SOFR + 10.00%, 13.9% Cash	11/24	11/29	$2,509	$2,473	$2,509	(7)(8)(16)(32)
Subtotal Transportation: Cargo (4.0%)*					114,812	112,903	112,511
Transportation: Consumer
Breeze Aviation Group Inc 6340 S 3000 E, Suite 400 Cottonwood Heights, UT 84121	Second Lien Senior Secured Term Loan	SOFR + 7.50%, 11.5% Cash	06/25	08/30	1,923	1,923	1,888	(7)(8)(16)(32)
Breeze Aviation Group Inc 6340 S 3000 E, Suite 400 Cottonwood Heights, UT 84121	Second Lien Senior Secured Term Loan	SOFR + 7.50%, 11.5% Cash	06/25	09/30	1,943	1,943	1,908	(7)(8)(16)(32)
Breeze Aviation Group Inc 6340 S 3000 E, Suite 400 Cottonwood Heights, UT 84121	Second Lien Senior Secured Term Loan	SOFR + 7.50%, 11.5% Cash	06/25	09/30	1,943	1,943	1,909	(7)(8)(16)(32)
First Student Bidco Inc. 1114 Avenue of the Americas New York, NY 10036	First Lien Senior Secured Term Loan	SOFR + 2.50%, 6.2% Cash	12/25	08/30	1,000	1,004	1,003	(8)(16)(31)(33)
International Fleet Financing No.2 B.V. Fourth Floor, 3 George’s Dock, IFSC Dublin 1, D01 X5X0 Ireland	Class C Senior Secured Note	10.5% Cash	07/25	06/27	1,515	1,491	1,466	(3)(7)(31)(32)
JetBlue Airways Corporation 27-01 Queens Plaza North Long Island City, NY 11101	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	06/25	08/29	2,466	2,266	2,356	(3)(8)(16)(32)(33)
Subtotal Transportation: Consumer (0.4%)*					10,790	10,570	10,530
Utilities: Electric
KAMC Holdings Inc. 102 N Franklin St Port Washington, WI 53074	First Lien Senior Secured Term Loan	SOFR + 5.25%, 9.1% Cash	08/25	08/31	10,900	10,745	10,759	(7)(8)(16)(30)
KAMC Holdings Inc. 102 N Franklin St Port Washington, WI 53074	Revolver	SOFR + 5.25%, 9.1% Cash	08/25	08/31	331	313	314	(7)(8)(16)(31) (32)
Panoche Energy Center LLC 3883 West Panoche Road Firebaugh, CA 93622	First Lien Senior Secured Bond	6.9% Cash	07/22	07/29	3,076	2,887	3,058	(7)(32)
Spatial Business Systems LLC 1890 West Littleton Boulevard Littleton, CO 80120	First Lien Senior Secured Term Loan	SOFR + 4.75%, 8.4% Cash	10/22	10/28	20,574	20,354	20,387	(7)(8)(15)(30)
Spatial Business Systems LLC 1890 West Littleton Boulevard Littleton, CO 80120	Revolver	SOFR + 4.75%, 8.4% Cash	10/22	10/28	—	(16)	(13)	(7)(8)(15)(31)(32)
Subtotal Utilities: Electric (1.2%)*					34,881	34,283	34,505
Subtotal Debt Investments (155.4%)*					4,558,948	4,458,738	4,415,245

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
Equity Investments
Aerospace & Defense
Accurus Aerospace Corporation 12716 East Pine Street Tulsa, OK 74116	Common Stock		04/22		262,574	$263	$89	(7)(27)(32)
Accurus Aerospace Corporation 12716 East Pine Street Tulsa, OK 74116	LLC Units		04/25		18,309.4	18	6	(7)(27)(32)
Compass Precision, LLC 4600 Westinghouse Blvd Charlotte, NC 28273	LLC Units		04/22		46,085.6	125	383	(7)(27)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
GB Eagle Buyer, Inc. PO Box 6189 Stockton, CA 95206	Partnership Units		12/22		859	$859	$2,532	(7)(27)(32)
Megawatt Acquisitionco, Inc. 6060 Phyllis Dr Cypress, CA 90630	Common Stock		03/24		615	62	—	(7)(27)(32)
Megawatt Acquisitionco, Inc. 6060 Phyllis Dr Cypress, CA 90630	Preferred Stock		03/24		5,524	552	459	(7)(27)(32)
Whitcraft Holdings, Inc. 425 Sullivan Avenue South Windsor, CT 06074	LP Units		02/23		84,116.1	841	1,552	(7)(27)(32)
Subtotal Aerospace & Defense (0.2%)*						2,720	5,021
Automotive
Burgess Point Purchaser Corporation 330 North Ross Street Beaverton, MI 48612	LP Units		07/22		455	455	334	(7)(27)(32)
Randys Holdings, Inc. 10411 Airport Road Suite 200 Everett, WA 98204	Common Stock		11/22		6,667	667	863	(7)(27)(32)
Recon Buyer LLC 6950 Squibb Road, Suite 320 Mission, KS 66202	LLC Units		11/25		395.7	396	396	(7)(27)(32)
SPATCO Energy Solutions, LLC 8303 University Executive Park Dr, Suite 400 Charlotte, NC 28262	Common Stock		07/24		983,352.1	984	1,082	(7)(27)
SVI International LLC 155 Harvestore Dr DeKalb, IL 60115	LLC Units		03/24		207,921	208	378	(7)
Subtotal Automotive (0.1%)*						2,710	3,053
Banking, Finance, Insurance, & Real Estate
Accelerant Holdings 1 Tollgate Business Park, Tollgate West, Colchester CO3 8AB	Common Stock		07/25		279,230	3,341	4,110	(27)(32)
Aegros Holdco 2 LTD Albemarle House, Fifth Floor (West) 1 Albemarle Street London W1S 4HA United Kingdom	Common Stock		05/25		889,464	12	610	(3)(7)(27)(32)
Bishop Street Underwriters, LLC 667 Madison Avenue, 16th Floor New York, NY 10065	LLC Units		07/25		378,695.4	576	723	(7)(27)
Credit Key Funding II LLC 850 New Burton Road, Suite 201 Dover, DE 19904	Preferred Stock	10.0% Cash, 10.0% PIK	12/25		1,016,693	3,565	3,551	(7)(32)
Credit Key Funding II LLC 850 New Burton Road, Suite 201 Dover, DE 19904	Warrants		12/25		1,198,269	—	—	(7)(27)(32)
Flywheel Holdings Segregated Portfolio 2025-2 123 West Nye Lane Suite 455 Carson City, NV 89706	LP Interest		06/25		8,331,792	8,332	8,582	(3)(7)(27)(32)
Flywheel Re Segregated Portfolio 2022-4 123 West Nye Lane Suite 455 Carson City, NV 89706	Preferred Stock		08/22		4,713,809.8	4,714	4,950	(3)(7)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
ICREDITWORKS LLC 485 US Highway 1 South, Suite 210 Iselin, NJ 08830	Preferred Stock	10.0% Cash, 7.5% PIK	03/25		29,731.3	$5,417	$5,421	(7)(32)
ICREDITWORKS LLC 485 US Highway 1 South, Suite 210 Iselin, NJ 08830	Warrants		03/25		11,846.1	—	—	(7)(27)(32)
Policy Services Company, LLC 11575 Heron Bay Blvd Coral Springs, FL, 33076-3304	Warrants - Class A		12/21		2.6774	—	—	(7)(27)(30)
Policy Services Company, LLC 11575 Heron Bay Blvd Coral Springs, FL, 33076-3304	Warrants - Class B		12/21		0.9036	—	—	(7)(27)(30)
Policy Services Company, LLC 11575 Heron Bay Blvd Coral Springs, FL, 33076-3304	Warrants - Class CC		12/21		0.0929	—	—	(7)(27)(30)
Policy Services Company, LLC 11575 Heron Bay Blvd Coral Springs, FL, 33076-3304	Warrants - Class D		12/21		0.2586	—	—	(7)(27)(30)
Shelf Bidco Ltd LtdWaterloo House Pembroke Bermuda	Common Stock		12/22		1,200,000	1,200	4,704)	(3)(7)(27)(32)
Subtotal Banking, Finance, Insurance, & Real Estate (1.1%)*						27,157	32,651
Beverage, Food, & Tobacco
CTI Foods Holdings Co., LLC 2106 E. State Hwy 114, Suite 400 Southlake, TX 76092	Common Stock		02/24		42,061	—	3,036	(7)(27)(32)
GMF Parent, Inc. 311 W Monroe St Chicago, IL 60606	LLC Units		12/25		801	801	801	(7)(27)(32)
Woodland Foods, LLC 3751 Sunset Ave Waukegan, IL 60087	Common Stock		12/21		1,204.46	1,204	1,314	(7)(27)
Woodland Foods, LLC 3751 Sunset Ave Waukegan, IL 60087	Preferred Stock	20.0% PIK	04/24		263.6	376	399	(7)
Woodland Foods, LLC 3751 Sunset Ave Waukegan, IL 60087	Preferred Stock	20.0% PIK	03/25		85	129	130	(7)
Subtotal Beverage, Food, & Tobacco (0.2%)*						2,510	5,680
Capital Equipment
DAWGS Intermediate Holdings Co. 8770 W Bryn Mawr Ave Suite 1300 Chicago, IL 60631	LLC Units		03/25		510.3	510	601	(7)(27)(32)
Polara Enterprises, L.L.C. 1497 CR 2178 Greenville, TX 75402	Partnership Units		12/21		7,408.6	741	1,974	(7)
Process Insights Acquisition, Inc. 14400 Hollister Street Suite 800B Houston, TX 77066	Common Stock		07/23		368	368	94	(7)(27)(32)
Rapid Buyer LLC 6111 Mill Creek Dr Auburndale, WI 54412	LLC Units		10/24		510	510	360	(7)(27)(32)
TAPCO Buyer LLC 5100 W Brown Deer Rd Brown Deer (Milwaukee), WI 53223	LLC Units		11/24		475	509	733	(7)(27)
Subtotal Capital Equipment (0.1%)*						2,638	3,762

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
Chemicals, Plastics, & Rubber
Americo Chemical Products, LLC 1765 Holmes Rd Elgin, IL 60123	Common Stock		04/23		262,093	$262	$322	(7)(27)
Aptus 1829. GmbH Wagner-Régeny-Straße 8 12489 Berlin, Germany	Common Stock		09/21		49	12	—	(3)(7)(27)(32)
Aptus 1829. GmbH Wagner-Régeny-Straße 8 12489 Berlin, Germany	Preferred Stock		09/21		14	122	73	(3)(7)(27)(32)
Subtotal Chemicals, Plastics, & Rubber (—%)*						396	395
Construction & Building
BKF Buyer, Inc. 1211 Avenue of the Americas, 29th Floor New York, NY 10036	Common Stock		08/24		962,792	963	1,098	(7)(27)(32)
MNS Buyer, Inc. 201 N. Calle Cesar Chavez, Suite 300 Santa Barbara, CA 93103	Partnership Units		08/21		76,923.10	77	186	(7)(27)(32)
Ocelot Holdco LLC 4202 Chance Ln Rosharon, TX 77583	Common Stock		10/23		58.3	—	885	(7)(27)(32)
Ocelot Holdco LLC 4202 Chance Ln Rosharon, TX 77583	Preferred Stock	15.0% PIK	10/23		76.2	488	762	(7)(32)
Subtotal Construction & Building (0.1%)*						1,528	2,931
Consumer goods: Durable
DecksDirect, LLC 5400 Nathan Ln N Plymouth, MN 55442	Class A Units		04/24		1,016.1	47	—	(7)(27)(32)
DecksDirect, LLC 5400 Nathan Ln N Plymouth, MN 55442	Common Stock		12/21		1,280.8	55	—	(7)(27)(32)
DecksDirect, LLC 5400 Nathan Ln N Plymouth, MN 55442	Preferred Stock	13.0% PIK	03/25		9.5	11	—	(7)(32)
Renovation Parent Holdings, LLC 217 N Seminary St Florence, AL 35630	Partnership Equity		11/21		607,180.9	607	480	(7)(27)(32)
Team Air Distributing, LLC 1473 Amherst Rd Knoxville, TN 37909	Partnership Equity		05/23		516,640.2	523	212	(7)(27)
Terrybear, Inc. 946W Pierce Butler Route #101 St Paul, MN 55	Partnership Equity		04/22		24,359	239	—	(7)(27)
Subtotal Consumer goods: Durable (—%)*						1,482	692
Consumer goods: Non-durable
CCFF Buyer, LLC 15800 Tapia Street Irwindale, CA 91706	LLC Units		02/24		224	224	252	(7)(27)(32)
Ice House America, L.L.C. 278 US Highway 319 South, Moultrie, GA 31768	LLC Units		01/24		4,338.2	434	261	(7)(27
Subtotal Consumer goods: Non-durable (—%)*						658	513
Containers, Packaging, & Glass
Diversified Packaging Holdings LLC 2101 Innerbelt Business Center Drive St. Louis, MO 63114-4765	LLC Units		06/24		3,462	346	570	(7)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
Five Star Holding 9690 W Wingfoot Rd Houston, TX 77041	LLC Units		05/22		505.1	$505	$409	(7)(27)
Subtotal Containers, Packaging, & Glass (—%)*						851	979
Environmental Industries
Bridger Aerospace Group Holdings, LLC 90 Aviation Ln Belgrade, MT 59714	Preferred Stock- Series C	7.0% PIK	07/22		17,725	21,799	19,809	(7)(32)
Subtotal Environmental Industries (0.7%)*						21,799	19,809
Healthcare & Pharmaceuticals
Amalfi Midco 5th Floor Metropolitan House 3 Darkes Lane Potters Bar Hertfordshire EN6 1AG	Class B Common Stock		09/22		98,906,608	1,115	2,661	(3)(7)(27)(32)
Amalfi Midco 5th Floor Metropolitan House 3 Darkes Lane Potters Bar Hertfordshire EN6 1AG	Warrants		09/22		380,385	4	1,167	(3)(7)(27)(32)
Canadian Orthodontic Partners Corp. 401 The West Mall Suite 301, Etobicoke, ON M9C 5J5, Canada	Class A Equity		05/22		500,000	389	—	(3)(7)(27)(32)
Canadian Orthodontic Partners Corp. 401 The West Mall Suite 301, Etobicoke, ON M9C 5J5, Canada	Class C - Warrants		05/22		74,712.64	—	—	(3)(7)(27)(32)
Canadian Orthodontic Partners Corp. 401 The West Mall Suite 301, Etobicoke, ON M9C 5J5, Canada	Class X Equity		05/22		45,604	35	—	(3)(7)(27)(32)
Canadian Orthodontic Partners Corp. 401 The West Mall Suite 301, Etobicoke, ON M9C 5J5, Canada	Common Stock		04/24		37.65	—	—	(3)(7)(27)(32)
Forest Buyer, LLC 300 North LaSalle St, Suite 5600 Chicago, IL 60654	Class A LLC Units		03/24		245.8	246	283	(7)
Forest Buyer, LLC 300 North LaSalle St, Suite 5600 Chicago, IL 60654	Class B LLC Units		03/24		245.8	—	124	(7)(27)
GCDL LLC 4 Piper Lane, Suite J Prospect Heights, IL 60070	Common Stock		08/24		243,243.24	243	355	(7)
GPNZ II GmbH Leopoldstraße 62 80802 München Germany	Common Stock		10/23		5,785	—	—	(3)(7)(27)(30)
HemaSource, Inc. 485 5700 W Salt Lake City, UT 84104	Common Stock		08/23		184,282	184	256	(7)(27)(32)
Listrac Bidco Limited No. 2 The Square Birchwood Boulevard Warrington England WA3 7QY	Common Stock		03/23		255	494	1,975	(3)(7)(27)(32)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
Moonlight Bidco Limited 6th Floor One Priory Square, Priory Street, Hastings, East Sussex, England, TN34 1EA	Common Stock		07/23		10,590	$138	$202	(3)(7)(27)(32)
Parkview Dental Holdings LLC 7442 N Tamiami Trail Sarasota, FL 34243	LLC Units		10/23		29,762	298	227	(7)(27)
Parkview Dental Holdings LLC 7442 N Tamiami Trail Sarasota, FL 34243	Preferred Stock	10.0% PIK	01/25		1,229.1	13	38	(7)
SCP Medical Products, LLC. 815 Vikings Pkwy, Suite 100 St. Paul, MN 55121	LLC Units		06/25		1,758.9	237	238	(7)(27)
TA KHP Aggregator, L.P. 200 Clarendon St, 56th Floor Boston, MA 02116	Common Stock		06/25		496,461	496	586	(7)(27)
Unosquare, LLC 4800 Meadows Rd, Suite 300 Lake Oswego, OR 97035	LLC Units		06/25		383,736.4	384	319	(7)(27)
VB Spine Intermediary II LLC 600 Hope Pkwy SE Leesburg, VA 20175	LLC Units		04/25		1,151,506	—	—	(7)(27)(32)
Subtotal Healthcare & Pharmaceuticals (0.3%)*						4,276	8,431
High Tech Industries
Argus Bidco Limited 9 Millars Brook, Molly Millars Lane, Wokingham, Berkshire, RG41 2AD, United Kingdom	Common Stock		07/22		929	1	—	(3)(7)(27)(32)
Argus Bidco Limited 9 Millars Brook, Molly Millars Lane, Wokingham, Berkshire, RG41 2AD, United Kingdom	Equity Loan Notes	10.0% PIK	07/22		83,120	141	55	(3)(7)(32)
Argus Bidco Limited 9 Millars Brook, Molly Millars Lane, Wokingham, Berkshire, RG41 2AD, United Kingdom	Preferred Stock	10.0% PIK	07/22		83,120	141	56	(3)(7)(32)
CH Buyer, LLC 929 Gervais St, Suite D Columbia, SC 29201	LLC Units		05/25		1,387	139	158	(7)(27)(32)
Eurofins Digital Testing International LUX Holding SARL Corda Campus Kempische Steenweg 303 3500 Hasselt Belgium	Common Stock		10/25		243,081.0	—	—	(3)(7)(27)(32)
Eurofins Digital Testing International LUX Holding SARL Corda Campus Kempische Steenweg 303 3500 Hasselt Belgium	Preferred Stock		10/25		351,478.0	—	—	(3)(7)(27)(32)
FinThrive Software Intermediate Holdings Inc. 200 North Point Center East Suite 400, Alpharetta, GA 30022	Preferred Stock	11.0% PIK	03/22		3,188.5	5,312	2,856	(7)(30)
FSS Buyer LLC 1340 Ridgeview Drive McHenry, IL 60050	LP Interest		08/21		2,902.3	29	44	(7)(27)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
FSS Buyer LLC 1340 Ridgeview Drive McHenry, IL 60050	LP Units		08/21		12,760.8	$128	$194	(7)(27)
NAW Buyer LLC 575 8th Ave New York, NY 10018	LLC Units		09/23		575,248	575	725	(7)
OSP Hamilton Purchaser, LLC 6950 W Morelos Pl Ste 1 Chandler, AZ, 85226-4218	LP Units		07/22		315,147	315	331	(7)(27)
PDQ.Com Corporation 2200 South Main STE 200 South Salt Lake, UT	Class A-2 Partnership Units		08/21		41.7	42	118	(7)(27)(32)
ProfitOptics, LLC 4050 Innslake Dr #375, Glen Allen, VA 23060	LLC Units		03/22		96,774.2	65	169	(7)(27)(32)
Pro-Vision Solutions Holdings, LLC 8625 Byron Commerce Dr SW Byron Center, MI 49315	LLC Units		09/24		3,765.2	377	397	(7)(27)(32)
Sandvine Corporation 410 Albert St, Suite 201 Waterloo, ON N2L 3V3 Canada	Class A Units		10/24		3,465	—	—	(7)(27)(30)
Sandvine Corporation 410 Albert St, Suite 201 Waterloo, ON N2L 3V3 Canada	Class C Units		06/24		157,908	—	—	(7)(27)(30)
Subtotal High Tech Industries (0.2%)*						7,265	5,103
Media: Advertising, Printing, & Publishing
ASC Communications, LLC 17 North State Street Chicago, IL 60602	Class A Units		07/22		15,285.8	321	523	(7)
Subtotal Media: Advertising, Printing, & Publishing (—%)*						321	523
Media: Broadcasting & Subscription
The Octave Music Group, Inc. 850 3rd Avenue Suite 15C New York, NY 10022	Partnership Equity		04/22		353,584.39	354	1,022	(7)(27)(32)
Subtotal Media: Broadcasting & Subscription (—%)*						354	1,022
Media: Diversified & Production
BrightSign LLC 983 University Ave #A Los Gatos, CA 95032	LLC units		10/21		923,857.7	924	1,155	(7)
Rock Labor LLC 34 E Butler Avenue, 3rd Floor, Ambler, PA 19002	LLC Units		09/23		199,373	1,068	1,176	(7)(27)
Solo Buyer, L.P. 2700 Camino Ramon Suite 400 San Ramon, CA 94583	Common Equity		12/22		516,399	516	269	(7)(27)
Vital Buyer, LLC 227 Fayetteville Street Suite 400 Raleigh, NC 27601	Partnership Units		06/21		1,096.2	11	38	(7)
Subtotal Media: Diversified & Production (0.2%)*						2,519	2,638

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
Services: Business
ARC Interco Purchaser, LLC 1440 13th Ave Union Grove, WI 53182	LLC Units		11/25		243,880	$244	$244	(7)(27)(32)
Azalea Buyer, Inc. 801 Broad Street Augusta, GA 30901	Common Stock		11/21		192,307.7	192	304	(7)(27)(32)
Broadway Buyer, LLC 2 Dell Pkwy Nashville, TN 37217	LLC Units		12/25		784,455	783	783	(7)(27)
CGI Parent, LLC 122 E. 42nd Street, 18th Fl. New York, NY 10168	Preferred Stock		02/22		656.9	722	1,947	(7)(27)(32)
Coyo Uprising GmbH Gasstr 6a 22761 Hamburg, Germany	Class A Units		09/21		531	248	294	(3)(7)(27)(32)
Coyo Uprising GmbH Gasstr 6a 22761 Hamburg, Germany	Class B Units		09/21		231	538	507	(3)(7)(27)(32)
DataServ Integrations, LLC 31280 Viking Parkway Westlake, OH 44145	Preferred Units		11/22		175,459.2	192	235	(7)(27)(32)
EFC International 1940 Craigshire Saint Louis, MO 63146-4008	Common Stock		03/23		141.2	199	187	(7)(27)
Electric Equipment & Engineering Co. 40 W 49th Ave Denver, CO 80216	LLC Units		12/24		187,500	188	354	(7)(27)(32)
LeadsOnline, LLC 15660 Dallas Pkwy # 800 Dallas, TX 75248	LLC Units		02/22		61,304.4	63	162	(7)
MB Purchaser, LLC 4685 MacArthur Court Newport Beach, CA 92660	LLC Units		01/24		175	183	206	(7)(27)
MC Group Ventures Corporation 8959 Tyler Boulevard. Mentor, OH 44060	Partnership Units		06/21		560	560	529	(7)(27)(32)
MIV Buyer, LLC 36-36 33rd St, Suite 206 Long Island City, NY 11106	LLC Units		09/25		2,020.4	202	204	(7)(27)
NF Holdco, LLC 1750 Elm Street 9th Floor Manchester, NH 03104	LLC Units		03/23		856,053	882	300	(7)(27)(32)
SmartShift Group, Inc. 745 Atlantic Ave Boston, MA 02111	Common Stock		09/23		455	455	983	(7)(27)(32)
TA SL Cayman Aggregator Corp. 7590 Fay Ave. Suite 300 La Jolla, CA	Common Stock		07/21		770	24	45	(7)(27)(32)
TSYL Corporate Buyer, Inc. 7590 Fay Ave. Suite 300 La Jolla, CA 92037	Partnership Units		12/22		4,673	5	36	(7)(27)(32)
Xeinadin Bidco Limited Becket House, 36 Old Jewry, Bank. London, EC2R 8DD	Common Stock		05/22		36,532,680	452	983	(3)(7)(27)(32)
Zeppelin Bidco Limited 3 Benham Road Benham Campus University of, Chilworth, Southampton SO16	Ordinary Shares		08/25		439	—	41	(3)(7)(27)(30)
Subtotal Services: Business (0.3%)*						6,132	8,344

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
Services: Consumer
Application Boot Camp LLC 1670 Broadway, Suite 2100 Denver, CO 80202	Common Stock		04/25		391,253	$391	$466	(7)
Kid Distro Holdings, LLC 34 3rd Ave Ste 183 New York, NY 10003	LLC Units		10/21		1,062,795.2	1,064	1,318	(7)(27)
Marmoutier Holding B.V. Schipholweg 66 5e etage 2316 XE, Leiden, Zuid-Holland	Common Stock		05/25		2,600,701	—	—	(3)(7)(27)(30) (32)
Subtotal Services: Consumer (0.1%)*						1,455	1,784
Telecommunications
Mercell Holding AS Askekroken 11 0277 Oslo, Norway	Class A Units		08/22		114.4	111	123	(3)(7)(27)(32)
Mercell Holding AS Askekroken 11 0277 Oslo, Norway	Class B Units		08/22		28,943.8	—	—	(3)(7)(27)(32)
Syniverse Holdings, Inc. 8125 Highwoods Palm Way Tampa, FL 33647	Series A Preferred Equity	12.5% PIK	05/22		7,575,758	11,497	11,439	(7)(30)
Subtotal Telecommunications (0.4%)*						11,608	11,562
Transportation: Cargo
Echo Global Logistics, Inc. 600 W Chicago Ave #725, Chicago, IL 60654	Partnership Equity		11/21		448.2	448	296	(7)(27)(32)
FragilePak LLC 2270 Corporate Circle, Ste. 220 Henderson, NV 89074	Partnership Units		05/21		929.7	930	660	(7)(27)
ITI Intermodal, Inc. 20012 W. South Arsenal Road, Wilmington, IL, 60481	Common Stock		12/21		7,500.4	750	961	(7)(27)
REP SEKO MERGER SUB LLC 1100 Arlington Heights Road STE 600 Itasca, IL 60143	Common Stock		11/24		2,987	13,113	—	(7)(27)(32)
Subtotal Transportation: Cargo (0.1%)*						15,241	1,917
Subtotal Equity Investments (4.1%)*						113,620	116,810
Royalty Rights
Healthcare & Pharmaceuticals
Coherus Biosciences, Inc. 333 Twin Dolphin Drive Suite 600	Royalty Rights		05/24			3,230	3,715	(7)
Subtotal Healthcare & Pharmaceuticals (0.1%)*						3,230	3,715
Subtotal Royalty Rights (0.1%)*						3,230	3,715
Subtotal Non-Control / Non-Affiliate Investments (159.6%)*						4,575,588	4,535,770

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Affiliate Investments:(4)
Debt Investments
Banking, Finance, Insurance, & Real Estate
Eclipse Business Capital, LLC 123 North Wacker Drive Suite 2400	Revolver	SOFR + 6.50%, 10.3% Cash	08/21	02/29	$6,995	$6,959	$6,994	(7)(8)(15)(31)(32)
Eclipse Business Capital, LLC 123 North Wacker Drive Suite 2400	Second Lien Senior Secured Term Loan	7.5% Cash	08/21	07/28	3,209	3,195	3,209	(7)(32)
Rocade Holdings LLC 2107 Wilson Boulevard Suite 410 Arlington, VA 22201	Second Lien Senior Secured Term Loan	SOFR + 8.00%, 11.9% Cash	11/25	11/30	10,033	9,346	9,333	(7)(8)(16)(31)(32)
Subtotal Banking, Finance, Insurance, & Real Estate (0.7%)*					20,237	19,500	19,536
Healthcare & Pharmaceuticals
Biolam Group 7 rue Lamarck 80000 Amiens France	First Lien Senior Secured Term Loan	EURIBOR + 4.50%, 6.5% PIK	12/22	12/29	7,679	5,805	4,577	(3)(7)(8)(11)(28)(30)(32)
Subtotal Healthcare & Pharmaceuticals (0.2%)*					7,679	5,805	4,577
Hotel, Gaming, & Leisure
Coastal Marina Holdings, LLC 49 Immigration St Charleston, SC 29403	Subordinated Term Loan	8.0% Cash	11/21	11/31	8,310	7,896	7,946	(7)(32)
Coastal Marina Holdings, LLC 49 Immigration St Charleston, SC 29403	Subordinated Term Loan	8.0% Cash	11/21	11/31	3,831	3,680	3,663	(7)(32)
Subtotal Hotel, Gaming, & Leisure (0.4%)*					12,141	11,576	11,609
Subtotal Debt Investments (1.3%)*					40,057	36,881	35,722

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
Equity Investments
Banking, Finance, Insurance, & Real Estate
Eclipse Business Capital, LLC 123 North Wacker Drive Suite 2400 Chicago, IL 60606	LLC Units		08/21		63,139,338	$65,683	$98,497	(7)(32)
Rocade Holdings LLC 2107 Wilson Boulevard Suite 410 Arlington, VA 22201	Preferred LP Units	SOFR + 6.00%, 9.9% PIK	02/23		115,000	141,249	141,247	(7)(15)(32)
Rocade Holdings LLC 2107 Wilson Boulevard Suite 410 Arlington, VA 22201	Common LP Units		02/23		30.8	—	4,654	(7)(32)
Subtotal Banking, Finance, Insurance, & Real Estate (8.6%)*						206,932	244,398
Healthcare & Pharmaceuticals
Biolam Group 7 rue Lamarck 80000 Amiens France	Ordinary Shares		10/25		85,278,997	—	—	(3)(7)(27)(30)(32)
Subtotal Healthcare & Pharmaceuticals (—%)*						—	—
Hotel, Gaming, & Leisure
Coastal Marina Holdings, LLC 49 Immigration St Charleston, SC 29403	LLC Units		11/21		1,759,051	8,248	9,992	(7)(27)

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
Subtotal Hotel, Gaming, & Leisure (0.4%)*						$8,248	$9,992
Investment Funds & Vehicles
Thompson Rivers 300 South Tryon Street Suite 2500 Charlotte, NC 28202	6.3% Member Interest		08/21			8,656	1,712	(27)(32)(34)
Waccamaw River 300 South Tryon Street Suite 2500 Charlotte, NC 28202	20% Member Interest		08/21			17,153	4,409	(3)(32)(34)
Subtotal Investment Funds & Vehicles (0.2%)*						25,809	6,121
Subtotal Equity Investments (9.2%)*						240,989	260,511
Subtotal Affiliate Investments (10.4%)*						277,870	296,233

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Principal Amount	Cost	Fair Value	Notes
Control Investments:(5)
Debt Investments
Aerospace & Defense
Skyvault Holdings LLC 7901 4th St N, Ste 300 St. Petersburg, FL 33702	First Lien Senior Secured Term Loan	12.0% Cash	11/24	11/31	$25,633	$25,633	$25,633	(7)(31)(32)
Subtotal Aerospace & Defense (1.0%)*					25,633	25,633	25,633
Subtotal Debt Investments (1.0%)*					25,633	25,633	25,633

Portfolio Company	Investment Type(1)(2)	Interest	Acq. Date	Maturity Date	Units / Shares	Cost	Fair Value	Notes
Equity Investments
Aerospace & Defense
Skyvault Holdings LLC 7901 4th St N, Ste 300 St. Petersburg, FL 33702	LLC Units		11/24		8,544,298	$8,558	$8,544	(7)(27)(32)
Subtotal Aerospace & Defense (0.3%)						8,558	8,544
Subtotal Equity Investments (0.3%)*						8,558	8,544
Subtotal Control Investments (1.4%)*						34,191	34,177
Short-term Investments
Money Market Fund
JPMorgan Chase & Co. 270 Park Ave New York, NY 10017	JPMorgan Prime Money Market Fund	3.5% Cash	06/24		10,806,307	10,810	10,809	(32)
Subtotal Money Market Fund (0.4%)*						10,810	10,809
Subtotal Short-term Investments (0.4%)*						10,810	10,809
Total Investments, December 31, 2025 (171.6%)*						$4,898,459	$4,876,989

*	Fair value as a percentage of net assets.
(1)
All debt investments are income producing, unless otherwise noted. The Company’s external investment adviser, Barings determines in good faith the fair value of the Company’s investments in accordance with a valuation policy and processes established by the Adviser, which have been approved by the Board, and the 1940 Act. In addition, all debt investments are variable rate investments unless otherwise noted. Index-based floating interest rates are generally subject to a contractual minimum interest rate. Variable rate loans to the Company’s portfolio companies bear interest at a rate that may be determined by reference to the Secured Overnight Financing Rate (“SOFR”), the Euro Interbank Offered Rate (“EURIBOR”), the Bank Bill Swap Bid Rate (“BBSY”), the Stockholm Interbank Offered Rate (“STIBOR”), the Canadian Overnight Repo Rate Average (“CORRA”), the Sterling Overnight Index Average (“SONIA”), the Swiss Average Rate Overnight (“SARON”), the Norwegian Interbank Offered Rate (“NIBOR”), the Bank Bill Market rate (“BKBM”) or an alternate base rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower’s option, which reset annually, semi-annually, quarterly or monthly. For each such loan, the Company has provided the interest rate in effect on the date presented. SOFR-based contracts may include a credit spread adjustment that is charged in addition to the base rate and the stated spread. The borrower may also elect to have multiple interest reset periods for each loan.
(2)
All of the Company’s portfolio company investments (including joint venture and short-term investments), which as of December 31, 2025 represented 171.6% of the Company’s net assets, are subject to legal restrictions on sales. The acquisition date represents the date of the Company’s initial investment in the relevant portfolio company.

(3)
Investment is not a qualifying investment as defined under Section 55(a) of the 1940 Act. Non-qualifying assets represent 17.2% of total investments at fair value as of December 31, 2025. Qualifying assets must represent at least 70% of total assets at the time of acquisition of any additional non-qualifying assets. If at any time qualifying assets do not represent at least 70% of the Company’s total assets, the Company will be precluded from acquiring any additional non-qualifying asset until such time as it complies with the requirements of Section 55(a).

(4)
As defined in the 1940 Act, the Company is deemed to be an “affiliated person” of the portfolio company as the Company owns between 5% or more, up to 25% (inclusive), of the portfolio company’s voting securities (“non-controlled affiliate”).

(5)
As defined in the 1940 Act, the Company is deemed to be both an “affiliated person” and “control” the portfolio company because it owns more that 25% of the portfolio company’s outstanding voting securities or it has the power to exercise control over the management of polices of such portfolio company (including through a management agreement).

(6)	Some or all of the investment is or will be encumbered as security for the BPCC Debt Securitization.
(7)	The fair value of the investment was determined using significant unobservable inputs.
(8)	Debt investment includes interest rate floor feature.
(9)	The interest rate on these loans is subject to 1 Month EURIBOR, which as of December 31, 2025 was 1.93900%.
(10)	The interest rate on these loans is subject to 3 Month EURIBOR, which as of December 31, 2025 was 2.02600%.
(11)	The interest rate on these loans is subject to 6 Month EURIBOR, which as of December 31, 2025 was 2.10700%.
(12)	The interest rate on these loans is subject to 1 Month BBSY, which as of December 31, 2025 was 3.55000%.
(13)	The interest rate on these loans is subject to 3 Month BBSY, which as of December 31, 2025 was 3.73750%.
(14)	The interest rate on these loans is subject to 6 Month BBSY, which as of December 31, 2025 was 4.12100%.
(15)	The interest rate on these loans is subject to 1 Month SOFR, which as of December 31, 2025 was 3.68751%.
(16)	The interest rate on these loans is subject to 3 Month SOFR, which as of December 31, 2025 was 3.65166%.
(17)	The interest rate on these loans is subject to 6 Month SOFR, which as of December 31, 2025 was 3.57418%.
(18)	The interest rate on these loans is subject to 1 Month SONIA, which as of December 31, 2025 was 3.73350%.
(19)	The interest rate on these loans is subject to 3 Month SONIA, which as of December 31, 2025 was 3.71660%.
(20)	The interest rate on these loans is subject to 6 Month SONIA, which as of December 31, 2025 was 3.64430%.
(21)	The interest rate on these loans is subject to 3 Month STIBOR, which as of December 31, 2025 was 1.95800%.
(22)	The interest rate on these loans is subject to 3 Month CORRA, which as of December 31, 2025 was 2.30000%.
(23)	The interest rate on these loans is subject to 3 Month BKBM, which as of December 31, 2025 was 2.49000%.
(24)	The interest rate on these loans is subject to 3 Month SARON, which as of December 31, 2025 was -0.04380%.
(25)	The interest rate on these loans is subject to 6 Month SARON, which as of December 31, 2025 was -0.03826%.
(26)	The interest rate on these loans is subject to 1 Month NIBOR, which as of December 31, 2025 was 3.89000%.
(27)	Investment is non-income producing.
(28)	Non-accrual investment.
(29)	PIK non-accrual investment.
(30)	Some or all of the investment is or will be encumbered as security for the BNP Credit Facility.
(31)	Position or portion thereof is an unfunded loan or equity commitment.
(32)	Some or all of the investment is or will be encumbered as security for the SMBC Credit Facility.
(33)	Some or all of the investment is or will be encumbered as security for the BANA SPV Credit Facility.
(34)	Portfolio company does not issue shares or units; member interest is based on commitments.
(35)
Percentage of class held for equity investments are as set forth below. A percentage shown for a class of investment securities held by us represents the percentage of the class owned and des not necessarily represent voting ownership. A percentage shown for equity securities, other than warrants, represents the actual percentage of the class of security held on a fully diluted basis. A percentage shown for warrants held represents the percentage of a class of security we may own assuming we exercise our warrants after dilution.

a.	Accelerant Holdings
i.	Common Stock - 0.1%
b.	Accurus Aerospace Corporation
i.	Common Stock - 0.1%
ii.	LLC units – 0.6%
c.	Aegros Holdco 2 LTD
i.	Common Stock - 0.3%

d.	Amalfi Midco
i.	Class B Common Stock – 13.0%
ii.	Warrants – 13.0%
e.	Americo Chemical Products, LLC
i.	Common Stock - 0.3%
f.	Application Boot Camp LLC
i.	Common Stock – 1.3%
g.	Aptus 1829 GmbH
i.	Common Stock – 0.1%
ii.	Preferred Stock – 0.3%
h.	ARC Interco Purchaser, LLC
i.	LLC Units – 0.2%
i.	Argus Bidco Limited
i.	Common Stock – 0.1%
ii.	Equity Loan Notes – 0.1%
iii.	Preferred Stock – 0.1%
j.	ASC Communications, LLC
i.	Class A Units – 0.1%
k.	Azalea Buyer, Inc.
i.	Common Stock – 0.4%
l.	Biolam Group
i.	Ordinary Shares – 7.7%
m.	Bishop Street Underwriters, LLC
i.	LLC Units – 0.1%
n.	BKF Buyer
i.	Common Stock – 0.8%
o.	Bridger Aerospace Group Holdings, LLC
i.	Preferred Stock – Series C – 0.0%
p.	BrightSign LLC
i.	LLC Units – 0.1%
q.	Broadway Buyer, LLC
i.	LLC Units – 0.2%
r.	Burgess Point Purchaser Corporation
i.	LP Units – 0.1%
s.	Canadian Orthodontic Partners Corp.
i.	Class A Equity – 0.2%
ii.	Class C – Warrants – 0.1%
iii.	Class X Equity – 0.0%
iv.	Common Stock – 0.0%
t.	CCFF Buyer, LLC
i.	LLC Units – 22.4%
u.	CGI Parent, LLC
i.	Preferred Stock – 0.3%
v.	CH Buyer, LLC
i.	LLC Units – 0.3%
w.	Coastal Marina Holdings, LLC
i.	LLC Units – 9.8%
x.	Compass Precision, LLC
i.	LLC Units – 0.3%
y.	Coyo Uprising GmbH
i.	Class A Units – 0.5%
ii.	Class B Units – 0.5%
z.	Credit Key Funding II LLC
i.	Preferred Stock – 24.2%
ii.	Warrants – 24.2%

aa.	CTI Foods Holdings Co., LLC
i.	Common Stock – 3.1%
bb.	DataServ Integrations, LLC
i.	Preferred Units – 0.3%
cc.	DAWGS Intermediate Holdings Co.
i.	LLC Units – 0.5%
dd.	DecksDirect, LLC
i.	Class A Units – 0.1%
ii.	Common Stock – 0.1%
iii.	Preferred Stock – 0.2%
ee.	Diversified Packaging Holdings LLC
i.	LLC Units – 0.5%
ff.	Echo Global Logistics, Inc.
i.	Partnership Equity – 2.4%
gg.	Eclipse Business Captial, LLC
i.	LLC Units – 27.7%
hh.	EFC International
i.	Common Stock – 0.1%
ii.	Electric Equipment & Engineering Co.
i.	LLC Units – 1.4%
jj.	Eurofins Digital Testing International LUX Holding SARL
i.	Common Stock – 4.9%
ii.	Preferred Stock – 4.9%
kk.	FinThrive Software Intermediate Holdings Inc.
i.	Preferred Stock – 14.5%
ll.	Five Star Holdings LLC
i.	LLC Units – 0.1%
mm.	Flywheel Holdings Segregated Portfolio 2025-2
i.	LP Interest – 14.5%
nn.	Flywheel Re Segregated Portfolio 2022-4
i.	Preferred Stock – 14.3%
oo.	Forest Buyer, LLC
i.	Class A LLC Units – 0.2%
ii.	Class B LLC Units – 0.2%
pp.	FragilePAK LLC
i.	Partnership Units – 0.8%
qq.	FSS Buyer LLC
i.	LP Interest – 2.9%
ii.	LP Units – 12.8%
rr.	GB Eagle Buyer, Inc.
i.	Partnership Units – 0.3%
ss.	GCDL LLC
i.	Common Stock – 1.3%
tt.	GMF Parent, Inc.
i.	LLC Units – 40.1%
uu.	GPNZ II GmbH
i.	Common Stock – 1.6%
vv.	HemaSource, Inc.
i.	Common Stock – 0.0%
ww.	Ice House America, L.L.C.
i.	LLC Units – 0.5%
xx.	ICREDITWORKS LLC
i.	Preferred Stock – 1.8%
ii.	Warrants – 0.7%
yy.	ITI Intermodal, Inc.
i.	Common Stock – 0.2%

zz.	Kid Distro Holdings, LLC
i.	LLC Units – 0.1%
aaa.	LeadsOnline, LLC
i.	LLC Units – 0.0%
bbb.	Listrac Bidco Limited
i.	Common Stock – 0.7%
ccc.	Marmoutier Holding B.V.
i.	Common Stock – 2.9%
ddd.	MB Purchaser, LLC
i.	LLC Units – 0.1%
eee.	MC Group Ventures Corporation
i.	Partnership Units – 0.2%
fff.	Megawatt Acquisitionco, Inc.
i.	Common Stock – 0.0%
ii.	Preferred Stock – 0.4%
ggg.	Mercell Holding AS
i.	Class A Units – 0.0%
ii.	Class B Units – 0.0%
hhh.	MIV Buyer, LLC
i.	LLC Units – 0.1%
iii.	MNS Buyer, Inc.
i.	Partnership Units – 0.2%
jjj.	Moonlight Bidco Limited
i.	Common Stock – 0.1%
kkk.	NAW Buyer LLC
i.	LLC Units – 0.0%
lll.	NF Holdco, LLC
i.	LLC Units – 0.6%
mmm.	Ocelot Holdco LLC
i.	Common Stock – 0.6%
ii.	Preferred Stock – 0.9%
nnn.	OSP Hamilton Purchaser, LLC
i.	LP Units – 0.0%
ooo.	Parkview Dental Holdings LLC
i.	LLC Units – 0.0%
ii.	Preferred Stock – 0.7%
ppp.	PDQ.com Corporation
i.	Class A-2 Partnership Units – 0.0.%
qqq.	Polara Enterprises, L.L.C
i.	Partnership Units – 0.3%
rrr.	Policy Services Company, LLC
i.	Warrants – Class A – 26.0%
ii.	Warrants – Class B - 26.0%
iii.	Warrants – Class CC - 26.0%
iv.	Warrants – Class D - 26.0%
sss.	Process Insights Acquisition, Inc.
i.	Common Stock – 0.2%
ttt.	ProfitOptics, LLC
i.	LLC Units – 0.3%
uuu.	Pro-Vision Solutions Holdings, LLC
i.	LLC Units – 0.2%
vvv.	Randys Holdings, Inc.
i.	Common Stock - 0.2%
www.	Rapid Buyer LLC
i.	LLC Units – 0.7%

xxx.	Recon Buyer LLC
i.	LLC Units – 0.5%
yyy.	Renovation Parent Holdings, LLC
i.	Partnership Equity – 0.5%
zzz.	REP SEKO MERGER SUB LLC
i.	Common Stock – 0.5%
aaaa.	Rocade Holdings LLC
i.	Common LP Units – 0.0%
ii.	Preferred LP Units – 48.6%
bbbb.	Rock Labor LLC
i.	LLC Units – 1.0%
cccc.	Sandvine Corporation
i.	Class A Units – 0.0%
ii.	Class C Units – 0.0%
dddd.	SCP Medical Products, LLC.
i.	LLC Units – 0.1%
eeee.	Shelf Bidco Ltd
i.	Common Stock – 0.1%
ffff.	Skyvault Holdings LLC
i.	LLC Units – 39.9%
gggg.	SmartShift Group, Inc.
i.	Common Stock – 0.3%
hhhh.	Solo Buyer, L.P.
i.	Common Equity – 0.2%
iiii.	SPATCO Energy Solutions, LLC
i.	Common Stock – 0.4%
jjjj.	SVI International LLC
i.	LLC Units – 1.6%
kkkk.	Syniverse Holdings, Inc.
i.	Series A Preferred Equity – 15.2%
llll.	TA KHP Aggregator, L.P.
i.	Common Stock – 0.2%
mmmm.	TA SL Cayman Aggregator Corp.
i.	Common Stock - 0.0%
nnnn.	TAPCO Buyer LLC
i.	LLC Units – 0.2%
oooo.	Team Air Distributing, LLC
i.	Partnership Equity – 0.2%
pppp.	Terrybear, Inc.
i.	Partnership Equity – 1.2%
qqqq.	The Octave Music Group, Inc.
i.	Partnership Equity – 0.2%
rrrr.	Thompson Rivers LLC
i.	Membership Interest – 6.3%
ssss.	TSYL Corporate Buyer, Inc.
i.	Partnership Units – 0.0%
tttt.	Unosquare, LLC
i.	LLC Units – 0.1%
uuuu.	VB Spine Intermediary II LLC
i.	LLC Units – 4.6%
vvvv.	Vital Buyer, LLC
i.	Partnership Units – 0.0%
wwww.	Waccamaw River LLC
i.	Membership Interest – 20.0%
xxxx.	Whitcraft Holdings, Inc.
i.	LP Units – 0.1%

yyyy.	Woodland Foods, LLC
i.	Common Stock – 0.4%
ii.	Preferred Stock – 0.1%
iii.	Preferred Stock – 0.0%
zzzz.	Xeinadin Bidco Limited
i.	Common Stock – 0.4%
aaaaa. Zeppelin Bidco Limited
i.	Ordinary Shares – 4.4%

FINANCIAL STATEMENTS
The information in “Financial Statements and Supplementary Data” in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is incorporated herein by reference. The financial data should be read in conjunction with the Company’s financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as incorporated by reference herein.

MANAGEMENT
The information in “Directors, Executive Officers and Corporate Governance” in Part III, Item 10, “Executive Compensation” in Part III, Item 11, “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in Part III, Item 12 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are incorporated herein by reference.

PORTFOLIO MANAGEMENT
Barings serves as our investment adviser. Barings is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). Subject to the overall supervision of our board of directors (the “Board”), the Adviser will manage the day-to-day operations of, and provide investment advisory and management services to, us.
Portfolio Managers & Investment Committees
Bryan High, Thomas McDonnell, Matthew Freund and Daniel Verwholt serve as our portfolio managers (the “Portfolio Managers”) and are jointly and primarily responsible for the day-to-day management of our investment portfolio. The Portfolio Managers are supported by Barings’ investment teams and investment committees that originate, structure and underwrite opportunities that are consistent with our investment strategy. The primary investment committees that support the Portfolio Managers within our investment strategy are below, and certain Portfolio Managers may serve on one of more of the committees below:
•	Barings Global Private Finance Investment Committees
•	Barings Capital Solutions Investment Committee
•	Barings U.S. High Yield Investment Committee
Our investments are underwritten by the relevant investment team and subject to approval by the relevant Barings investment committee. Generally, a majority of the votes cast at a meeting at which a majority of the members of an investment committee are present is required to approve investments in new issuers. Barings believes that the individual and shared experience of the senior team members on its investment committees and its Portfolio Managers provides an appropriate balance of shared investment philosophy and difference of background and opinion. Once approved by the applicable Barings investment committee, the Portfolio Managers determine whether and in what amount we will invest in such investment subject to the Barings allocation policies in effect at such time and applicable to such investment.
See “Part III, Item 10. Directors, Executive Officers and Corporate Governance—Executive Officers and Portfolio Managers” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for a description of Mr. High’s, Mr. McDonnell’s, Mr. Freund’s and Mr. Verwholt’s biography and experience.
Equity Securities
The dollar range of equity securities in the Company beneficially owned at December 31, 2025 by the Portfolio Mangers is as follows:

Dollar Range of Equity Securities in the Company(1)
Bryan High	—
Thomas McDonnell	—
Matthew Freund	—
Daniel Verwholt	—

(1)	Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000, or over $1,000,000.

Other Accounts Managed
The Portfolio Managers also manage other registered investment companies, other pooled investment vehicles and other accounts, as indicated below. The following table identifies: (i) the number of other registered investment companies, pooled investment vehicles and other accounts managed by each portfolio manager as of December 31, 2025 (unless otherwise noted); and (ii) the total assets of such companies, vehicles and accounts, and the number and total assets of such companies, vehicles and accounts with respect to which the advisory fee is based on performance as of December 31, 2025.

Name of Company Portfolio Manager	Type of Accounts	Total No. of Other Accounts Managed	Total Assets of Accounts (in millions)(1)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)(2)
Bryan High	Registered Investment Companies	4	$5,561	4	$5,561
	Other Pooled Investment Vehicles	4	$988	4	$988
	Other Accounts	4	$118	1	$77
Thomas McDonnell(3)	Registered Investment Companies	2	$4,040	2	$4,040
	Other Pooled Investment Vehicles	0	N/A	0	N/A
	Other Accounts	0	N/A	0	N/A
Matthew Freund	Registered Investment Companies	4	$5,614	4	$5,614
	Other Pooled Investment Vehicles	0	N/A	0	N/A
	Other Accounts	0	N/A	0	N/A
Daniel Verwholt	Registered Investment Companies	2	$4,040	2	$4,040
	Other Pooled Investment Vehicles	0	N/A	0	N/A
	Other Accounts	1	421	0	N/A

Compensation
Barings’ financing arrangements with the Portfolio Managers, its competitive compensation and its career path emphasis at all levels reflect the value senior management places on key resources. Compensation may include a variety of components and may vary from year to year based on a number of factors. The principal components of compensation include base compensation and performance-based, discretionary compensation.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
The information contained under the caption “Certain Relationships and Related Transactions, and Director Independence” in Part III, Item 13 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
As of April 20, 2026, there were 147,266,763 shares of our common stock outstanding.
No person is deemed to control us, as such term is defined in the 1940 Act.
The following table sets forth, as of the date of this proxy statement/prospectus, information with respect to the beneficial ownership of our common stock by:
•	each person known to us to beneficially own more than 5% of the outstanding shares of our common stock;
•	each of our directors and each named executive officer; and
•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Percentage of beneficial ownership is based on 147,266,763 shares of common stock outstanding as of April 20, 2026.
Unless otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated by footnote, the business address of each person listed below is 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Class(2)
Interested Directors:
Eric Lloyd	—	—
Independent Directors:
Mark F. Mulhern	—	—
Thomas W. Okel	—	—
Jill Olmstead	—	—
Executive Officers:
Bryan High	—	—
Thomas McDonnell	—	—
Matthew Freund	—	—
Elizabeth Murray	—	—
Raffi Samkiranian	—	—
Ashlee Steeinnerd	—	—
Itzbell Branca	—	—
All Directors and Executive Officers as a group (11 persons)
Five-Percent Stockholders:
Cliffwater Corporate Lending Fund(3)	42,041,303.22	28.5%
Income Insurance Ltd.(4)	8,755,675.68	5.9%

Less than 1.0%
(1)
Beneficial ownership in this column has been determined in accordance with Rule 13d-3 of the Exchange Act. Except as otherwise noted, each beneficial owner of more than five percent of the Company’s common stock and each director and executive officer has sole voting and/or investment power over the shares reported.

(2)	Based on a total of 148,179,570 shares issued and outstanding as of February 19, 2026.
(3)
The number of shares beneficially owned by Cliffwater Corporate Lending Fund (“CCLF”) is based on information known to the Company. Based on a Schedule 13D/A filed with the SEC on February 14, 2024, CCLF, a statutory trust organized under the laws of the state of Delaware, and its investment adviser, Cliffwater LLC, a Delaware limited liability company, share voting and dispositive power over the shares. The address of CCLF’s principal place of business and principal executive office is c/o UMB Fund Services, Inc., 235 W. Galena Street, Milwaukee, Wisconsin 53212. The address of Cliffwater LLC’s principal place of business and principal executive office is 4640 Admiralty Way, 11th floor, Marina del Rey, California 90292.

Pursuant to a Fund of Funds Investment Agreement, dated as of August 21, 2021, by and between CCLF and the Company, which provided for the acquisition of the Company’s common stock by CCLF in a manner consistent with the requirements of Rule 12d1-4 under the 1940 Act, CCLF has waived its right to vote all shares of the Company’s common stock to the extent that CCLF’s aggregate ownership represents more than 4.99% of the Company’s outstanding shares.
(4)
Based on a Schedule 13G filed with the SEC on October 3, 2024, Income Insurance Ltd. (“Income Insurance”) has the right to direct the voting of the shares of common stock listed in the above table, which are held of record by Barings Private Credit Cayman Fund SPC, a private fund in which Income Insurance is an investor. NTUC Enterprise Co-Operative Ltd is the parent company of Income Insurance and may be deemed to beneficially own the shares listed in the above table. The address of Income Insurance’s and NTUC Enterprise Co-Operative Ltd.’s principal place of business and principal executive office is 75 Bras Basah Road, Income Centre, Singapore, 189557.

DESCRIPTION OF OUR CAPITAL STOCK
As of the date of this prospectus, the Company has one class of its securities registered under Section 12 of Exchange Act: common stock, $0.001 par value per share.
The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”), the Company’s Articles of Incorporation (the “Articles of Incorporation”) and the Company’s Bylaws (the “Bylaws”). This summary is a description of the material terms of, and is qualified in its entirety by, the Articles of Incorporation and Bylaws, each of which is incorporated by reference as an exhibit to this Annual Report on Form 10-K, and may not contain all of the information that is important to you. We refer you to the MGCL and our Articles of Incorporation and Bylaws for a more detailed description of the provisions summarized below.
General
Our authorized stock consists of 499,950,000 shares of any class of common stock, par value $0.001 per share, and 50,000 shares of preferred stock, $0.001 par value per share. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.
Our Articles of Incorporation provide that a majority of our Board, without any action by stockholders, may amend the Articles of Incorporation from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. If shares of one class or series of stock are classified or reclassified into shares of another class or series of stock pursuant to our Articles of Incorporation, the number of authorized shares of the former class or series will be automatically decreased and the number of shares of the latter class or series will be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes and series that we have authority to issue will not be more than 500,000,000 shares in total.
Common Stock
All shares of our common stock have equal rights as to voting and, when they are issued, will be duly authorized, validly issued, fully paid and non-assessable. Dividends and distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of funds legally available therefore. Except as may be provided by the Board in setting the terms of classified or reclassified shares, shares of our common stock have no preemptive, exchange, conversion, or subscription or redemption rights and are freely transferable, except when their transfer is restricted by the Articles of Incorporation, federal and state securities laws or by contract (including any subscription agreement pursuant to which an investor received shares of common stock). In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to the rights of holders of any other class or series of shares, each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors, and will vote as a single class. Except as may be provided by the Board in setting the terms of classified or reclassified shares, and subject to the express terms of any class or series of preferred shares, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors.
The Board may classify or reclassify any unissued shares of our common stock from time to time into one or more classes or series of stock by setting or changing the preferences, conversion or other rights, voting powers, privileges, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series thereof. On April 15, 2025, we and Barings received an exemptive order (the “Multi-Class Order”) from the SEC that permits us to issue multiple classes of our common stock with varying sales loads, contingent deferred sales charges, and/or asset-based service and/or distribution fees. As of the date hereof, we have one class of shares authorized and outstanding. If we rely on the Multi-Class Order to issue multiple classes of our common stock, each class of common stock will represent an investment in the same pool of assets and shall have the same preferences, conversion and other rights, voting powers, privileges, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as each other class of common stock except for such differences may be clearly and expressly set forth in our governing documents. In addition, following reliance on the Multi-Class Order, if applicable, dividends and distributions may be paid upon shares of different classes of our common stock (which shall be done pro rata among the stockholders of shares of a specific class) at the same time and in different per share amounts on such class of common stock, if, as and when authorized by the Board and declared by us out of funds legally available therefore. As a result of such differences in dividend amounts, as well as potential differences in various fees and charges imposed on the different classes of our common stock, shares of different classes of our common stock may experience different returns.
Because of the different distribution fees, stockholder services fees and any other class expenses that may be attributable to the different classes of shares of our common stock, following reliance on the Multi-Class Order, if applicable, the net income attributable to, and any distributions payable on, each class of shares may differ from each other from time to time. As a result, the net asset value per share of the classes may differ over time. The Company’s expenses, respectively allocated to a particular class of shares, will be borne on a pro rata basis by each outstanding share of that class.
Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Our Articles of Incorporation contain a provision which eliminates directors’ and officers’ liability to the Company or our stockholders for money damages to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.
Maryland law requires a Maryland corporation (unless its articles of incorporation provide otherwise, which our Articles of Incorporation do not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to include in its articles of incorporation a provision indemnifying any director or officer made a party to a proceeding by reason of his or her service in such capacity until such time as it is “established” that (i) the act or omission of the director or officer was committed in bad faith or was the result of active and deliberate dishonesty and was material to the matter giving rise to the proceeding; (ii) the individual actually received an improper personal benefit in money, property, or services; or (iii) in the case of any criminal proceeding, the individual had reasonable cause to believe that the act or omission was unlawful.
However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case, a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our Articles of Incorporation require us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Company who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity, or (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served as a director, officer, partner, member, manager or trustee of another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to a proceeding by reason of his or her service in that capacity. The Company has the power, with the approval of our Board, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Company in any of the capacities described in (a) or (b) above and to any employee or agent of the Company or a predecessor of the Company. The Board may take such actions as necessary to carry out these provisions.
Notwithstanding the foregoing, any advancement of expenses pursuant to the Articles of Incorporation will not be made to any person except upon, and only upon, delivery to the Company of (a) a written affirmation by such person of his or her good faith belief that the standard of conduct necessary for indemnification by the Company under the MGCL has been met and (B) a written undertaking by or on behalf of such person to repay any advancement of expenses if it ultimately is determined by a final, non-appealable judicial decision that such person has not met the applicable standard of conduct necessary for indemnification under the MGCL. Any such undertaking will be an unlimited, non-interest bearing general obligation of such person but need not be secured and will be accepted by the Company without reference to the financial ability of such person to make repayment.

In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
We have entered into indemnification agreements with our directors and executive officers. The indemnification agreements provide our directors and executive officers the maximum indemnification permitted under the MGCL and the 1940 Act.
Maryland Anti-takeover Law
The MGCL and our Articles of Incorporation and Bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise, the material ones of which are discussed below. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We expect the benefits of these provisions to outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Classified Board of Directors
Our Board is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. At each annual meeting of stockholders, directors of the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders following the meeting at which they were elected and until their successors are duly elected and qualified. A classified board may render a change in control of the Company or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.
Election of Directors
Our Bylaws provide that the affirmative vote of the holders of a plurality of all votes cast at a meeting of stockholders duly called, and at which a quorum is present, will be required to elect a director.
Number of Directors; Vacancies; Removal
Our Articles of Incorporation and Bylaws provide that the number of directors will be set only by the Board. Our Bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL nor, unless our Bylaws are amended, more than 15. We have elected to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board. Accordingly, except as may be provided by our Board in setting the terms of any class or series of stock, any and all vacancies on the Board, including a vacancy resulting from an enlargement of the Board, may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act. Our Articles of Incorporation provide that a director may be removed only for cause, as defined in our Articles of Incorporation, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.
Action by Stockholders
Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the articles of incorporation provide for stockholder action by less than unanimous written consent, which our Articles of Incorporation do not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our Bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal indefinitely.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our Bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to the Company’s notice of meeting, (2) by or at the direction of the Board or (3) by any stockholder of the Company who was a stockholder of record both at the time of giving of notice under the Bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice provisions and informational requirements of the Bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of the Board or (2) provided that the special meeting has been called in accordance with our Bylaws for the purposes of electing directors, by a stockholder who was a stockholder of record at the time of provision of notice under the Bylaws, at the record date set by the Board for purposes of the meeting and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions and informational requirements of the Bylaws.
The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our Bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.
Calling of Special Meetings of Stockholders
Our Bylaws provide that special meetings of stockholders may be called by our Board, its chairman and certain of our officers. Additionally, our Bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the Company’s secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.
Approval of Extraordinary Corporate Action; Amendment of Articles of Incorporation and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its articles of incorporation, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its articles of incorporation for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our Articles of Incorporation provide that, except with respect to removal of directors, approval of certain amendments to the Articles of Incorporation and approval of certain extraordinary actions, any action will be effective and valid if declared advisable by the Board and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter.
Under our Articles of Incorporation, the following extraordinary actions and amendments to the Articles of Incorporation generally require the affirmative vote of the stockholders entitled to cast at least 80% of the votes entitled to be cast generally in the election of directors, with holders of each class or series of shares voting as a separate class: (a) any amendment to the Articles of Incorporation to make the shares of common stock “redeemable securities” and any other proposal to convert the Company to an “open-end company” (as defined in the 1940 Act); (b) the liquidation or dissolution of the Company and any amendment to the Articles of Incorporation to effect such liquidation or dissolution; (c) any amendment to, or any amendment inconsistent with the provisions of Section 5.1, 5.2, 5.7, 6.6, 7.1 or 7.2 of the Articles of Incorporation; (d) any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of the assets of the Company that the MGCL requires be approved by the stockholders; and (e) any transaction between (1) the Company and (2) a person, or group of persons acting together (including, without limitation, a “group” for purposes of Section 13(d) of the Exchange Act or any successor provision) that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or more of the voting power in the election of directors generally, or any person controlling, controlled by or under common control with, or employed by or acting as an agent of, any such person or member of such group.

However, if the Continuing Directors (as defined below) of the Company, by a vote of at least a majority of such Continuing Directors, in addition to approval by our Board, approve such proposal, transaction or amendment referred to in clauses (a)-(e) in the preceding paragraph, the affirmative vote of the holders of a majority of the votes entitled to be cast on the matter will be sufficient to approve such proposal, transaction or amendment. In addition, with respect to any transaction referred to in clause (b) of the preceding paragraph, if such transaction is approved by the Continuing Directors, by a vote of at least majority of such Continuing Directors, no stockholder approval of the transaction will be required unless the MGCL, the 1940 Act or another provision of the Articles of Incorporation or Bylaws otherwise requires such approval. “Continuing Directors” means (i) the directors identified in the Articles of Incorporation, (ii) the directors who are nominated for election by the Board to fill vacancies on the Board and approved by a majority of the directors identified in the Articles of Incorporation or (iii) any successor directors nominated for election and approved by a majority of the Continuing Directors or successor Continuing Directors, who are on the Board at the time of the nomination or election, as applicable.
Our Articles of Incorporation provide that the Board has the exclusive power to make, alter, amend or repeal any provision of our Bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the MGCL, our Articles of Incorporation provide that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board determines such rights apply.
Control Share Acquisitions
The MGCL provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding all interested shares (the “Control Share Act”). Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
•	one-tenth or more but less than one-third;
•	one-third or more but less than a majority; or
•	a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our Bylaws, compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the articles of incorporation or bylaws of the corporation. Our Bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our Bylaws to be subject to the Control Share Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Control Share Act does not conflict with the 1940 Act.
Business Combinations
Under subtitle 6 of Title 3 of the MGCL (the “Business Combination Act”), “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:
•	any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or
•
any affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:
•	80% of all the votes entitled to be cast by outstanding shares of voting stock, voting together as a single voting group; and
•
two-thirds of the votes entitled to be cast by holders of voting stock other than voting stock held by an “interested stockholder” who is (or whose affiliate is) a party to the business combination or by an affiliate or associate of the interested stockholder, voting together as a single group.

Any dissenting stockholder in the above-described super-majority votes must be paid in accordance with the “fair price” formula described in the Business Combination Act, rather than at fair market value. These super-majority vote requirements do not apply if the corporation’s common stockholders receive from the bidder a minimum “fair price,” as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted resolutions that (1) any business combination between us and any person who acquired shares of our common stock only in connection with our private placement of common stock is exempted from the provisions of the Business Combination Act, and (2) any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by our Board. These resolutions, however, may be altered or repealed, in whole or in part, at any time. If these resolutions are repealed, or our Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.
Conflict with the 1940 Act
Our Bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Act (if we amend our Bylaws to be subject to such Act) and the Business Combination Act, or any provision of our Articles of Incorporation or Bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Forum
Under our Bylaws, unless we consent in writing to the selection of a different forum, the Circuit Court for Baltimore City, Maryland (the “Maryland Circuit Court”) or the state court located within Charlotte, North Carolina (the “NC State Court”), or, if neither of these courts have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division or the United States District Court for the Western District of North Carolina, will be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting an internal corporate claim (as defined in the MGCL) or (c) any other action asserting a claim against the Company or any director or officer or other employee of the Company that is governed by the internal affairs doctrine. Any stockholder (or beneficial owner of stock) who is a party to any action or proceeding governed by the exclusive forum provision of our Bylaws will be deemed to have consented to the jurisdiction of the foregoing courts solely for the purpose of adjudicating any action or proceeding governed by the exclusive forum provision of our Bylaws. With respect to an action or proceeding in the Maryland Circuit Court and the NC State Court governed by the exclusive forum provision of our Bylaws, the Company and our stockholders (or beneficial owners of stock) will be deemed to have consented to the assignment of the action or proceeding to the Business and Technology Case Management Program for the State of Maryland (or any successor program governing complex corporate proceedings) and the North Carolina Business Court, respectively.
DIVIDEND REINVESTMENT PLAN
The information in “Business—Dividend Reinvestment Plan” in Part 1, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 is incorporated herein by reference.
CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR
Our investment securities are held under a master custodian agreement with State Street Bank and Trust Company, a Massachusetts trust company. The address of the custodian is State Street Bank and Trust Company, One Congress Street, Boston, Massachusetts 02114. The transfer agent, distribution paying agent and registrar for our common stock is DST Systems, Inc. The principal business address of the transfer agent is 333 W 11th Street, Kansas City, Missouri 64105.
BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of our business. Barings is primarily responsible for the execution of any publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. We do not expect to execute transactions through any particular broker or dealer, but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While we generally seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, if we use a broker, we may select a broker based partly upon brokerage or research services provided to us. In return for such services, we may pay a higher commission than other brokers would charge if we determine in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS
Certain legal matters with respect to the validity of the Exchange Notes offered by this prospectus have been passed upon for us by Dechert LLP.
EXPERTS
The consolidated financial statements of Barings Private Credit Corporation appearing in Barings Private Credit Corporation’s Annual Report on Form 10-K as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025 have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report thereon, incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The address of KPMG LLP is Two Manhattan West, 375 9th Avenue, New York, NY 10001.
WHERE YOU CAN FIND MORE INFORMATION
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC at http:// www.sec.gov.

INCORPORATION BY REFERENCE
We incorporate by reference the documents listed below. The information that we incorporate by reference is considered to be part of this prospectus. Specifically, we incorporate by reference:
•	our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 19, 2026; and
•
our Current Reports on Form 8-K (other than information furnished rather than filed), filed with the SEC on January 21, 2026 (as amended), February 2, 2026, February 6, 2026, March 23, 2026 and April 20, 2026.

Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
AVAILABLE INFORMATION
We file quarterly and current periodic reports and other information meeting the informational requirements of the Exchange Act. The information we file with the SEC is available free of charge by contacting us at 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202 or by telephone at (888) 401-1088. The SEC also maintains an Internet website that contains reports and other information filed electronically by us with the SEC which are available free of charge on the SEC’s Internet website at http://www.sec.gov. Copies of these reports and other information may be obtained, after paying a duplicating fee, by sending a request by email to: publicnfo@sec.gov.
All requests for information, including copies of documents incorporated by reference into this offering memorandum, the information required to be delivered pursuant to paragraph (d)(4)(i) of Rule 144A in the event we no longer file reports with the SEC and copies of the indenture, should be directed to:
Investor Relations
Barings Private Credit Corporation
300 South Tryon Street, Suite 2500
Charlotte, North Carolina 28202